Filed Pursuant to Rule 424(b)(2)

1933 Act File No. 333-288772

PROSPECTUS SUPPLEMENT dated September 19, 2025

(To Prospectus dated September 19, 2025)

Pearl Diver Credit Company, Inc.

$15,000,000 in Common Stock

$0.001 par value per share

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act”. Our primary investment objective is to maximize our portfolio’s total return with a secondary objective to generate high current income. We will seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations (“CLOs”) that are collateralized by portfolios of sub-investment grade, senior secured floating-rate debt, issued by a large number of distinct US companies across several industry sectors. We may also invest in other securities and instruments that are related to these investments or that the Adviser (defined below) believes are consistent with our investment objectives, including senior and mezzanine debt tranches of CLOs and CLO loan accumulation facility warehouse (“CLO Warehouse”) first loss investments.

The Company has adopted a non-fundamental investment policy in accordance with Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit instruments. The Company defines “credit instruments” as financial instruments the performance of which is derived from the performance of senior secured loans or pools thereof. Instruments that the company considers to be “credit instruments” include, but are not limited to, senior, mezzanine, and junior debt tranches of CLOs, equity tranches of CLOs, and CLO Warehouses.

We were organized as Pearl Diver Credit Company, LLC, a Delaware limited liability company, on April 12, 2023 and, effective July 9, 2024, we converted from a Delaware limited liability company into a Delaware corporation under the name Pearl Diver Credit Company Inc.

Pearl Diver Capital LLP, or the “Adviser,” is our adviser and manages our investments subject to the supervision of our board of directors. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) and, as of August 31, 2025, had approximately $3.0 billion of committed assets under management for investment in CLO securities and related investments.

Our common stock trades on the New York Stock Exchange, or “NYSE”, under the ticker symbol “PDCC”. We determine the NAV per share of our common stock on a monthly basis (or more frequently, as appropriate, such as with respect to an offering). As of August 31, 2025, the NAV per share of our common stock was $17.41 (the last date prior to the date of this prospectus as of which we determined our NAV). In conjunction with this offering, we determined that the Fund’s NAV per share as of September 17, 2025 was $16.89. The closing sales price for shares of the Company’s common stock on the NYSE on September 17, 2025 was $16.99, which represented a 0.6% premium to NAV per share as of that date.

As of September 12, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $45.2 million, which was calculated based on 2,530,000 shares of outstanding common stock held by non-affiliates and on a price per share of $17.87, the closing price of our common stock on July 23, 2025, which is within sixty days prior to the date of this prospectus supplement. Pursuant to certain SEC rules, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to the SEC rules noted above during the 12 calendar months prior to and including the date of this prospectus supplement.

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We are offering up to $15,000,000 aggregate offering price of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The Company and the Adviser have entered into an Equity Distribution Agreement, dated September 19, 2025 (the “Equity Distribution Agreement”), with Lucid Capital Markets, LLC (“Lucid” or the “Placement Agent”) relating to the issuance and sale of shares of up to $75,000,000 of the Company’s common stock, as offered by this prospectus supplement, future prospectus supplements, and the accompanying prospectus.

The Equity Distribution Agreement provides that we may offer and sell shares of our common stock from time to time through the Placement Agent, as placement agent or principal. Sales of our common stock under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Placement Agent will receive a commission from us equal to up to 2.0% of the gross sales price of any shares of our common stock sold through it under the Equity Distribution Agreement. The Placement Agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts consistent with its sales and trading practices to sell the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In connection with the sale of shares of the common stock on our behalf, the Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Placement Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Placement Agent against certain liabilities, including civil liabilities under the Securities Act. For all fees and expenses paid to the Placement Agent, see “Plan of Distribution” beginning on page S-14 of this prospectus supplement. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreement and discounts, if any, will not be less than the net asset value, or “NAV”, per share of our common stock at the time of such sale.

We intend to make regular monthly distributions of all or a portion of our investment company taxable income to holders of our common stock. If our distributions exceed our investment company taxable income in a tax year, such excess will represent a return of capital to our stockholders. No assurance can be given that we will be able to declare such distributions in future periods, and our ability to declare and pay distributions will be subject to a number of factors, including our results of operations. See “Distribution Policy” in the accompanying prospectus.

We may borrow funds to make investments. As a result, we would be exposed to the risk of borrowing (also known as leverage) which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested thereby increasing the risk associated with investing in our common stock. See “Financing and Hedging Strategy” in this prospectus supplement and the accompanying prospectus.

Shares of common stock of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their NAV. If our shares of common stock trade at a discount to our NAV, it will likely increase the risk of loss for purchasers of our securities.

Investors should consider their investment goals, time horizon and risk tolerance before investing in our common stock. An investment in our common stock is not appropriate for all investors and is not intended to be a complete investment program. In addition, investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any shares of common stock, you should read the discussion of the principal risks associated with this offering, as set forth in the “Risk Factors” section of this prospectus supplement, the principal risks of investing in our common stock, which are summarized in the “Risk Factors” section of the accompanying prospectus, as well as other risks related to investing in this Fund, as described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

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This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in our common stock. Please read these documents before you invest and retain them for future reference. We file annual and semi-annual stockholder reports, proxy statements and other information with the U.S. Securities and Exchange Commission, or the “SEC.”

To obtain this information free of charge or make other inquiries pertaining to us, please visit our website at www.pearldivercreditcompany.com, call (833) 736-6777 (toll-free), or write to the Company at 430 W 7th Street, Suite 219047, Kansas City, MO 64105. Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus. See “Additional Information” and “Incorporation by Reference” on page S-16 of this prospectus supplement. You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (www.sec.gov).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lucid Capital Markets

The date of this prospectus is September 19, 2025.

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PROSPECTUS SUPPLEMENT

BASE PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition and results of operations may have changed since the date of this prospectus. We will notify stockholders promptly of any material change to this prospectus during the period in which we are required to deliver the prospectus.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information contained, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that is important to a decision to invest in our securities. You should read carefully this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering, including “Risk Factors”, “Additional Information”, “Incorporation by Reference”, “Plan of Distribution”, and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Collectively, these documents describe the specific terms of the securities we are offering.

Except where the context suggests otherwise, the terms:

•	The “Company,” “we,” “us” and “our” refer to Pearl Diver Credit Company Inc., a Delaware corporation, or, for periods prior to our conversion to a corporation, Pearl Diver Credit Company, LLC, a Delaware limited liability company;

•	“Pearl Diver Capital” and “Adviser” refer to Pearl Diver Capital LLP, a partnership organized under the laws of England & Wales and an SEC-registered investment adviser;

•	“Administrator” refers to ALPS Fund Services, Inc., a Delaware corporation; and

•	“Risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk.

Pearl Diver Credit Company Inc.

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act”. We intend to elect to be treated, and intend to qualify annually, as a regulated investment company, or “RIC”, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the “Code”, beginning with our tax year ending December 31, 2024.

Our primary investment objective is to maximize our portfolio’s total return with a secondary objective to generate high current income. We will seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations (“CLOs”) that are collateralized by portfolios of sub-investment grade, senior secured floating-rate debt, issued by a large number of distinct US companies across several industry sectors. We may also invest in other securities and instruments that are related to these investments or that the Adviser believes are consistent with our investment objectives, including senior and mezzanine debt tranches of CLOs and CLO loan accumulation facility warehouse (“CLO Warehouse”) first loss investments. The amount that we will invest in other securities and instruments will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, based on the Adviser’s assessment of prevailing market conditions.

The CLO equity securities in which we primarily seek to invest are typically unrated and are considered speculative with respect to timing and amount of distributions. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.

The Company has adopted a non-fundamental investment policy in accordance with Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit instruments. The Company defines “credit instruments” as financial instruments the performance of which is derived from the performance of senior secured loans or pools thereof. Instruments that the company considers to be “credit instruments” include, but are not limited to, senior, mezzanine, and junior debt tranches of CLOs, equity tranches of CLOs, and CLO Warehouses.

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These investment objectives and strategies are not fundamental policies of ours and may be changed by our board of directors without prior approval of our stockholders. See “Business” in the accompanying prospectus.

Pearl Diver Capital LLP

Pearl Diver Capital LLP, our investment adviser, manages our investments subject to the oversight of our board of directors pursuant to an investment advisory agreement, or the “Investment Advisory Agreement”. For a description of the fees and expenses that we pay to the Adviser, see “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee” and “The Adviser and the Administrator — The Administrator and the Services Agreement” in the accompanying prospectus.

The Adviser is registered as an investment adviser with the SEC. As of August 31, 2025, the Adviser had approximately $3.0 billion of total assets under management for investment in CLO securities, including capital commitments that were undrawn as of such date. The Adviser commenced operations in 2008 and its principal place of business is located at 52 Conduit Street, London, W1S 2YX, United Kingdom. The Adviser is owned by Mr. Indranil (Neil) Basu and Mr. Chandrajit Chakraborty. The Adviser’s senior management team are also shareholders in the Pearl Diver group holding company, Pearl Diver Capital Holdings Ltd., of which the Adviser is an affiliate.

Financing and Hedging Strategy

Leverage by the Company. We may use leverage to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes, or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets, although the actual amount of our leverage will vary over time. We currently anticipate incurring leverage through the issuance of preferred stock, including the Series A Term Preferred Stock, or reverse repurchase agreements or similar transactions.

As of June 30, 2025, we had one series of preferred stock outstanding, the 8.00% Series A Term Preferred Stock Due 2029, and our leverage, which includes the Series A Term Preferred Stock, represented approximately 24.3% of our total assets. As of June 30, 2025, our asset coverage ratio in respect of our outstanding preferred stock, calculated pursuant to Section 18 of the 1940 Act, was 396% and we had no amounts drawn under a credit facility. In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue additional preferred stock, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes. In addition, we may borrow for temporary or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above.

Certain instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

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We may enter into revolving facilities that will allow us to draw capital in the case that current cash available to pay dividends is lower than our anticipated run-rate cash dividend, or in the case that asset values in the CLO market fall in a way as to make new investments attractive. The Adviser will decide whether or not it is beneficial to us to use such leverage at any given time. Such facilities would be committed, but subject to certain restrictions that may not allow us to draw capital even if the Adviser deems it favorable to do so. Such facilities, if drawn, would become senior in priority to our common shares. The facilities would also charge us an undrawn commitment fee that we would pay on an ongoing basis, regardless of whether we draw on the facilities or not.

We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by borrowing under a credit facility, issuing additional shares of preferred stock or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may use leverage opportunistically or otherwise choose to deviate from our current expectations. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock, debt securities, and/or credit facilities. In addition, we may borrow for temporary, emergency, or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage ratios described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the holders of our common stock, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in the NAV per share of our common stock. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us” in the accompanying prospectus.

While we cannot control the market value of our investments, the Adviser can determine to draw on our planned leverage facility to purchase new assets at a time of market dislocation. Such purchases, if made, can mitigate price drops in the current portfolio by making new asset purchases at a discount. Further, such purchases can potentially contribute to a higher increase in net asset value of the portfolio upon a market rebound than if the purchases were not made.

Derivative Transactions. We may engage in “Derivative Transactions,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, currency, credit and/or other risks, or for other risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter, or “OTC”, options, futures, forward contracts, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors, or collars, and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate” in the accompanying prospectus.

Operating and Regulatory Structure

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company” in the accompanying prospectus. In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code, beginning with our tax year ending December 31, 2024.

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Our investment activities are managed by the Adviser and overseen by our board of directors. Under the Investment Advisory Agreement, we have agreed to pay the Adviser a base management fee based on our “Total Equity Base” as well as an incentive fee based on our “Pre-Incentive Fee Net Investment Income”. “Total Equity Base” means the net asset value attributable to the common stock (prior to the application of the base management fee or incentive fee) and the paid-in or stated capital of the preferred interests in the Company (howsoever called), including the Series A Term Preferred Stock, if any. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income, and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from an investment) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee and any interest expense and/or dividends paid on any issued and outstanding debt or preferred interests, but excluding the incentive fee). See “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee” in the accompanying prospectus.

We have also entered into an administration agreement, which we refer to as the “Services Agreement,” under which we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Services Agreement. See “The Adviser and the Administrator — The Administrator and the Services Agreement” in the accompanying prospectus.

Our Corporate Information

Our offices are located at 747 Third Avenue, Suite 3603, New York, NY 10017, and our telephone number is (833) 736-6777.

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THE OFFERING

Issuer	Pearl Diver Credit Company, Inc.

Securities Offered by Us	Up to $15,000,000 in Common Stock

Listing	Our common stock trades on the New York Stock Exchange, or “NYSE”, under the ticker symbol “PDCC”.

Manner of Offering	“At the market offering” that may be made from time to time through the Placement Agent, using commercially reasonable efforts consistent with its sales and trading practices. See “Plan of Distribution” in this prospectus supplement.

Use of Proceeds	We intend to use the proceeds from the sale of our common stock pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus but may also use proceeds to make distributions to our stockholders and for general working capital purposes. We currently anticipate that it will generally take approximately one to three months after the completion of any offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments, although the length of such period may vary depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. See “Use of Proceeds” in this prospectus supplement.

Trading at a Discount	Shares of closed-end investment companies that are listed on an exchange frequently trade at a discount to their NAV per share. If our shares trade at a discount to our NAV per share, it will likely increase the risk of loss for purchasers in this offering. Investing in our common stock involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks of investing in our securities under “Risk Factors” in this prospectus supplement and the accompanying prospectus.

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Distributions

We intend to make regular monthly distributions of all or a portion of our “investment company taxable income” (which generally consists of ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, and excluding any deduction for distributions paid to stockholders) to common stockholders. We also intend to make at least annual distributions of all or a portion of our “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses).

As one of the requirements for us to maintain our ability to be taxed as a RIC, we are generally required to annually pay distributions to holders of our common stock in an amount equal to substantially all of our taxable income for the taxable year.

If our distributions exceed our investment company taxable income in a tax year, such excess will represent a return of capital to our stockholders. Additionally, in order to maintain a stable level of distributions, we may at times pay out less than all of our investment income or pay out accumulated undistributed income in addition to current net investment income. No assurance can be given that we will be able to declare such distributions in future periods, and our ability to declare and pay distributions will be subject to a number of factors, including our results of operations. See “Distribution Policy” in the accompanying prospectus.

Dividend Reinvestment Plan	Each holder of at least one full share of our common stock will be automatically enrolled in our dividend reinvestment plan, or the “DRIP.” Under the DRIP, distributions on shares of our common stock are automatically reinvested in additional shares of our common stock by SS&C GIDS, Inc. (the “DRIP administrator”) unless the holder opts out of the DRIP. Holders of our common stock who receive distributions in the form of additional shares of our common stock are nonetheless subject to the applicable federal, state, or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. The DRIP administrator (acting on our behalf) will primarily use newly-issued, authorized shares of common stock to implement reinvestment of distributions under the DRIP. Distributions that are reinvested through the issuance of new shares increase our stockholders’ equity on which a management fee is payable to the Adviser. If we declare a distribution payable in cash, holders of shares of our common stock who opt out of participation in the DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in the DRIP) generally will receive such distributions in cash. See “Dividend Reinvestment Plan” in the accompanying prospectus.

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Leverage

We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. See “Prospectus Summary - Financing and Hedging Strategy - Leverage by the Company” in this prospectus supplement. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets, although the actual amount of our leverage will vary over time.

Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness.

With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

Risk Factors	Investing in our common stock involves risks. You should carefully consider the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Taxation	The Company intends to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Company generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is timely distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify and maintain its qualification as a RIC for U.S. federal income tax purposes each taxable year, the Company is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable. See “U.S. Federal Income Tax Matters” in the accompanying prospectus.

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Available Information	We have filed with the SEC a registration statement on Form N-2 under the Securities Act, which contains additional information about us and the securities being offered by this prospectus supplement and the accompanying prospectus. We file annual and semi-annual reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is available free of charge by writing us at Pearl Diver Credit Company Inc. 1290 Broadway Suite 1000, Denver, CO 80203, by telephone at (833) 736-6777 (844) 810-6501, or on our website at www.pearldivercreditcompany.com.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are based on historical fees and expenses incurred by the Company, as appropriate, and estimated amounts for our first full year of operations and assume that we incur leverage in an amount equal to approximately 25% of our total assets (as determined immediately after the leverage is incurred). In addition, such amounts are adjusted to reflect the Company’s assets as of June 30, 2025. As of June 30, 2025, the Company’s leverage represented approximately 24.3% of the Company’s total assets. Such expenses, and actual leverage incurred by the Company, may vary in the future. Whenever this prospectus supplement contains a reference to fees or expenses paid by the Company, the Company’s common stockholders will indirectly bear such fees or expenses.

The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown.

(unaudited)

Stockholder Transaction Expenses (as a percentage of the offering price):
Sales load	2.00	%(1)
Offering expenses	0.60%
Dividend reinvestment plan expenses	—	% (2)
Total stockholder transaction expenses	2.60%
Annual Expenses (as a percentage of net assets attributable to common stock):
Base management fee	1.77	%(3)
Incentive fee	1.81	%(4)
Interest payments on borrowed funds	1.41	%(5)
Other expenses	1.68%
Total annual expenses	6.66%

1	Represents the maximum commission that the Fund may pay to the Placement Agent in connection with sales of common shares effected by the Placement Agent in this offering. The Placement Agent will receive a commission from us equal to the lesser of (i) 2.00% of the gross sales price per share from the sale of shares of our common stock under the Equity Distribution Agreement and (ii) the difference between the gross sale price per share from such sale of common stock and the most recently determined NAV per share. This is the only sales load to be paid in connection with this offering. There is no guarantee that there will be any sales of common shares pursuant to this prospectus supplement and the accompanying base prospectus. Actual sales of common shares under this prospectus supplement and the accompanying base prospectus, if any, may be less than as set forth in this table. In addition, the price per share of any such sale may be greater or less than the price set forth in this table, depending on the market price of the common shares at the time of any such sale.

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2	The expenses of administering the DRIP are included in “other expenses.” If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $0.03 per share brokerage trading fee from the proceeds. See “Dividend Reinvestment Plan” in the accompanying prospectus.

3	We have agreed to pay the Adviser as compensation under the Investment Advisory Agreement a base management fee at an annual rate of 1.50% which is calculated and payable quarterly in arrears based on our Total Equity Base. “Total Equity Base” means the net asset value attributable to common stock (prior to the application of the base management fee or incentive fee) and the paid-in or stated capital of the preferred interests in the Company (howsoever called), including the Series A Term Preferred Stock, if any.

The figure shown in the table above reflects our assumption that we incur leverage in an amount equal to approximately 25% of our total assets (as determined immediately after the leverage is incurred). These base management fees are indirectly borne by holders of our common stock and are not borne by the holders of preferred stock, if any, or the holders of any other securities that we may issue. See “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee” in the accompanying prospectus.

4	We have agreed to pay the Adviser as compensation under the Investment Advisory Agreement a quarterly incentive fee equal to 15% of our Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, subject to a quarterly preferred return, or hurdle, of 2.00% (8.00% annualized) and a catch-up feature. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. No incentive fee is payable to the Adviser on capital gains whether realized or unrealized. The incentive fee is paid to the Adviser as follows:

•	no incentive fee in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed 2.00%;

•	100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.35294% in any calendar quarter (9.42% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle but is less than 2.35294%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with 15% of our Pre-Incentive Fee Net Investment Income as if a hurdle did not apply if this net investment income meets or exceeds 2.35294% in any calendar quarter; and

•	15% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.35294% in any calendar quarter (9.42% annualized) is payable to the Adviser (that is, once the hurdle is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income thereafter is paid to the Adviser).

For a more detailed discussion of the calculation of this fee, see “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee” in the accompanying prospectus.

5	This assumes that we incur borrowings or issue preferred stock or debt securities in an amount equal to approximately 25% of our total assets (as determined immediately after the leverage is incurred) with an assumed interest rate of 8.0% per annum, based on current market rates.

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Example

The following example is furnished in response to the requirements of the SEC and illustrates the various costs and expenses that you would pay, directly or indirectly, on a $1,000 investment in shares of our common stock for the time periods indicated, assuming (1) total annual expenses of 4.85% of net assets attributable to the Company’s common stock (including an assumed total sales load or commission of 2.00% and the other estimated offering costs borne by common shareholders) and (2) a 5% annual return.*

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$47	$149	$261	$594
*	The example should not be considered a representation of future returns or expenses, and actual returns and expenses may be greater or less than those shown. The example assumes that the estimated “other expenses” set forth in the Annual Expenses table are accurate, and that all dividends and distributions are reinvested at NAV. In addition, because the example assumes a 5% annual return, the example does not reflect the payment of the incentive fee which would either not be payable or would have an insignificant impact on the expense amounts shown above. Our actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

CAPITALIZATION

We are offering up to $15,000,000 aggregate offering price of our common stock pursuant to this prospectus supplement and the accompanying prospectus. The Equity Distribution Agreement provides that we may offer and sell up to $75,000,000 of our common shares, from time to time, through the Placement Agent, pursuant to this prospectus supplement and future prospectus supplements. The table below assumes that we will sell $15,000,000 of shares of our common shares at a price of $18.55 per share (a 2.0% premium over the net asset value of our common shares at June 30, 2025), but there is no guarantee that there will be any sales of shares of our common shares pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common shares under this prospectus supplement and the accompanying prospectus may be less than as set forth in the table below. In addition, the price per share of any such sale may be greater or less than $18.55, depending on the market price of shares of our common shares at the time of any such sale, which may be below NAV per share of our common shares.

The following table sets forth our capitalization as of June 30, 2025:

•	on an actual basis; and
•	on an adjusted basis giving effect to the assumed sale of $15,000,000 of shares of our common shares at a price of $18.55 per share (a 2.0% premium over the net asset value per share of our common shares at June 30, 2025) less Placement Agent commissions and estimated offering expenses and application of the net proceeds as discussed in more detail under “Use of Proceeds”.

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You should read this table in conjunction with “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Pearl Diver Credit Company Inc.
	(unaudited)
	June 30, 2025	Pro Forma as Adjusted to Give Effect to Offering
Assets:
Investments, at fair value	$165,818,918	$180,148,661
Short-term investments, at fair value	3,136	3,136
Cash and cash equivalents	177,002	177,002
Interest receivable	104,993	104,993
Prepaid expenses and other assets	24,687	24,687
Total assets	$166,128,736	$180,458,479

Liabilities:
Other Liabilities	$9,069,614	$9,069,614
Series A Term Preferred Shares, par value $0.001 per share; 25,000,000 shares aggregate preferred stock authorized, actual, 1,380,000 shares issued and outstanding, net of unamortized deferred issuance costs, actual	33,455,477	33,455,477
Total Liabilities	$42,525,091	$42,525,091

Net Assets applicable to common stock $0.001 par value, 200,000,000 shares authorized, 6,796,473 shares issued and outstanding, actual, pro forma (as adjusted)	$123,603,645	$137,933,388

Composition of Net Assets:
Common stock, par value $0.001 per share; 200,000,000 shares authorized, actual, and 6,796,473 shares issued and outstanding, actual, pro forma (as adjusted)	6,796	7,605
Capital in excess of par value	133,695,341	148,024,275
Total accumulated losses	(10,098,492)	(10,098,492)
Total Net Assets:	$123,603,645	$137,933,388

RISK FACTORS

Investing in our common stock involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our common stock. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition, and results of operations could be materially adversely affected. In such case, our NAV and the trading price of our common stock could decline, and you may lose all or part of your investment.

If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our securities may be impaired. If that happens, the price of our securities could decline and you may lose all or part of your investment.

The risks described below specifically relate to this offering. Please see also the “Risk Factors” section of the accompanying prospectus and the “Risks and Uncertainties” section of our Semi-Annual Report on Form N-CSRS for the fiscal period ended June 30, 2025 filed with the SEC on September 3, 2025, and incorporated by reference herein.

Risks Related to the Offering

The common stock offered in this offering will be sold in “at the market offerings”.

Investors who purchase shares of our common stock in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to certain limitations in the Equity Distribution Agreement, there is no minimum or maximum sales price. Investors may experience a decline in the value of the shares they purchase and dilution as a result of sales made at prices lower than the prices they paid.

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Future sales, or the possibility of future sales, of a substantial number of shares of our common stock could adversely affect the market price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. Additionally, the sale of a substantial number of shares of our common stock pursuant to this offering, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. Pursuant to the Equity Distribution Agreement, we may offer and sell our common stock from time to time through or to the Placement Agent in an amount not to exceed the lesser of the amount registered on an effective registration statement and for which we have filed a prospectus supplement and accompanying prospectus, and the amount authorized from time to time to be issued and sold under the Equity Distribution Agreement by the Board or a duly authorized committee thereof. As a result, we may increase the amount of our common stock that may be sold from time to time pursuant to the Equity Distribution Agreement at any time by filing additional prospectus supplements to the registration statement to which this prospectus supplement relates, or by otherwise increasing the amount registered on an effective registration statement for which we have filed a prospectus, and any such increases could be material. We continue to monitor funding markets for opportunities to raise additional debt, equity or equity-linked capital (including potentially by registering additional shares of our common stock for sale under the Equity Distribution Agreement) to fund further capital or liquidity needs, and growth plans. We may sell our common stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing preferred shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional common stock, or securities convertible or exchangeable into our common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Management will have broad discretion as to the use of the proceeds, if any, from this offering and may not use the proceeds effectively.

We cannot specify with certainty all of the particular uses of the net proceeds, if any, of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may use the net proceeds for purposes that may not improve our financial condition or market value. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital. Pending their use, we intend to invest the net proceeds from the offering in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. These investments may not yield a favorable return to our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future operating results, actual and potential conflicts of interest with the Adviser and its affiliates, and the adequacy of our financing sources and working capital, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

•	changes in the economy and the capital markets;

•	risks associated with negotiation and consummation of pending and future transactions;

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•	changes in our investment objectives and strategy;

•	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

•	changes in interest rates, exchange rates, regulation or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	our ability to exit investments in a timely manner;

•	our ability to maintain our qualification as a RIC;

•	use of the proceeds of this offering;

•	our ability to sell the common stock in this offering in the amounts and on the terms contemplated, or at all; and

•	those factors described in the “Risk Factors” section of the accompanying prospectus and in similar sections in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We have based forward-looking statements on information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement, except as otherwise required by applicable law. The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

USE OF PROCEEDS

Sales of our common stock under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act. There is no guarantee that there will be any sales of our common stock pursuant to this prospectus supplement and the accompanying prospectus. Actual sales, if any, of our common stock under this prospectus supplement and the accompanying prospectus may be less than as set forth on the cover page of this prospectus supplement depending on, among other things, the market price of our common stock at the time of any such sale. As a result, the actual net proceeds we receive may be more or less than the amount of net proceeds estimated in this prospectus supplement. However, the sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreement, will not be less than the net asset value per share of our common stock at the time of such sale. Assuming the sale of $75 million of common shares, as offered by this prospectus supplement and future prospectus supplements, we anticipate that our net proceeds from this offering will be approximately $73.0 million, after deducting the Placement Agent’s commissions, at an estimated 2.0%, and estimated offering expenses payable by us.

We intend to use the proceeds from the sale of shares of our common stock pursuant to this prospectus supplement to acquire investments in accordance with our investment objectives and strategies described in this prospectus supplement and the accompanying prospectus, but may also use proceeds to make distributions to our stockholders and for general working capital purposes. In addition, we may also use all or a portion of the net proceeds from the sale of our securities to repay any preferred stock or outstanding indebtedness at the time of the offering, including any borrowings from reverse repurchase agreements.

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We currently anticipate that it will generally take approximately one to three months after the completion of any offering of securities to invest substantially all of the net proceeds of this offering in our targeted investments, although the length of such period may vary depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities, and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. Investors should expect, therefore, that before we have fully invested the proceeds of this offering in accordance with our investment objectives and policies, assets invested in these instruments would earn interest income at a modest rate, which may not exceed our expenses during this period. To the extent that the net proceeds from an offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our stockholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

DESCRIPTION OF OUR CAPITAL STOCK

For a description of the particular terms of our common stock, see “Description of our Capital Stock — Common Stock” in the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Lucid acting as our placement agent. Pursuant to the Equity Distribution Agreement, we may at any time and from time to time offer and sell shares of our common stock.

Upon written instructions from us, the Placement Agent will use its commercially reasonable efforts consistent with its normal sales and trading practices to sell, as our agent or principal, our common stock under the terms and subject to the conditions set forth in the Equity Distribution Agreement and our instructions. We will instruct the Placement Agent as to the amount of common stock to be sold by it and the minimum price below which sales of common stock may not be made. We may instruct the Placement Agent not to sell common stock if the sales cannot be effected at or above the price designated by us in any instruction, or for any other reason. The sales price per share of our common stock offered by this prospectus supplement and the accompanying prospectus, less commissions payable under the Equity Distribution Agreement and discounts, if any, will not be less than the net asset value per share of our common stock at the time of such sale. We or the Placement Agent may suspend the offering of shares of our common stock upon proper notice and subject to other conditions.

Pursuant to certain SEC rules, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to the SEC rules noted above during the 12 calendar months prior to and including the date of this prospectus supplement.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act. The Placement Agent will provide written confirmation of a sale to us no later than the opening of the trading day on the NYSE following each trading day in which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of common stock sold on the preceding day, the net proceeds to us and the commission payable by us to the Placement Agent, in connection with the sales.

The Placement Agent will receive a commission from us equal to the lesser of (i) 2.00% of the gross sales price per share from the sale of shares of our common stock under the Equity Distribution Agreement and (ii) the difference between the gross sale price per share from such sale of common stock and the most recently determined NAV per share. We have agreed to reimburse fees and expenses of counsel to the Placement Agent up to $75,000 for entering into the Equity Distribution Agreement, and up to $10,000 per calendar quarter during the term of the Equity Distribution Agreement for fees and expenses of counsel to the Placement Agent incurred in connection with quarterly updates for this offering. We estimate that the total expenses for the offering, excluding commission and reimbursements payable to the Placement Agent under the terms of the Equity Distribution Agreement, will be approximately $255,257.

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Unless otherwise specified in our instructions, settlement for sales of shares of common stock will occur on the first trading day (or such shorter settlement cycle as may be in effect under the Securities Exchange Act of 1934 (the “Exchange Act”) Rule 15c6-1 from time to time) following the date on which such sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will disclose, through our annual report, semi-annual report and quarterly report, as applicable, at least quarterly, the number of shares of our common stock sold through the Placement Agent under the Equity Distribution Agreement and the net proceeds to us.

In connection with the sale of shares of the common stock on our behalf, the Placement Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Placement Agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Placement Agent against certain liabilities, including civil liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Equity Distribution Agreement will terminate upon the earlier of (i) the sale of all the shares of common stock registered under the registration statement of which this prospectus supplement forms a part or (ii) the termination of the Equity Distribution Agreement as permitted therein.

This summary of the material provisions of the Equity Distribution Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Equity Distribution Agreement is filed as an exhibit to a Current Report on Form 8-K, which is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

The Placement Agent and its affiliates have provided and may in the future provide various investment banking, commercial banking, financial advisory and other financial services to us and our affiliates from time to time for which they have received, and are expected to receive, customary fees and expense reimbursement. To the extent required by Regulation M under the Exchange Act, the Placement Agent will not engage in any market-making activities involving our common stock while the offering is ongoing under this prospectus supplement.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by the Placement Agent, and the Placement Agent may distribute the prospectus supplement and the accompanying prospectus electronically.

The principal business address of the Placement Agent is: Lucid Capital Markets, LLC, 570 Lexington Avenue, 40th Floor, New York, New York 10022.

LEGAL MATTERS

Certain legal matters in connection with the common stock offered by this prospectus supplement will be passed upon for us by Morgan, Lewis & Bockius LLP. Morgan, Lewis & Bockius LLP is located at 2222 Market Street, Philadelphia, PA 19103, and also represents the Adviser. Certain legal matters in connection with this offering will be passed upon for the Placement Agent by Katten Muchin Rosenman LLP, 1919 Pennsylvania Avenue NW – Suite 800, Washington, DC 20006.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm located at 695 Town Center Drive, Suite 1000, Costa Mesa, California, has been appointed as our independent registered public accounting firm.

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ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits filed as part of, or incorporated by reference into, the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the securities we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.

We will file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. This information is available free of charge by writing to us at Pearl Diver Credit Company Inc., P.O. Box 219047, Kansas City, Missouri 64121-9047, Attention: Investor Relations, by telephone at (833) 736-6777, or by visiting the Fund’s website at www.pearldivercreditcompany.com/pdcc. Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the common stock to which this prospectus supplement relates or the offering is otherwise terminated. To obtain copies of these filings, see “Additional Information” above.

•	Our Annual Report on Form N-CSR for the period from July 9, 2024 (commencement of operations) to December 31, 2024, filed with the SEC on March 11, 2025.

•	Our Semi-Annual Report on Form N-CSRS for the period from January 1, 2025 to June 30, 2025 (unaudited), filed with the SEC on September 3, 2025.

•	Our Current Reports filed on Form 8-K filed with the SEC on September 8, 2025, August 8, 2025, July 11, 2025, June 9, 2025, May 7, 2025, April 9, 2025, March 12, 2025, February 14, 2025, January 10, 2025, December 6, 2024, November 7, 2024, October 10, 2024, September 6, 2024, August 8, 2024, and August 5, 2024.

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PROSPECTUS

$100,000,000

PEARL DIVER CREDIT COMPANY INC.

Common Stock

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act”. Our primary investment objective is to maximize our portfolio’s total return with a secondary objective to generate high current income. We will seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations (“CLOs”) that are collateralized by portfolios of sub-investment grade, senior secured floating-rate debt, issued by a large number of distinct US companies across several industry sectors. We may also invest in other securities and instruments that are related to these investments or that the Adviser (defined below) believes are consistent with our investment objectives, including senior and mezzanine debt tranches of CLOs and CLO loan accumulation facility warehouse (“CLO Warehouse”) first loss investments.

The Company has adopted a non-fundamental investment policy in accordance with Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit instruments. The Company defines “credit instruments” as financial instruments the performance of which is derived from the performance of senior secured loans or pools thereof. Instruments that the company considers to be “credit instruments” include, but are not limited to, senior, mezzanine, and junior debt tranches of CLOs, equity tranches of CLOs, and CLO Warehouses.

We were organized as Pearl Diver Credit Company, LLC, a Delaware limited liability company, on April 12, 2023 and, effective July 9, 2024, we converted from a Delaware limited liability company into a Delaware corporation under the name Pearl Diver Credit Company Inc.

Pearl Diver Capital LLP, or the “Adviser,” is our adviser and manages our investments subject to the supervision of our board of directors. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) and, as of August 31, 2025, had approximately $3.0 billion of committed assets under management for investment in CLO securities and related investments.

ALPS Fund Services, Inc., or the “Administrator,” serves as our administrator.

Our portfolio securities are held pursuant to a custodian agreement between us and US Bank National Association.

SS&C GIDS, Inc. serves as our transfer agent, registrar, dividend disbursement agent and stockholder servicing agent, as well as administrator for our dividend reinvestment plan, or the “DRIP.”

We intend to make regular monthly distributions of all or a portion of our investment company taxable income to holders of our common stock. If our distributions exceed our investment company taxable income in a tax year, such excess will represent a return of capital to our stockholders. No assurance can be given that we will be able to declare such distributions in future periods, and our ability to declare and pay distributions will be subject to a number of factors, including our results of operations. See “Distribution Policy.”

We may borrow funds to make investments. As a result, we would be exposed to the risk of borrowing (also known as leverage) which may be considered a speculative investment technique. Leverage increases the volatility of investments and magnifies the potential for loss on amounts invested thereby increasing the risk associated with investing in our common stock. See “Financing and Hedging Strategy.”

We may offer, from time to time, in one or more offerings or series, together or separately, up to $100,000,000 of our common stock, which we also refer to as the “securities”. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value, or “NAV”, per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the Securities and Exchange Commission, or the “SEC”, may permit.

Shares of common stock of closed-end management investment companies that are listed on an exchange frequently trade at a discount to their NAV. If our shares of common stock trade at a discount to our NAV, it will likely increase the risk of loss for purchasers of our securities.

Our common stock trades on the New York Stock Exchange, or “NYSE”, under the ticker symbol “PDCC”. In addition, our Series A Term Preferred Stock trades on the NYSE under the symbol “PDPA”. The last reported closing sales price for our common stock on September 12, 2025 was $17.42 per share. We determine the NAV per share of our common stock on a monthly basis (or more frequently, as appropriate, such as with respect to an offering). As of August 31, 2025, the NAV per share of our common stock was $17.41 (the last date prior to the date of this prospectus as of which we determined our NAV).

As of September 12, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $45.2 million, which was calculated based on 2,530,000 shares of outstanding common stock held by non-affiliates and on a price per share of $17.87, the closing price of our common stock on July 23, 2025, which is within sixty days prior to the date of this prospectus. Pursuant to certain SEC rules, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to the SEC rules noted above during the 12 calendar months prior to and including the date of this prospectus.

Investors should consider their investment goals, time horizon and risk tolerance before investing in our common stock. An investment in our common stock is not appropriate for all investors and is not intended to be a complete investment program. In addition, investing in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any shares of common stock, you should read the discussion of the principal risks of investing in our common stock, which are summarized in the “Risk Factors” section of this prospectus.

This prospectus contains important information you should know before investing in our common stock. Please read this prospectus and retain it for future reference. The Statement of Additional Information, dated September 19, 2025, as it may be supplemented, containing additional information about the Company, has been filed with the Securities and Exchange Commission, or the “SEC”, and is incorporated by reference in its entirety into this prospectus. The Statement of Additional Information is available, along with other Company-related materials, on the EDGAR database on the SEC’s Internet site (http://www.sec.gov).

You may also request a free copy of the Statement of Additional Information, annual and semi-annual reports to shareholders, and additional information about the Company, and may make other shareholder inquiries, free of charge, by calling (833) 736-6777, visiting our website at www.pearldivercreditcompany.com, or by writing to the Company at 430 W 7th Street, Suite 219047, Kansas City, MO 64105.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 19, 2025.

* * * * * *

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition and results of operations may have changed since the date of this prospectus. We will notify stockholders promptly of any material change to this prospectus during the period in which we are required to deliver the prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using the “shelf” registration process. Under the shelf registration process, we may offer from time to time up to $100,000,000 of our common stock on the terms to be determined at the time of the offering. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and the prospectus and prospectus supplement will together serve as the prospectus.

This prospectus provides you with a general description of the securities that we may offer.

Please carefully read this prospectus and any prospectus supplement, together with any exhibits, before you make an investment decision.

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PROSPECTUS SUMMARY

The following summary highlights some of the information contained in this prospectus. It is not complete and may not contain all the information that is important to a decision to invest in our securities. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms:

•	The “Company,” “we,” “us” and “our” refer to Pearl Diver Credit Company Inc., a Delaware corporation, or, for periods prior to our conversion to a corporation, Pearl Diver Credit Company, LLC, a Delaware limited liability company;

•	“Pearl Diver Capital” and “Adviser” refer to Pearl Diver Capital LLP, a partnership organized under the laws of England & Wales and an SEC-registered investment adviser;

•	“Administrator” refers to ALPS Fund Services, Inc., a Delaware corporation; and

•	“Risk-adjusted returns” refers to the profile of expected asset returns across a range of potential macroeconomic scenarios, and does not imply that a particular strategy or investment should be considered low-risk.

Pearl Diver Credit Company Inc.

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended, or the “1940 Act”. We intend to elect to be treated, and intend to qualify annually, as a regulated investment company, or “RIC”, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the “Code”, beginning with our tax year ending December 31, 2024. We were formed on April 12, 2023 as Pearl Diver Credit Company, LLC, a Delaware limited liability company, and effective July 9, 2024, we converted from a Delaware limited liability company into a Delaware corporation under the name Pearl Diver Credit Company Inc. On July 18, 2024, our common stock began trading on the NYSE under the ticker symbol “PDCC” following our initial public offering of 2,200,000 shares of our common stock (the “IPO”) at a public offering price of $20.00 per share. On July 19, 2024, we issued an additional 330,000 shares of our common stock at a public offering price of $20.00 per share in connection with the full exercise of the over-allotment option granted to the underwriters in our IPO.

Our primary investment objective is to maximize our portfolio’s total return with a secondary objective to generate high current income. We will seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of collateralized loan obligations (“CLOs”) that are collateralized by portfolios of sub-investment grade, senior secured floating-rate debt, issued by a large number of distinct US companies across several industry sectors. We may also invest in other securities and instruments that are related to these investments or that the Adviser believes are consistent with our investment objectives, including senior and mezzanine debt tranches of CLOs and CLO loan accumulation facility warehouse (“CLO Warehouse”) first loss investments. The amount that we will invest in other securities and instruments will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, based on the Adviser’s assessment of prevailing market conditions.

The CLO equity securities in which we primarily seek to invest are typically unrated and are considered speculative with respect to timing and amount of distributions. Below investment grade and unrated securities are also sometimes referred to as “junk” securities.

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The Company has adopted a non-fundamental investment policy in accordance with Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit instruments. The Company defines “credit instruments” as financial instruments the performance of which is derived from the performance of senior secured loans or pools thereof. Instruments that the company considers to be “credit instruments” include, but are not limited to, senior, mezzanine, and junior debt tranches of CLOs, equity tranches of CLOs, and CLO Warehouses.

These investment objectives and strategies are not fundamental policies of ours and may be changed by our board of directors without prior approval of our stockholders. See “Business.”

CLOs represent an efficient way for investors to access diversified portfolios of broadly syndicated senior secured loans. We seek to invest in CLO securities that the Adviser believes have the potential to generate attractive risk-adjusted returns and to outperform other similar CLO securities issued within the respective vintage period, in the primary CLO market (i.e., acquiring securities at the inception of a CLO), as well as in the secondary CLO market (i.e., acquiring existing CLO securities).

CLO equity, which is expected to comprise most, if not all, of the positions in the Company, is an illiquid investment. For the most part, CLO equity trades “by appointment” and trading prices are heavily negotiated. Projected cashflows to CLO equity involve a number of assumptions about the future, including interest rates, reinvestment spreads on loans bought in the future, loan default and prepayment rates, and other factors that may be difficult to predict. As such, CLO equity is considered a “speculative” investment by rating agencies and there is generally no standard methodology or observable market that allows a buyer or seller to easily price a CLO equity position at the time of trade.

The Company may acquire (i) CLO equity positions via primary market transactions, (ii) CLO equity positions via secondary market transactions, and (iii) positions of CLO junior debt in both the primary and secondary markets. In acquiring these investments, the Company may employ leverage. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.” To the extent that the Company makes a significant investment in a particular CLO equity tranche, we expect to be generally able to influence the CLO’s key terms and conditions (if acquired in the primary market). Additionally, the Adviser believes that the protective rights associated with holding a significant position in a CLO equity tranche (such as the ability to call the CLO after the non-call period, to refinance/reprice certain CLO debt tranches after a period of time and to influence potential amendments to the governing documents that may arise) may reduce the risk and enhance returns in these investments. The Company may acquire a significant position in a CLO tranche directly or we may benefit from the advantages of such position where both the Company and other accounts managed by the Adviser collectively hold a significant position in the same CLO, subject to any restrictions on the ability to invest alongside such other accounts. See “Business—Other Investment Techniques—Co-Investment with Affiliates.”

The Adviser also intends for the Company to make short-term investments by participating in or providing CLO Warehouse first loss investments to CLO vehicles for the purposes of enabling them to acquire portfolios of leveraged loans that are intended to be aggregated for ultimate conversion into CLOs. The Company may also transact in derivative or other instruments for the purposes of hedging the portfolio, or to manage risks.

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Pearl Diver Capital LLP

Pearl Diver Capital LLP, our investment adviser, manages our investments subject to the oversight of our board of directors pursuant to an investment advisory agreement, or the “Investment Advisory Agreement”. For a description of the fees and expenses that we pay to the Adviser, see “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee” and “The Adviser and the Administrator — The Administrator and the Services Agreement.”

The Adviser is registered as an investment adviser with the SEC. As of August 31, 2025, the Adviser had approximately $3.0 billion of total assets under management for investment in CLO securities, including capital commitments that were undrawn as of such date. The Adviser commenced operations in 2008 and its principal place of business is located at 52 Conduit Street, London, W1S 2YX, United Kingdom. The Adviser is owned by Mr. Indranil (Neil) Basu and Mr. Chandrajit Chakraborty. The Adviser’s senior management team are also shareholders in the Pearl Diver group holding company, Pearl Diver Capital Holdings Ltd., of which the Adviser is an affiliate.

The Adviser pursues a differentiated strategy within the CLO market with:

•	a singular focus on investing in CLO equity and debt tranches (The Adviser strategically does not manage its own CLOs in order to mitigate potential conflicts of interest.);

•	a 16-year track record (firm inception: Sept 2008) and currently managing $3.0 billion in CLO tranches;

•	a well-respected roster of institutional investors;

•	a focus on identifying relative value; and

•	a unique and highly agile approach to CLO investments that utilizes proprietary Statistical and Machine Learning technologies throughout the investment / research process.

The Adviser’s CLO investment team (the “Investment Team”) is led by Mr. Chandrajit Chakraborty, Mr. Indranil (Neil) Basu, Mr. Matthew Layton, Mr. Kerrill Gaffney, Mr. Michael Brown and Mr. Patrick Chan. The Investment Team is jointly and primarily responsible for our day-to-day investment management and the implementation of our investment strategy and process. See “The Adviser and the Administrator - Portfolio Managers” for biographical information.

Each member of the Investment Team is a CLO industry specialist who has been directly involved in the CLO market for the majority of his or her career and has built relationships with key market participants, including CLO collateral managers, investment banks, and investors. Members of the Investment Team have been involved in the CLO market as:

•	the head of the CLO business at various investment banks;

•	a lead CLO structurer;

•	a CLO equity and debt investor; and

•	a CLO collateral manager.

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We believe that the complementary, yet highly specialized, skill set of each member of the Investment Team, and the established platform consisting of investment management and operations / business management, provides the Adviser with a competitive advantage in its CLO-focused investment strategy. See “The Adviser and the Administrator — Portfolio Managers.”

In addition to managing our investments, the Adviser’s affiliates and the members of the Investment Team manage investment accounts for other clients, including certain private investment vehicles. Many of these accounts pursue an investment strategy that may overlap with the strategy that we intend to pursue.

CLO Overview

CLO Structure

We intend to pursue an investment strategy focused on investing primarily in (i) positions in CLO equity tranches acquired in both primary and secondary market transactions; (ii) CLO debt tranches; and (iii) other related investments. CLOs are securitization vehicles backed by diversified pools of mostly broadly syndicated senior secured sub-investment grade corporate loans, otherwise known as leveraged loans. Such pools of underlying assets are often referred to as CLO “collateral.” While portfolios of most CLOs consist of broadly syndicated senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in second lien loans, unsecured loans, senior secured bonds, and senior unsecured bonds.

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CLOs fund the purchase of their portfolios through the issuance of equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below-investment grade, at the junior level by a nationally-recognized rating agency. The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 7% to 10% of a CLO’s capital structure. Below is an illustration to reflect a typical CLO in the market.

CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and which govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity investors. One waterfall (the interest waterfall) applies to interest payments received on a CLO’s underlying collateral. The second waterfall (the principal waterfall) applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cashflow available — after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid — is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests. The equity tranche represents the first-loss position, but is entitled to all of residual interest and principal collections from the underlying assets and therefore exposes investors to relatively higher risk than the more senior tranches but allows for greater potential upside.

Underlying Assets of CLOs

CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static, revolving structures that allow for reinvestment over a specific period of time (the “reinvestment period”, which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cashflow generated by, and the par value (as opposed to the market price) of — the collateral. These covenants include collateral coverage tests, interest coverage tests, and collateral quality tests.

Broadly syndicated senior secured loans are typically originated and structured by banks on behalf of corporate borrowers with proceeds often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings, and financing capital expenditures.

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Broadly syndicated senior secured loans are typically distributed by the arranging bank to a diverse group of investors primarily consisting of: CLOs, senior secured loan and high yield bond mutual funds and closed-end funds, hedge funds, banks, insurance companies, and finance companies. CLOs currently represent 50%-75% of the demand for newly issued leveraged loans, according to S&P Capital IQ. Senior secured leveraged loans are floating rate instruments, typically making quarterly interest payments based on a spread over a benchmark rate, which is generally currently the Secured Overnight Financing Rate (“SOFR”). As floating rate instruments, they reduce some of the interest rate risk associated with fixed rate securities, especially in a period of rising rates. Many senior secured loans have a SOFR floor, which may provide a benefit should rates fall significantly.

Senior secured loans are secured by a first priority pledge of a company’s assets. Senior secured loans are protected by sitting at the top of a corporate capital structure and cushioned by any subordinated debt or equity issued by the company. Senior secured loans are also prepayable and typically prepay on average 30% per year, per LCD.

We believe that the attractive historical performance of CLO securities is attributable, in part, to the relatively low historical average default rate and relatively high historical average recovery rate on senior secured leveraged loans, which comprise the vast majority of most CLO portfolios.

A CLO’s indenture typically requires that the maturity dates of a CLO’s assets (typically five to eight years from the date of issuance of a senior secured loan) be shorter than the maturity date of the CLO’s liabilities (typically twelve to thirteen years from the date of issuance). However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. See “Risk Factors — Risks Related to Our Investments — We and our investments are subject to reinvestment risk.”

Most CLOs generally allow for reinvestment over a specific period of time (the “reinvestment period,” which is typically up to five years). Specifically, CLO collateral managers may, based on their discretion and expertise, adjust a CLO’s portfolio over time, though such discretion is typically constrained by asset eligibility and diversification criteria set out in the CLO’s indenture. We believe that skilled CLO collateral managers can add significant value to both CLO debt and equity investors through a combination of their credit expertise and a strong understanding of how to manage effectively within the rules-based structure of a CLO.

After the CLO’s reinvestment period has ended, in accordance with the CLO’s principal waterfall, cash generated from principal payments or other proceeds are distributed to repay CLO debt investors in order of seniority. That is, the AAA tranche investors are repaid first, the AA tranche investors second, and so on, with any remaining principal being distributed to the equity tranche investors. In limited instances, principal may be reinvested after the end of the reinvestment period.

CLOs contain structural features and covenants designed to enhance the credit protection of CLO debt investors, including overcollateralization tests and interest coverage tests. The overcollateralization tests require CLOs to maintain certain levels of overcollateralization (measured as par value of assets compared to principal amount of liabilities, subject to certain adjustments). Interest coverage tests require CLOs to maintain certain levels of interest coverage (measured as expected interest revenues on the assets compared to interest payments on the liabilities). If a CLO breaches an overcollateralization test or interest coverage test, excess interest-related cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to acquire new loan collateral until the test is satisfied or after the end of the reinvestment period of the CLO, prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the CLO equity investors (and potentially other debt tranche investors) may continue to experience a deferral of cashflow, a partial or total loss of their investment and/or the CLO may eventually experience an event of default. For this reason, CLO equity investors are often referred to as being in a first loss position. The Adviser will have no control over whether or not the CLO is able to satisfy its relevant interest coverage tests or overcollateralization tests.

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The acquisition of new loan collateral in this manner may increase the total amount of assets held by the CLO and hence the resulting cash flows to the CLO equity tranche.

Cashflow CLOs do not have mark-to-market triggers and, with limited exceptions (such assets rated “CCC+” or lower (or their equivalent) to the extent such assets exceed a specified concentration limit, deeply discounted purchases and defaulted assets), CLO covenants are generally calculated using the par value of collateral, not the market value or purchase price. As a result, a decrease in the market price of a CLO’s performing collateral portfolio does not generally result in a requirement for the CLO collateral manager to sell assets (i.e., no forced sales) or for CLO equity investors to contribute additional capital (i.e., no margin calls).

CLO Market Opportunity

We believe knowledgeable and experienced investors with specialized experience in CLO securities can earn an attractive risk-adjusted return through investments in CLOs.

The Adviser intends to focus our investments in CLO equity.

We believe that CLO equity has the following attractive fundamental attributes:

•	Potential for strong absolute and risk-adjusted returns: We believe that CLO equity offers a potential total return profile that is attractive on a risk-adjusted basis compared to other asset classes over the long-term.

•	Protection against rising interest rates: A CLO’s asset portfolio typically comprises floating rate loans and the CLO’s liabilities are also predominantly floating rate instruments. CLO equity provides potential protection against rising interest rates. However, our investments are still subject to other forms of interest rate risk. For a discussion of the interest rate risks associated with our investments, see “Risk Factors — Risks Related to Our Investments — We and our investments are subject to interest rate risk” and “— CLO Overview.”

•	Senior secured nature of the collateral: The primary attributes of senior secured loans typically include a senior position in a company’s capital structure (there is a cushion provided by subordinated equity and debt capital). The holder of a senior secured loan has the first lien security interest in a company’s assets. In general, senior secured loans have a loan-to-value ratio of approximately 40% to 60% at the time of origination based on a borrower’s assessed enterprise value.

CLO securities are also subject to a number of risks as discussed elsewhere in this “Prospectus Summary” section and in more detail in the “Risk Factors” section of this prospectus. Among our primary targeted investments, the risks associated with CLO equity are generally greater than those associated with CLO debt.

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Our Competitive Advantages

We believe that we are well positioned to take advantage of investment opportunities in CLO securities and related investments due to the following competitive advantages:

•	Experienced and specialist investors in CLO securities. The Adviser focuses solely on CLO securities and related investments. The Adviser benefits from having a team of investment professionals with more than 156 years of collective experience in analyzing, structuring and trading securitized products. As a “pure play” CLO investor, the Adviser only invests in CLO tranches and does not invest in any other form of securitization such as mortgages, credit card receivables or student loans. Further, in order to mitigate potential conflicts of interest, the Adviser does not serve as the collateral manager for any CLOs.

•	Track record. The Adviser began managing CLO focused investment funds in 2008 and currently provides investment management services to ten funds comprising the Pearl Diver Platform. Since 2008, the Adviser has established a track record of selecting profitable investments with default rates in the underlying collateral pool lower than the average rate for the broader loan market.

•	Methodical investment process. The Adviser uses a look-through approach which includes in-depth credit analysis of the corporate debt assets in the collateral pool underlying each CLO as well as a highly automated structural analytics capability for generating projected CLO cash flows under a variety of stressed scenarios. The precise duration of each CLO is estimated using proprietary duration simulation algorithms. The Adviser employs a proprietary Machine Learning generated data lake that records and benchmarks every CLO manager’s style and alpha creation metrics continually, helping in the construction of balanced and diversified CLO tranche portfolios.

In addition, the Adviser uses a process and model, for ongoing risk management and monitoring of all the portfolio of investments under management. This involves continued credit analysis and monitoring of the underlying collateral portfolios inside CLOs, combined with monitoring and reviews of the structural aspects of each CLO, including the evolution of the various tests and triggers inside CLOs. In essence, the Adviser’s highly differentiated quantitative approach allows for pricing of every single CLO tranche in the market on a daily basis, allowing the Adviser to take a “relative value” approach to all CLO investments.

•	Identification of investment opportunities. The Adviser has extensive relationships at banks, other funds, brokerage houses and other participants in the securitized products market. Through these relationships, the Adviser is notified of a wide range of investment opportunities in CLOs and other securitized products. These investment opportunities are notified to the Adviser either in the course of particular auction processes or as part of private bilateral negotiations with investors or financial institutions that may hold, or wish to offer or exit, structured credit investments. The Adviser employs a proprietary natural language processing (“NLP”) based Investment Origination Engine that automates origination and selection of investments from the secondary markets via auctions and over-the-counter direct trades. The Investment Origination Engine incorporates a memory of relevant trades and pricing information related to the trades of CLO tranches over time, allowing the Adviser to approach the market in a highly informed manner.

•	Efficient vehicle for gaining exposure to CLO securities. We believe that we are structured as an efficient vehicle for investors to gain exposure to CLO securities and related investments. We believe our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective and allows investors to access liquidity through the exchange. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders without the need to liquidate fund assets to meet redemptions.

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The Adviser has historically focused considerable time and attention seeking to maximize value within their CLO equity tranche portfolios through CLO refinancings and resets. In a CLO refinancing, typically only the interest rate spread on a CLO’s debt tranches are reduced, and most other terms of the CLO remain unchanged. The reduction of a CLO’s cost of debt accrues to the benefit of the CLO’s equity investors, such as the Company.

In a CLO reset, the CLO’s indenture, which sets forth the terms governing the CLO, is “re-opened” (e.g., the terms of the indenture and the various tranches of the CLO can be re-negotiated). Among other potential benefits, resetting a CLO renews the reinvestment period on the CLO, typically by up to five years. We believe that the ability to lengthen the term of our investments in CLO equity tranches is a key benefit of our permanent structure and we believe many limited-life investment vehicles are not fully able to capture the value of this benefit.

In both resets and refinancings, there are one-time transaction costs (e.g., dealer fees, attorney fees, and related costs) which typically reduce the next scheduled distribution to the CLO’s equity tranche. The Adviser, when deciding whether or not to effect a refinancing or reset of a CLO, performs a cost-benefit analysis that takes these costs into account. In general, a refinancing or reset of a CLO can increase cashflows to the equity positions held by the Company by lowering the cost of the CLO’s liabilities.

•	Long-term investment horizon. We believe in a long-term investment horizon for our portfolio. We seek to maximize the reinvestment periods of our CLOs wherever possible in the primary market. We also plan to extend, wherever appropriate, the reinvestment periods of CLOs we own in the portfolio today or those we acquire in the secondary markets. We do not plan to purchase CLOs with the primary goal to “flip,” or trade in the short term, positions that we purchase.

We believe that the long-term capital structure of our vehicle confers a number of advantages on our core strategy. First, as a result of our permanent, closed-end structure, we are not subject to any mandatory liquidation, dissolution or wind-up requirement and, therefore, the Adviser will never have to involuntarily liquidate a given position to meet a redemption. Involuntary liquidations of positions at inopportune times can often lead to a poor investment outcome for those positions in particular, but also for the portfolio as a whole, disadvantaging certain investors who do not redeem at the same time. Second, the Adviser can take a long-term view to making new investments that may not, in the short term, provide high income relative to their costs. Such CLO investments can often create robust returns through capital appreciation in their underlying loan portfolios rather than through high current income. Finally, our vehicle allows us to manage our portfolio to provide stable yields through market cycles. As we rarely will seek to liquidate positions, the current market value of our portfolio is not of primary concern. Rather, we seek to maximize the dividend yield and ultimate return to our shareholders. In cases where the Adviser believes a position’s future cashflows will provide an appropriate return to our shareholders, even if the current market price of that position is low, the Adviser can retain the position in the portfolio to create yield rather than decide to sell the position to prevent short-term NAV deterioration. Over time, this creates, in our opinion, a better opportunity to create a stable dividend stream for our investors.

•	Efficient tax structure. A closed-end management investment company typically does not incur significant entity-level tax costs, because it is generally entitled to deduct distributions to its stockholders. As a result, a closed-end management investment company will generally not incur any U.S. federal income tax costs, so long as the closed-end management investment company qualifies as a RIC and distributes substantially all of its income to its stockholders on a current basis.

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•	Portfolio level monitoring. Our portfolio monitoring comprises a number of methods. The Adviser uses standard industry technology to analyze and monitor our positions. Such technology includes an industry leading CLO database and cashflow “engine,” or generator, and other analytics suites used to compare CLOs across the market and run cashflow projections and other metrics. We also use other proprietary algorithms and databases to evaluate and model investments on a daily basis. The Adviser, on behalf of its clients, also uses its position as an important participant in the CLO market to have periodic updates with the various CLO managers, which often take the form of a credit review of the underlying CLO loan portfolios. Finally, the Adviser uses its market relationships to contextualize the performance of a given CLO relative to its vintage, its competitors, and to the leveraged loan market at the time.

Our Structure

We were organized as Pearl Diver Credit Company, LLC, a Delaware limited liability company, on April 12, 2023 and, effective July 9, 2024, we converted from a Delaware limited liability company into a Delaware corporation under the name Pearl Diver Credit Company Inc.

Portfolio Composition

As of August 31, 2025, our investment portfolio consisted of 52 CLO equity and debt investments managed by 33 CLO managers.

Financing and Hedging Strategy

Leverage by the Company. We may use leverage to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes, or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets, although the actual amount of our leverage will vary over time. We currently anticipate incurring leverage through the issuance of preferred stock, including the Series A Term Preferred Stock, or reverse repurchase agreements or similar transactions.

As of June 30, 2025, we had one series of preferred stock outstanding, the 8.00% Series A Term Preferred Stock Due 2029, and our leverage, which includes the Series A Term Preferred Stock, represented approximately 24.3% of our total assets. As of June 30, 2025, our asset coverage ratio in respect of our outstanding preferred stock, calculated pursuant to Section 18 of the 1940 Act, was 396% and we had no amounts drawn under a credit facility. In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue additional preferred stock, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes. In addition, we may borrow for temporary or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above.

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Certain instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

We may enter into revolving facilities that will allow us to draw capital in the case that current cash available to pay dividends is lower than our anticipated run-rate cash dividend, or in the case that asset values in the CLO market fall in a way as to make new investments attractive. The Adviser will decide whether or not it is beneficial to us to use such leverage at any given time. Such facilities would be committed, but subject to certain restrictions that may not allow us to draw capital even if the Adviser deems it favorable to do so. Such facilities, if drawn, would become senior in priority to our common shares. The facilities would also charge us an undrawn commitment fee that we would pay on an ongoing basis, regardless of whether we draw on the facilities or not.

We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by borrowing under a credit facility, issuing additional shares of preferred stock or debt securities or through other leveraging instruments. Subject to the limitations under the 1940 Act, we may use leverage opportunistically or otherwise choose to deviate from our current expectations. We may use different types or combinations of leveraging instruments at any time based on the Adviser’s assessment of market conditions and the investment environment, including forms of leverage other than preferred stock, debt securities, and/or credit facilities. In addition, we may borrow for temporary, emergency, or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage ratios described above. By leveraging our investment portfolio, we may create an opportunity for increased net income and capital appreciation. However, the use of leverage also involves significant risks and expenses, which will be borne entirely by the holders of our common stock, and our leverage strategy may not be successful. For example, the more leverage is employed, the more likely a substantial change will occur in the NAV per share of our common stock. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.”

While we cannot control the market value of our investments, the Adviser can determine to draw on our planned leverage facility to purchase new assets at a time of market dislocation. Such purchases, if made, can mitigate price drops in the current portfolio by making new asset purchases at a discount. Further, such purchases can potentially contribute to a higher increase in net asset value of the portfolio upon a market rebound than if the purchases were not made.

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Derivative Transactions. We may engage in “Derivative Transactions,” as described below, from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, currency, credit and/or other risks, or for other risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and over-the-counter, or “OTC”, options, futures, forward contracts, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors, or collars, and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used. See “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”

Operating and Regulatory Structure

We are an externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end management investment company, we are required to meet certain regulatory tests. See “Regulation as a Closed-End Management Investment Company.” In addition, we have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code, beginning with our tax year ending December 31, 2024.

Our investment activities are managed by the Adviser and overseen by our board of directors. Under the Investment Advisory Agreement, we have agreed to pay the Adviser a base management fee based on our “Total Equity Base” as well as an incentive fee based on our “Pre-Incentive Fee Net Investment Income”. “Total Equity Base” means the net asset value attributable to the common stock (prior to the application of the base management fee or incentive fee) and the paid-in or stated capital of the preferred interests in the Company (howsoever called), including the Series A Term Preferred Stock, if any. “Pre-Incentive Fee Net Investment Income” means interest income, dividend income, and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from an investment) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee and any interest expense and/or dividends paid on any issued and outstanding debt or preferred interests, but excluding the incentive fee). See “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee.”

We have also entered into an administration agreement, which we refer to as the “Services Agreement,” under which we have agreed to reimburse the Administrator for our allocable portion of overhead and other expenses incurred by the Administrator in performing its obligations under the Services Agreement. See “The Adviser and the Administrator — The Administrator and the Services Agreement.”

Conflicts of Interest

Our executive officers and directors, and the Adviser and its officers and employees, including the Investment Team, may have conflicts of interest as a result of the other activities in which they engage. Our executive officers and directors, as well as other current and potential future affiliated persons, officers, and employees of the Adviser and certain of its affiliates, may serve as officers, directors, or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that we intend to pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders. The Adviser has entered into, and may in the future enter into additional, business arrangements with certain of our stockholders. In such cases, such stockholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account. As a result of these relationships and separate business activities, the Adviser has conflicts of interest in allocating management time, services, and functions among us, other advisory clients and other business activities. See “Conflicts of Interest.”

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In order to address such conflicts of interest, we have adopted a code of ethics under Rule 17j-1 of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible, and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our directors and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

Pursuant to the Adviser’s investment allocation policies and procedures, the Adviser seeks to allocate investment opportunities among accounts in a manner that is fair and equitable over time. There is no assurance that such opportunities will be allocated to any particular account equitably in the short term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it. See “Conflicts of Interest — Code of Ethics and Compliance Procedures.”

Co-Investment with Affiliates. In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by the Adviser or certain of the Adviser’s affiliates, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We and the Adviser have obtained exemptive relief from the SEC on January 22, 2025, to permit us and certain of our affiliates to participate in certain negotiated co-investments alongside other accounts managed by the Adviser, or certain of its affiliates, subject to certain conditions. A copy of the application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.

Recent Developments

On August 5, 2025, we declared a monthly dividend for our common stock of $0.22 per share for August, September, and October 2025. The dividends were payable on August 29, 2025 to stockholders of record as of August 15, 2025, and will be payable on September 30, 2025 to stockholders of record as of September 16, 2025, and October 31, 2025 for stockholders of record as of October 17, 2025. Additionally, we declared a monthly dividend for our preferred stock of $0.1667 per share for August, September, and October 2025. The dividends were payable on August 29, 2025 to stockholders of record as of August 15, 2025, and will be payable on September 30, 2025 to stockholders of record as of September 16, 2025, and October 31, 2025 for stockholders of record as of October 17, 2025.

The last reported closing sales price for our common stock on September 12, 2025 was $17.42 per share. We determine the NAV per share of our common stock on a monthly basis (or more frequently, as appropriate, such as with respect to an offering). As of August 31, 2025, the NAV per share of our common stock was $17.41 (the last date prior to the date of this prospectus as of which we determined our NAV). As it relates to the financial information for the period from January 1, 2025 to August 31, 2025, the preliminary financial estimates provided herein have been prepared by, and are the responsibility of, management. Neither Deloitte & Touche LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled, or performed any procedures with respect to the accompanying preliminary financial information and, accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

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Summary Risk Factors

The value of our assets, as well as the market price of shares of our common stock, will fluctuate. Our investments should be considered risky, and you may lose all or part of your investment in us. Investors should consider their financial situation and needs, other investments, investment goals, investment experience, time horizons, liquidity needs, and risk tolerance before investing in shares of our common stock. An investment in shares of our common stock may be speculative in that it involves a high degree of risk and should not be considered a complete investment program. We are designed primarily as a long-term investment vehicle, and our securities are not an appropriate investment for a short-term trading strategy. We can offer no assurance that returns, if any, on our investments will be commensurate with the risk of investment in us, nor can we provide any assurance that enough appropriate investments that meet our investment criteria will be available.

The following is a summary of certain principal risks of an investment in us. See “Risk Factors” for a more complete discussion of the risks of investing in shares of our common stock, including certain risks not summarized below.

•	Risks of Investing in CLOs and Other Structured Finance Securities. CLOs and other structured finance securities are generally backed by a pool of credit assets that serve as collateral. Accordingly, CLO and structured finance securities present risks similar to those of other types of credit investments, including default (credit), interest rate, and prepayment risks. In addition, CLOs and other structured finance securities are often governed by a complex series of legal documents and contracts, which increases the risk of dispute over the interpretation and enforceability of such documents relative to other types of investments. There is also a risk that the trustee of a CLO does not properly carry out its duties to the CLO, potentially resulting in loss to the CLO. CLOs are also inherently leveraged vehicles and are subject to leverage risk. See “Risks Related to Our Investments — Our investments in CLO securities and other structured finance securities involve certain risks.”

•	Dependence on CLO Managers Risk. The performance of the CLOs in which we invest is highly dependent on the quality of the respective CLO Managers. The CLO Manager’s responsibilities include managing insolvency proceedings, loan workouts and modifications, liquidations, and reporting on the performance of the loan pool to the trustee.

•	Interest Rate Risk. The price of certain of our investments may be significantly affected by changes in interest rates. In the event of a significant rising interest rate environment and/or economic downturn, loan defaults may increase and result in credit losses which may adversely affect the Company’s cash flow, fair value of its assets and operating results.

•	Market Risk. Political, regulatory, economic and social developments, and developments that impact specific economic sectors, industries, or segments of the market, can affect the value of our investments. A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital, reduce the availability of suitable investment opportunities for us, or adversely and materially affect the value of our investments, any of which would negatively affect our business.

•	Credit Risk. If (1) a CLO in which we invest, (2) an underlying asset of any such CLO, or (3) any other type of credit investment in our portfolio declines in value or fails to pay interest or principal when due because the issuer or debtor, as the case may be, experiences a decline in its financial status, our income, NAV, and/or market price would be adversely impacted.

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•	Subordinated Securities. CLO equity securities that we may acquire are subordinated to more senior tranches of CLO debt. CLO equity securities are subject to increased risks of default relative to the holders of superior priority interests in the same CLO.

•	High-Yield Investment Risk. The CLO equity securities that we hold and intend to acquire are typically unrated and are therefore considered speculative with respect to timely payment of interest and repayment of principal. The collateral of underlying CLOs are also typically higher-yield, sub-investment grade investments. Investing in CLO equity securities and other high-yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact our performance.

•	Leverage Risk. The use of leverage, whether directly or indirectly through investments such as CLO equity securities that inherently involve leverage, may magnify our risk of loss. CLO equity securities are very highly leveraged (with CLO equity securities typically being leveraged nine to 13 times), and therefore the CLO securities that we hold and in which we intend to invest are subject to a higher degree of loss since the use of leverage magnifies losses.

•	Liquidity Risk. The market for CLO securities is more limited than the market for other credit related investments. As such, we may not be able to sell such investments quickly, or at all. If we are able to sell such investments, the prices we receive may not reflect our assessment of their fair value or the amount paid for such investments by us.

•	Prepayment Risk. The assets underlying the CLO securities in which we intend to invest are subject to prepayment by the underlying corporate borrowers. In addition, the CLO securities and related investments in which we invest are subject to prepayment risk. If we or a CLO collateral manager are unable to reinvest prepaid amounts in a new investment with an expected rate of return at least equal to that of the investment repaid, our investment performance will be adversely impacted.

•	Reinvestment Risk. CLOs will typically generate cash from asset repayments and sales that may be reinvested in substitute assets, subject to compliance with applicable investment tests. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or as may be required to satisfy a CLO’s covenants) or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cash flow, thereby having a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the credit risk assumed.

•	Counterparty Risk. We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on obligations, thereby resulting in potentially significant losses.

•	CLO Warehouse Risk. The Company will invest in participations in CLO Warehouses provided for the purposes of enabling the borrowers to acquire assets (“Collateral”) which are ultimately intended to be used to collateralize securities to be issued pursuant to a CLO transaction. The Company’s participation in any CLO Warehouse may take the form of notes (“Warehouse Equity”) which are subordinated to the interests of one or more senior lenders under the CLO Warehouse. If the relevant CLO transaction does not proceed for any reason (which may include a decision on the part of the CLO Manager not to proceed with the closing of such transaction (“closing”)), the realized value of the Collateral may be insufficient to repay any outstanding amounts owing to the Company in respect of the Warehouse Equity, after payments have been made to the senior lenders under the terms of the CLO Warehouse, with the consequence that the Company may not receive back all or any of its investment in the CLO Warehouse. This shortfall may be attributable to, amongst other things, a fall in the value of the Collateral between the date of the Company’s participation in the CLO Warehouse and the date that the Collateral is realized.

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•	Reference Interest Rate Risk. CLO collateral and CLO financings earn interest at a floating rate, typically based on SOFR, and a fixed coupon. SOFR was developed as an alternative to the London Interbank Offered Rate (“LIBOR”) after the U.K.’s Financial Conduct Authority (“FCA”) announced in July 2017 that it intended to cease calculating and publishing LIBOR. Publication of LIBOR officially ceased for all settings on June 30, 2023 and the majority of CLOs have transitioned to using SOFR as the applicable floating reference rate. Compared to LIBOR, SOFR is a relatively new rate and less established. Consequently, some uncertainty exists regarding how SOFR will perform as a reference rate over extended periods of time as well as uncertainty regarding the economic, accounting, commercial, tax, and legal implications of the transition from LIBOR to SOFR. As a result, we cannot predict the exact impact on the use of SOFR by CLOs in which we intend to invest and we may suffer adverse impacts due to the use of SOFR, or any other alternative reference rate, by such CLOs.

•	Fair Valuation of Our Portfolio Investments. Generally, there is a more limited public market for the CLO investments we target. As a result, we value these securities at least monthly, or more frequently as may be required from time to time, at fair value. Our determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we may ultimately realize on one or more of our investments.

•	Limited Investment Opportunities Risk. The market for CLO securities is more limited than the market for other credit related investments. We can offer no assurances that sufficient investment opportunities for our capital will be available.

•	Non-Diversification Risk. We are a non-diversified investment company under the 1940 Act and may hold a narrower range of investments than a diversified fund under the 1940 Act.

•	Currency Risk. Although we intend to primarily make investments denominated in U.S. dollars, we may make investments denominated in other currencies. Our investments denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar.

•	Hedging Risk. Hedging transactions seeking to reduce risks may result in poorer overall performance than if we had not engaged in such hedging transactions, and they may also not properly hedge our risks. To the extent that we use derivatives to hedge our investment risks, we will be subject to risks specific to derivatives transactions. Such risks include counterparty risk, correlation risk, liquidity risk, leverage risk, and volatility risk.

•	Conflicts of Interest Risk. Our executive officers and directors, and the Adviser and certain of its affiliates and their officers and employees, including the Investment Team, have several conflicts of interest as a result of the other activities in which they engage. See “Conflicts of Interest.”

•	Incentive Fee Risk. Our inventive fee structure and the formula for calculating the fee payable to the Adviser may incentivize the Adviser to pursue speculative investments and use leverage in a manner that adversely impacts our performance.

•	Limited Prior Operating History. We were formed in April 2023 and commenced operations on July 18, 2024 and are therefore subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially.

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•	Refinancing Risk. If we incur debt financing and subsequently refinance such debt, the replacement debt may be at a higher cost and on less favorable terms and conditions. If we fail to extend, refinance, or replace such debt financings prior to their maturity on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow.

•	Key Personnel Risk. We are dependent upon the key personnel of the Adviser for our future success.

•	Tax Risk. In order to qualify as a RIC each year, the Company must satisfy both an annual income and asset diversification test. The Company intends to take certain positions regarding the qualification of CLO equity under the asset diversification test for which there is a lack of guidance. If the Internal Revenue Service were to disagree with the Company’s position and none of the applicable mitigation provisions are available, we could fail to qualify as a RIC. If we fail to qualify for tax treatment as a RIC under Subchapter M of the Code for any reason, or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, as well as the amount of income available for distributions, and the amount of such distributions, to our common stockholders and for payments to the holders of our other obligations.

•	Conversion Tax Risk. If the Company’s assets had an aggregate unrealized built-in gain at the time of the tax-free conversion to a corporation, we would be required to pay U.S. corporate income tax (currently 21%) on all or a portion of such unrealized appreciation recognized during the succeeding 5-year period, unless we make an election to recognize such gain.

•	Global Economy Risk. Global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region or financial market may adversely impact issuers in a different country, region, or financial market.

Our Corporate Information

Our offices are located at 747 Third Avenue, Suite 3603, New York, NY 10017, and our telephone number is (833) 736-6777.

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SUMMARY OF OFFERING

We may offer, from time to time, in one or more offerings or series, together or separately, up to $100,000,000 of our common stock, which we also refer to as the “securities”. We may sell our securities through underwriters or dealers, “at-the-market” to or through a market maker, into an existing trading market or otherwise directly to one or more purchasers or through agents or through a combination of methods of sale. The identities of such underwriters, dealers, market makers or agents, as the case may be, will be described in one or more supplements to this prospectus. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock exclusive of any underwriting commissions or discounts will not be less than the net asset value, or “NAV”, per share of our common stock at the time we make the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the Securities and Exchange Commission, or the “SEC”, may permit.

Set forth below is additional information regarding offerings of our securities:

Listing	Our common stock trades on the New York Stock Exchange, or “NYSE”, under the ticker symbol “PDCC”.

Use of Proceeds	We intend to use the proceeds from the sale of our common stock pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus but may also use proceeds to make distributions to our stockholders and for general working capital purposes. We currently anticipate that it will generally take approximately one to three months after the completion of any offering of securities to invest substantially all of the net proceeds of the offering in our targeted investments, although the length of such period may vary depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. See “Use of Proceeds.”

Distributions

We intend to make regular monthly distributions of all or a portion of our “investment company taxable income” (which generally consists of ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any, and excluding any deduction for distributions paid to stockholders) to common stockholders. We also intend to make at least annual distributions of all or a portion of our “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses).

As one of the requirements for us to maintain our ability to be taxed as a RIC, we are generally required to annually pay distributions to holders of our common stock in an amount equal to substantially all of our taxable income for the taxable year.

If our distributions exceed our investment company taxable income in a tax year, such excess will represent a return of capital to our stockholders. Additionally, in order to maintain a stable level of distributions, we may at times pay out less than all of our investment income or pay out accumulated undistributed income in addition to current net investment income. No assurance can be given that we will be able to declare such distributions in future periods, and our ability to declare and pay distributions will be subject to a number of factors, including our results of operations. See “Distribution Policy.”

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Leverage

We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. See “Prospectus Summary - Financing and Hedging Strategy - Leverage by the Company” in this prospectus. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets, although the actual amount of our leverage will vary over time.

Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings), other than temporary borrowings as defined under the 1940 Act, we are required to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness.

With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

Investment Advisory Agreement

The Adviser manages our investments, subject to the oversight of our board of directors, pursuant to the Investment Advisory Agreement. Under the Investment Advisory Agreement, absent willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its related persons are entitled to indemnification from us for any damages, liabilities, costs, and expenses arising from the services rendered by the Adviser under the Investment Advisory Agreement or otherwise as our Adviser. A discussion regarding the basis for our board of directors’ approval of the Investment Advisory Agreement is included in our annual report for the period ending December 31, 2024.

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Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect if approved annually (after the initial two-year period) by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons” of any party to such agreement, as such term is defined in Section 2(a)(19) of the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment. The Investment Advisory Agreement may also be terminated by us without penalty upon written notice to the Adviser and by the Adviser upon not less than 90 days’ written notice to us. See “The Adviser and the Administrator — Investment Advisory Agreement.”

Base Management Fee and Incentive Fee

We pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components – a base management fee and an incentive fee.

Base Management Fee. The management fee is calculated and payable quarterly in arrears and equals an annual rate of 1.50% of our Total Equity Base.

Incentive Fee. The incentive fee is calculated and payable quarterly in arrears and equals 15% of our Pre-Incentive Fee Net Investment Income for the immediately preceding quarter, subject to a preferred return, or “hurdle,” of 2.00% of our NAV (8.00% annualized) and a “catch up” feature. No incentive fee is payable to the Adviser on capital gains, whether realized or unrealized. In addition, the amount of the incentive fee is not affected by any realized or unrealized losses that we may suffer.

See “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee.”

Other Expenses	The investment team of the Adviser, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We bear all other costs and expenses of our operations and transactions. See “The Adviser and the Administrator — Investment Advisory Agreement — Payment of Expenses.”

Administration Agreement	We have entered into a Services Agreement with ALPS Fund Services, Inc. and SS&C GIDS, Inc. pursuant to which ALPS Fund Services, Inc. (the “Administrator”) furnishes us with office facilities, equipment and clerical, bookkeeping and record-keeping services. Under the Services Agreement, the Administrator has agreed to perform, or arrange for the performance of, our required administrative services. Under the Services Agreement, the Administrator provides us with accounting services, assists us in determining and publishing our NAV, prepares our financial statements, oversees the preparation and filing of our tax returns and the printing and dissemination of reports to our stockholders, generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others and provides such other administrative services as the Company may from time to time designate. We reimburse the Administrator for certain costs and expenses incurred by the Administrator in performing its obligations under the Services Agreement. See “The Adviser and the Administrator — The Administrator and the Services Agreement.”

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Market Price of Common Stock and Closed-End Fund Structure

Closed-end funds differ from open-end management investment companies, or “mutual funds,” in that closed-end funds generally list their shares for trading on a securities exchange and do not redeem their shares at the option of the stockholder. By comparison, mutual funds issue securities that are redeemable and typically engage in a continuous offering of their shares.

Shares of common stock of closed-end funds that are listed on an exchange frequently trade at prices lower than their NAV. We cannot predict whether shares of our common stock will trade at, above or below NAV. If our shares trade at a discount to our NAV, it will likely increase the risk of loss for purchasers in this offering. Investing in our common stock involves a high degree of risk. Before buying any securities, you should read the discussion of the material risks. of investing in our common stock, including the risk of leverage, under “Risk Factors” in this prospectus.

Dividend Reinvestment Plan	Each holder of at least one full share of our common stock will be automatically enrolled in our dividend reinvestment plan, or the “DRIP.” Under the DRIP, distributions on shares of our common stock are automatically reinvested in additional shares of our common stock by SS&C GIDS, Inc. (the “DRIP administrator”) unless the holder opts out of the DRIP. Holders of our common stock who receive distributions in the form of additional shares of our common stock are nonetheless subject to the applicable federal, state, or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. The DRIP administrator (acting on our behalf) will primarily use newly-issued, authorized shares of common stock to implement reinvestment of distributions under the DRIP. Distributions that are reinvested through the issuance of new shares increase our stockholders’ equity on which a management fee is payable to the Adviser. If we declare a distribution payable in cash, holders of shares of our common stock who opt out of participation in the DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in the DRIP) generally will receive such distributions in cash. See “Dividend Reinvestment Plan.”

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Taxation	The Company intends to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Company generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is timely distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify and maintain its qualification as a RIC for U.S. federal income tax purposes each taxable year, the Company is required to meet certain specified source-of-income and asset diversification requirements, and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable. See “U.S. Federal Income Tax Matters.”

Risk Factors	Investing in our common stock involves risks. You should carefully consider the information set forth under the caption “Risk Factors” before deciding to invest in our common stock.

Available Information	We have filed periodic reports, proxy statements and other information with the SEC. This information is available on the SEC’s website at www.sec.gov. This information is available free of charge by writing us at Pearl Diver Credit Company Inc. 1290 Broadway Suite 1000, Denver, CO 80203, by telephone at (833) 736-6777, or on our website at www.pearldivercreditcompany.com.

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FINANCIAL HIGHLIGHTS

Information about the Company’s financial highlights is incorporated by reference herein from our annual report on Form N-CSR for the period from July 9, 2024 (date of reorganization) to December 31, 2024, filed with the SEC on March 11, 2025, and from our semi-annual report on Form N-CSRS for the period from January 1, 2025 to June 30, 2025 (unaudited), filed with the SEC on September 3, 2025.

FEES AND EXPENSES

The following table is intended to assist you in understanding the costs and expenses that an investor in shares of our common stock will bear directly or indirectly. The expenses shown in the table under “Annual Expenses” are based on historical fees and expenses incurred by the Company, as appropriate, and estimated amounts for our first full year of operations and assume that we incur leverage in an amount equal to approximately 25% of our total assets (as determined immediately after the leverage is incurred). In addition, such amounts are adjusted to reflect the Company’s assets as of June 30, 2025. As of June 30, 2025, the Company’s leverage represented approximately 24.3% of the Company’s total assets. Such expenses, and actual leverage incurred by the Company, may vary in the future. Whenever this report (or other Company disclosures, including the Company’s prospectus) contain a reference to fees or expenses paid by the Company, the Company’s common stockholders will indirectly bear such fees or expenses.

The following table should not be considered a representation of our future expenses. Actual expenses may be greater or less than shown.

(unaudited)

Stockholder Transaction Expenses (as a percentage of the offering price):
Sales load	—	%(1)
Offering expenses	—	%(2)
Dividend reinvestment plan expenses	—	%(3)
Total stockholder transaction expenses	—%

Annual Expenses (as a percentage of net assets attributable to common stock):
Base management fee	1.77	%(4)
Incentive fee	1.81	%(5)
Interest payments on borrowed funds	1.41	%(6)
Other expenses	1.68%
Total annual expenses	6.66%

1	In the event that the Company sells its securities publicly through underwriters or agents, the related prospectus supplement will disclose the applicable sales load.

2	In the event that the Company sells its securities publicly through underwriters or agents, the related prospectus supplement will disclose the estimated amount of total offering expenses (which may include offering expenses borne by third parties on the Company’s behalf), the offering price and the offering expenses borne by the Company as a percentage of the offering price.

3	The expenses of administering the DRIP are included in “other expenses.” If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $0.03 per share brokerage trading fee from the proceeds. See “Dividend Reinvestment Plan.”

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4	We have agreed to pay the Adviser as compensation under the Investment Advisory Agreement a base management fee at an annual rate of 1.50% which is calculated and payable quarterly in arrears based on our Total Equity Base. “Total Equity Base” means the net asset value attributable to common stock (prior to the application of the base management fee or incentive fee) and the paid-in or stated capital of the preferred interests in the Company (howsoever called), including the Series A Term Preferred Stock, if any.

The figure shown in the table above reflects our assumption that we incur leverage in an amount equal to approximately 25% of our total assets (as determined immediately after the leverage is incurred). These base management fees are indirectly borne by holders of our common stock and are not borne by the holders of preferred stock, if any, or the holders of any other securities that we may issue. See “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee.”

5	We have agreed to pay the Adviser as compensation under the Investment Advisory Agreement a quarterly incentive fee equal to 15% of our Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter, subject to a quarterly preferred return, or hurdle, of 2.00% (8.00% annualized) and a catch-up feature. Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. No incentive fee is payable to the Adviser on capital gains whether realized or unrealized. The incentive fee is paid to the Adviser as follows:

•	no incentive fee in any calendar quarter in which our Pre-Incentive Fee Net Investment Income does not exceed 2.00%;

•	100% of our Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate but is less than 2.35294% in any calendar quarter (9.42% annualized). We refer to this portion of our Pre-Incentive Fee Net Investment Income (which exceeds the hurdle but is less than 2.35294%) as the “catch-up.” The “catch-up” is meant to provide the Adviser with 15% of our Pre-Incentive Fee Net Investment Income as if a hurdle did not apply if this net investment income meets or exceeds 2.35294% in any calendar quarter; and

•	15% of the amount of our Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.35294% in any calendar quarter (9.42% annualized) is payable to the Adviser (that is, once the hurdle is reached and the catch-up is achieved, 15% of all Pre-Incentive Fee Net Investment Income thereafter is paid to the Adviser).

For a more detailed discussion of the calculation of this fee, see “The Adviser and the Administrator — Investment Advisory Agreement — Base Management Fee and Incentive Fee.”

6	This assumes that we incur borrowings or issue preferred stock or debt securities in an amount equal to approximately 25% of our total assets (as determined immediately after the leverage is incurred) with an assumed interest rate of 8.0% per annum, based on current market rates.

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Example

The following example is furnished in response to the requirements of the SEC and illustrates the various costs and expenses that you would pay, directly or indirectly, on a $1,000 investment in shares of our common stock for the time periods indicated, assuming (1) total annual expenses of 4.85% of net assets attributable to the Company’s common stock and (2) a 5% annual return.*

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return	$49	$153	$268	$610

*	The example should not be considered a representation of future returns or expenses, and actual returns and expenses may be greater or less than those shown. The example assumes that the estimated “other expenses” set forth in the Annual Expenses table are accurate, and that all dividends and distributions are reinvested at NAV. In addition, because the example assumes a 5% annual return, the example does not reflect the payment of the incentive fee which would either not be payable or would have an insignificant impact on the expense amounts shown above. Our actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

Other Expenses

The Adviser’s investment team, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We will bear all other costs and expenses of our operations and transactions, including:

•	the cost of calculating our NAV (including the costs and expenses of any independent valuation firm or pricing service);

•	interest payable on debt, if any, incurred to finance our investments;

•	fees and expenses, including legal fees and expenses and travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring our investments and, if necessary, enforcing our rights;

•	amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments;

•	brokerage fees and commissions;

•	federal and state registration fees;

•	exchange listing fees;

•	federal, state and local taxes;

•	costs of offerings or repurchases of our common stock and other securities;

•	the management fees and incentive fees payable under the Investment Advisory Agreement;

•	distributions on our common stock and other securities;

•	administration, transfer agent and custody fees and expenses;

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•	director fees and expenses;

•	the costs of any reports, proxy statements or other notices to our stockholders, including printing costs;

•	costs of holding meetings of our stockholders;

•	litigation, indemnification and other non-recurring or extraordinary expenses;

•	fees and expenses associated with marketing and investor relations efforts;

•	dues, fees and charges of any trade association of which we are a member;

•	direct costs and expenses of administration and operation, including printing, mailing, telecommunications and staff, including fees payable in connection with outsourced administration functions;

•	fees and expenses associated with independent audits and outside legal costs;

•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and

•	all other expenses reasonably incurred by us in connection with administering our business.

RISK FACTORS

Investing in our common stock involves a number of significant risks. In addition to the other information contained in this prospectus, you should consider carefully the following information before making an investment in our common stock. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance. If any of the following events occur, our business, financial condition, and results of operations could be materially adversely affected. In such case, our NAV and the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Investments

Our investments in CLO securities and other structured finance securities involve certain risks.

We may invest primarily in below investment grade (“high yield”) equity and debt securities of CLOs. The CLO mezzanine debt and equity investments purchased by us will generally represent the most junior parts of the capital structure of the CLO and will not be rated by any rating agency, or if rated, will be rated below AA/Aa. While all of our CLO investments are subject to the risk of loss, our investments in mezzanine debt and equity CLO investments will be subject to the greatest risk of loss and will be more directly affected by any losses or delays in payment on the related collateral. We will invest in CLOs that are managed by various managers, and in some CLOs with underlying collateral consisting of static pools selected by the related manager. The performance of any particular CLO will depend, among other things, on the level of defaults experienced on the related collateral, as well as the timing of such defaults and the timing and amount of any recoveries on such defaulted collateral and (except in the case of static pool CLOs) the impact of any trading of the related collateral. There can be no assurances that any level of investment return will be achieved by investors. It is possible that our investments in the CLOs will result in a loss on an aggregate basis (even if some investments do not suffer a loss) and therefore investors could incur a loss on their investment. Because the payments on certain of our CLO investments (primarily, CLO mezzanine debt and equity investments) are subordinated to payments on the senior obligations of the respective CLO, these investments represent subordinated, leveraged investments in the underlying collateral. Therefore, changes in the value of these CLO investments are anticipated to be greater than the change in the value of the underlying collateral, which themselves are subject to, among other things, credit, liquidity and interest rate risk, which are described below. Moreover, our CLO mezzanine debt and equity investments will have different degrees of leverage based on the capital structure of the CLO. Investors should consider with particular care the risks of the leverage present in our investments because, although the use of leverage by a CLO creates an opportunity for substantial returns on the related investment, the subordination of such investment to the senior debt securities issued by that CLO increases substantially the likelihood that we could lose our entire investment in such investment if the underlying collateral is adversely affected by, among other things, the occurrence of defaults.

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We may also invest in interests in warehousing facilities. Prior to the closing of a CLO, an investment bank or other entity that is financing the CLO’s structuring may provide a warehousing facility to finance the acquisition of a portfolio of initial assets. Capital raised during the closing of the CLO is then used to purchase the portfolio of initial assets from the warehousing facility. A warehousing facility may have several classes of loans with differing seniority levels with a subordinated or “equity” class typically purchased by the manager of the CLO or other investors. One of the most significant risks to the holder of the subordinated class of a warehouse facility is the market value fluctuation of the loans acquired. Subordinated equity holders generally acquire the first loss positions which bear the impact of market losses before more senior positions upon settling the warehouse facility. Further, warehouse facility transactions often include event of default provisions and other collateral threshold requirements that grant senior holders or the administrator certain rights (including the right to liquidate warehouse positions) upon the occurrence of various triggering events including a decrease in the value of warehouse collateral. In addition, a subordinate noteholder may be asked to maintain a certain level of loan-to-value ratio to mitigate this market value risk. As a result, if the market value of collateral loans decreases, the subordinated noteholder may need to provide additional funding to maintain the warehouse lender's loan-to-value ratio.

Our investments in the primary CLO market involve certain additional risks due to the need to fully “ramp” the portfolio.

Between the pricing date and the effective date of a CLO, the CLO collateral manager will generally expect to purchase additional collateral obligations for the CLO. During this period, the price and availability of these collateral obligations may be adversely affected by a number of market factors, including price volatility and availability of investments suitable for the CLO, which could hamper the ability of the collateral manager to acquire a portfolio of collateral obligations that will satisfy specified concentration limitations and allow the CLO to reach the target initial par amount of collateral prior to the effective date. An inability or delay in reaching the target initial par amount of collateral may adversely affect the timing and amount of distributions on the CLO equity securities and the timing and amount of interest or principal payments received by holders of the CLO debt securities and could result in early redemptions, which may cause CLO equity and debt investors to receive less than face value of their investment.

Our portfolio of investments may lack diversification among CLO securities which may subject us to a risk of significant loss if one or more of these CLO securities experience a high level of defaults on collateral.

Our portfolio may hold investments in a limited number of CLO securities. As our portfolio may be less diversified than the portfolios of some larger funds, we are more susceptible to failure if one or more of the CLOs in which we are invested experiences a high level of defaults on its collateral. Similarly, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. We may also invest in multiple CLOs managed by the same CLO collateral manager, thereby increasing our risk of loss in the event the CLO collateral manager were to fail, experience the loss of key portfolio management employees or sell its business.

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Failure to maintain adequate diversification of underlying obligors across the CLOs in which we invest would make us more vulnerable to defaults.

Even if we maintain adequate diversification across different CLO issuers, we may still be subject to concentration risk since CLO portfolios tend to have a certain amount of overlap across underlying obligors. This trend is generally exacerbated when demand for bank loans by CLO issuers outpaces supply. Market analysts have noted that the overlap of obligor names among CLO issuers has increased recently, and is particularly evident across CLOs of the same year of origination, as well as with CLOs managed by the same asset manager. To the extent we invest in CLOs that have a high percentage of overlap, this may increase the likelihood of defaults on our CLO investments occurring at the same time.

Our portfolio is focused on CLO securities, and the CLO securities in which we invest may hold loans that are concentrated in a limited number of industries.

Our portfolio is focused on securities issued by CLOs and related investments, and the CLOs in which we invest may hold loans that are concentrated in a limited number of industries. As a result, a downturn in the CLO industry or in any particular industry that the CLOs in which we invest are concentrated could significantly impact the aggregate returns we realize.

Failure by a CLO in which we are invested to satisfy certain tests will harm our operating results.

The failure by a CLO in which we invest to satisfy financial covenants, including over-collateralization tests and/or interest coverage tests, could lead to a reduction in its payments to us. In the event that a CLO fails certain tests, holders of CLO senior debt may be entitled to additional payments that would, in turn, reduce the payments we, as holder of equity and junior debt tranches, would otherwise be entitled to receive. Separately, we may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting CLO or any other investment we may make. If any of these occur, it could materially and adversely affect our operating results and cashflows.

Negative loan ratings migration may also place pressure on the performance of certain of our investments.

Per the terms of a CLO’s indenture, assets rated “CCC+” or lower or their equivalent in excess of applicable limits typically do not receive full par credit for purposes of calculation of the CLO’s overcollateralization tests. As a result, negative rating migration could cause a CLO to be out of compliance with its overcollateralization tests. This could cause a diversion of cashflows away from the CLO junior debt and equity tranches in favor of the more senior CLO debt tranches until the relevant overcollateralization test breaches are cured. This could have a negative impact on our NAV and cashflows.

Our investments in CLOs and other investment vehicles result in additional expenses to us.

To the extent that we invest in CLO securities, we will bear our ratable share of a CLO’s expenses, including management and performance fees. In addition to the management and performance fees borne by our investments in CLOs, we will also remain obligated to pay management and incentive fees to the Adviser. With respect to each of these investments, each holder of our common stock bears his or her share of the management and incentive fee of the Adviser as well as indirectly bearing the management and performance fees charged by the underlying CLO advisor.

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In the course of our investing activities, we will pay management and incentive fees to the Adviser and reimburse the Adviser for certain expenses it incurs. As a result, investors in our securities invest on a “gross” basis and receive distributions on a “net” basis after expenses, potentially resulting in a lower rate of return than an investor might achieve through direct investments.

Our investments in CLO securities may be less transparent to us and our stockholders than direct investments in the collateral.

We invest primarily in equity tranches of CLOs and other related investments, including junior and senior debt tranches of CLOs. Generally, there may be less information available to us regarding the collateral held by such CLOs than if we had invested directly in the debt of the underlying obligors. As a result, our stockholders will not know the details of the collateral of the CLOs in which we invest or receive the reports issued with respect to such CLO. In addition, none of the information contained in certain monthly reports nor any other financial information furnished to us as an investor in a CLO is audited and reported upon, nor is an opinion expressed, by an independent public accountant. Our CLO investments are also subject to the risk of leverage associated with the debt issued by such CLOs and the repayment priority of equity holders in such CLOs.

CLO investments involve complex documentation and accounting considerations.

CLOs and other structured finance securities in which we intend to invest are often governed by a complex series of legal documents and contracts. As a result, the risk of dispute over interpretation or enforceability of the documentation may be higher relative to other types of investments.

The accounting and tax implications of the CLO investments that we intend to make are complicated. In particular, reported earnings from CLO equity securities are recorded under U.S. generally accepted accounting principles, or “GAAP”, based upon an effective yield calculation. Current taxable earnings on certain of these investments, however, will generally not be determinable until after the end of the fiscal year of each individual CLO that ends within our fiscal year, even though the investments are generating cashflow throughout the fiscal year. The tax treatment of certain of these investments may result in higher distributable earnings in the early years and a capital loss at maturity, while for reporting purposes the totality of cashflows are reflected in a constant yield to maturity.

We are dependent on the collateral managers of the CLOs in which we invest, and those CLOs are generally not registered under the 1940 Act.

We rely on CLO collateral managers to administer and review the portfolios of collateral they manage. The actions of the CLO collateral managers may significantly affect the return on our investments; however, we, as investors of the CLO, typically do not have any direct contractual relationship with the collateral managers of the CLOs in which we invest. The ability of each CLO collateral manager to identify and report on issues affecting its securitization portfolio on a timely basis could also affect the return on our investments, as we may not be provided with information on a timely basis in order to take appropriate measures to manage our risks. We will also rely on CLO collateral managers to act in the best interests of a CLO it manages; however, there can be no assurance that the collateral managers will always act in the best interest of the class or classes of securities in which we are invested. If any CLO collateral manager were to act in a manner that was not in the best interest of the CLOs (e.g., with gross negligence, with reckless disregard or in bad faith), this could adversely impact the overall performance of our investments. Furthermore, since the underlying CLO issuer often provides an indemnity to its CLO collateral manager, we may not be incentivized to pursue actions against the collateral manager since any such action, if successful, may ultimately be borne by the underlying CLO issuer and payable from its assets, which could create losses to us as investors in the CLO. In addition, liabilities incurred by the CLO manger to third parties may be borne by us as investors in CLO equity to the extent the CLO is required to indemnify its collateral manager for such liabilities.

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In addition, the CLOs in which we invest are generally not registered as investment companies under the 1940 Act. As investors in these CLOs, we are not afforded the protections that stockholders in an investment company registered under the 1940 Act would have.

The collateral managers of the CLOs in which we intend to invest may not continue to manage such CLOs.

Because we intend to invest in CLO securities issued by CLOs that are managed by collateral managers that are unaffiliated with the Adviser, there is no guarantee that, for any CLO we invest in, the collateral manager in place at the time of investment will remain in place through the life of our investment. Collateral managers are subject to removal or replacement by subject to the consent of the majority of the equity investors in the CLO, and may also voluntarily resign as collateral manager or assign their role as collateral manager to another entity. There can be no assurance that any removal, replacement, resignation or assignment of any particular CLO manager’s role will not adversely affect the returns on the CLO securities in which we intend to invest.

Our investments in CLO securities may be subject to special anti-deferral provisions that could result in us incurring tax or recognizing income prior to receiving cash distributions related to such income.

Some of the CLOs in which we invest may constitute “passive foreign investment companies,” or “PFICs.” If we acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Certain elections may be available to mitigate or eliminate such tax on excess distributions, but such elections (if available) will generally require us to recognize our share of the PFIC’s income for each tax year regardless of whether we receive any distributions from such PFIC. We must nonetheless distribute such income to maintain our status as a RIC. We intend to treat our income inclusion with respect to a PFIC with respect to which we have made a qualified electing fund, or “QEF,” election, as qualifying income for purposes of determining our ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may be restricted in our ability to make QEF elections with respect to our holdings in issuers that could be treated as PFICs in order to ensure our continued qualification as a RIC and/or maximize our after-tax return from these investments.

If we hold 10% or more of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or “CFC” (including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains). If we are required to include such deemed distributions from a CFC in our income, we will be required to distribute such income to maintain our RIC status regardless of whether or not the CFC makes an actual distribution during such tax year. We intend to treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC either if (i) there is a distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies.

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If we are required to include amounts from CLO securities in income prior to receiving the cash distributions representing such income, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forego new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

If a CLO in which we invest fails to comply with certain U.S. tax disclosure requirements, such CLO may be subject to withholding requirements that could materially and adversely affect our operating results and cashflows.

The U.S. Foreign Account Tax Compliance Act provisions of the Code, or “FATCA,” imposes a withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its U.S. account holders and its U.S. owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amount available to distribute to junior debt and equity holders in such CLO, which could materially and adversely affect the fair value of the CLO’s securities, our operating results, and cashflows.

Increased competition in the market or a decrease in new CLO issuances may result in increased price volatility or a shortage of investment opportunities.

In recent years there has been a marked increase in the number of, and flow of capital into, investment vehicles established to make investments in CLO securities, even though the size of this market is relatively limited. While we cannot determine the precise effect of such competition, such increase may result in greater competition for investment opportunities, which may result in an increase in the price of such investments relative to their risk. Such competition may also result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions.

In addition, the volume of new CLO issuances and CLO refinancings varies over time as a result of a variety of factors including new regulations, changes in interest rates, and other market forces. As a result of increased competition and uncertainty regarding the volume of new CLO issuances and CLO refinancings, we can offer no assurances that we will deploy all of our capital in a timely manner or at all. Prospective investors should understand that we may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial wherewithal and research staffs, than may be available to us.

We may be subject to risks associated with any subsidiaries.

We may in the future invest indirectly through one or more subsidiaries. Such subsidiaries may include entities that are wholly-owned or primarily controlled by the Company that engage primarily in investment activities in securities or other assets. In the event that we invest through a subsidiary, we will comply with the provisions of Section 8 of the 1940 Act governing investment policies on an aggregate basis with any such subsidiary. The Company also intends to comply with the provisions of Section 18 of the 1940 Act governing capital structure and leverage on an aggregate basis with any subsidiary, including such that the Company will treat a subsidiary’s debt as its own for purposes of Section 18. Any subsidiary will comply with the provisions of the 1940 Act relating to affiliated transactions and custody. Any subsidiary would not be separately registered under the 1940 Act and would not be subject to all the investor protections and substantive regulation of the 1940 Act, although any such subsidiary will be managed pursuant to applicable 1940 Act compliance policies and procedures of the Company. In addition, changes in the laws of the jurisdiction of formation of any future subsidiary could result in the inability of such subsidiary to operate as anticipated. Additionally, any investment adviser to such subsidiaries will comply with the provisions of the 1940 Act relating to investment advisory contracts as if it were an investment adviser to the Company under Section 2(a)(20) of the 1940 Act.

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We and our investments are subject to interest rate risk.

Since we may incur leverage (including through preferred stock and/or debt securities) to make investments, our net investment income depends, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds.

The Federal Reserve began raising interest rates in 2022 and continued to do so as recently as July 2023. After holding rates steady towards the end of 2023, the Federal Open Market Committee indicated in December 2023 that rate cuts could be coming in 2024. In a rising interest rate environment, any leverage that we incur may bear a higher interest rate that our current leverage. There may not, however, be a corresponding increase in our investment income. Any reduction in the level of rate of return on new investments relative to the rate of return on our current investments, and any reduction in the rate of return on our current investments, could adversely impact our net investment income, reducing our ability to service the interest obligations on, and to repay the principal of, our indebtedness, as well as our capacity to pay distributions to our stockholders. See “— Reference Rate Floor Risk.”

The fair value of certain of our investments may be significantly affected by changes in interest rates. Although senior secured loans are generally floating rate instruments, our investments in senior secured loans through investments in junior debt and equity tranches of CLOs are sensitive to interest rate levels and volatility. For example, because CLO debt securities are floating rate securities, a reduction in interest rates would generally result in a reduction in the coupon payment and cashflow we receive on our CLO debt investments. Further, although CLOs are generally structured to mitigate the risk of interest rate mismatch, there may be a difference between the timing of interest rate resets on the assets and liabilities of a CLO. Such a mismatch in timing could have a negative effect on the amount of funds distributed to CLO equity investors. In addition, CLOs may not be able to enter into hedge agreements, even if it may otherwise be in the best interests of the CLO to hedge such interest rate risk. Furthermore, in the event of an economic downturn, loan defaults may increase and result in credit losses that may adversely affect our cashflow, fair value of our assets, and operating results. In the event that our interest expense were to increase relative to income, or sufficient financing became unavailable, our return on investments and cash available for distribution to stockholders or to make other payments on our securities would be reduced. In addition, future investments in different types of instruments may carry a greater exposure to interest rate risk.

Reference Rate Floor Risk. Because CLOs generally issue debt on a floating rate basis, an increase in the applicable reference rate (typically 3-Month Term SOFR) will increase the financing costs of CLOs. Many of the senior secured loans held by these CLOs have reference rate floors such that, when the applicable reference rate is below the stated floor, the stated floor (rather than actual reference rate itself) is used to determine the interest payable under the loans. Therefore, if the applicable reference rate increases but stays below the average reference rate floor of the senior secured loans held by a CLO, there would not be a corresponding increase in the investment income of such CLOs. The combination of increased financing costs without a corresponding increase in investment income in such a scenario could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.

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LIBOR Replacement Risk. LIBOR was intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. The regulatory authority that oversees financial services firms and financial markets in the U.K. announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions for purposes of determining the LIBOR rate. The publication of LIBOR on a representative basis ceased for the one-week and two-month U.S. dollar LIBOR settings immediately after December 31, 2021 and ceased for the remaining U.S. dollar LIBOR settings immediately after June 30, 2023. The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), has begun publishing SOFR, which has generally replaced U.S. dollar LIBOR as the reference rate of choice for CLOs as well as for a significant portion of the broadly syndicated secured loan market in which CLOs invest. Alternative reference rates for other currencies have also been announced or have already begun publication. There is no assurance that the composition or characteristics of SOFR, or any other alternative reference rate, will be similar to or produce the same value or economic equivalence as LIBOR or that it will have the same volume or liquidity as did LIBOR prior to its discontinuance or unavailability. This, in turn, may affect the value or liquidity or return on our investments, result in costs incurred in connection with closing out positions and entering into new trades and reduce the effectiveness of related fund transactions such as hedges. These risks may also apply with respect to potential changes in connection with other interbank offering rates (e.g., Euribor) and other indexes, rates and values that may be used as “benchmarks” and are the subject of recent regulatory reform. The replacement of LIBOR with SOFR as the preferred refence rate for CLOs and their underlying investments could have a significant impact on our investments and the market for CLO securities generally. Accordingly, it is difficult to predict the full impact of the transition away from LIBOR on the Company until new reference rates and fallbacks for both legacy and new products, instruments and contracts have a longer term track record.

Interest Rate Mismatch. Many underlying corporate borrowers can elect to pay interest based on various reference rates (such as 1-month term SOFR or 3-month term SOFR) in respect of the loans held by CLOs in which we intend to invest, in each case plus an applicable spread, whereas CLOs generally pay interest to holders of the CLO’s debt tranches based on 3-month term SOFR plus a spread. Because SOFR was developed relatively recently, there is little historical information regarding the spread between its various terms. The development of a material mismatch in the rate at which CLOs earn interest and the rate at which they pay interest on their debt tranches could negatively impact the cashflows on a CLO’s equity tranche, which may in turn adversely affect our cashflows and results of operations.

Fluctuations in Interest Rates. In 2022 and 2023, the U.S. Federal Reserve increased certain interest rates as part of its efforts to combat rising inflation, and in September 2024 the U.S. Federal Reserve decreased such rates. On September 17, 2025, the Federal Reserve cut its benchmark interest rate by a quarter-point. Fed officials have signaled the possibility of two more cuts by the end of 2025. Changes in interest rates (or the expectation of such changes) may adversely affect the CLO securities that we invest in or increase risks associated with such investments. The senior secured loans underlying CLOs typically have floating interest rates. A rising interest rate environment may increase loan defaults, resulting in losses for the CLOs in which we invest. In addition, increasing interest rates may lead to higher prepayment rates, as corporate borrowers look to avoid escalating interest payments or refinance floating rate loans. See “— Risks Related to Our Investments — Our investments are subject to prepayment risk.” Further, a general rise in interest rates will increase the financing costs of the CLOs. However, since many of the senior secured loans within CLOs have reference rate floors, if the applicable reference rate is below the average reference rate floor, there may not be corresponding increases in investment income, which could result in the CLO not having adequate cash to make interest or other payments on the securities which we hold.

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For detailed discussions of the risks associated with a rising interest rate environment, see “— Risks Related to Our Investments — We and our investments are subject to interest rate risk,” and “— Risks Related to Our Investments — We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.”

Inflation or deflation may negatively affect our portfolio.

Inflation risk is the risk that the value of certain assets, or income from our portfolio investments, will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of the interest paid and repayments made in relation to CLOs may decline. In addition, during any periods of rising inflation, some obligors may not be able to make the interest payments on CLO Collateral instruments or refinance those obligations, resulting in payment defaults. It should be noted that, in response to recent world events, including the global financial crisis, the COVID-19 global pandemic and the conflict in Ukraine, countries around the world have injected trillions of dollars into the economy in an effort to prevent more severe economic turbulence. This unprecedented amount of government funding and support, has given rise to significant increases in government spending and (in many instances) significant increases to the amount of debt issued by governments in the international bond markets. There can be no assurance that governments will be able to repay all of this debt in a timely way, or at all. Government default on debt would have negative consequences for our portfolio, disrupting financial markets generally and potentially impacting the credit risk of our investments and also of certain assets that provide the credit support for our investments. In addition, the United States and other countries have experienced, and may in the future experience, supply chain disruptions for a number of goods in the marketplace. This potential disruption in supply of goods, combined with unprecedented levels of such government spending and monetary policy, has materially increased inflation of the US dollar and other currencies. Inflation and rapid fluctuations in inflation rates have had in the past, and in the future may have, negative effects on economic and financial markets, which may consequently have a materially adverse impact on our investment performance.

Deflation risk is the risk that prices throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of obligors and may make obligor defaults more likely, which may result in a decline in the value of the portfolio investments. Moreover, if deflation was to persist and interest rates were to decline, obligors might refinance their obligations in relation to CLO Collateral at lower interest rates which could shorten the average life of the CLOs.

Our investments are subject to credit risk.

The CLOs in which we invest, and the loans underlying such CLOs, are subject to the risk of an issuer's, or debtor’s, ability to meet principal and interest payments on the obligation (known as "credit risk") and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (known as "market risk"). Lower-rated or unrated (i.e., junk) securities are more likely to react to developments affecting market and credit risk than are more highly rated securities, which primarily react to movements in the general level of interest rates. Yields and market values of lower rated securities will fluctuate over time, reflecting not only changing interest rates but also the market's perception of credit quality and the outlook for economic growth. When economic conditions appear to be deteriorating, medium- to lower-rated securities may decline in value due to heightened concern over credit quality, regardless of prevailing interest rates. Investors should carefully consider the relative risks of investing in lower rated tranches of CLOs and understand that such securities are not generally meant for short-term investing.

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Adverse economic developments can disrupt the market for CLO securities and severely affect the ability of issuers, especially highly leveraged issuers (such as certain CLOs), to service their debt obligations or to repay their obligations upon maturity, which may lead to a higher incidence of default on such securities. In addition, the secondary market for CLO securities is not as liquid as the secondary market for other types of equity or fixed-income securities. As a result, it may be more difficult for us to sell these securities, or we may only be able to sell the securities at prices lower than if such securities were highly liquid. Furthermore, we may experience difficulty in valuing certain CLO securities at certain times. Under these circumstances, prices realized upon the sale of such securities may be less than the prices used in calculating the Company's NAV. Prices for CLO securities may also be affected by legislative and regulatory developments.

Lower-rated tranches of CLOs also present risks based on payment expectations. If an issuer calls the obligations for redemption or if the underlying loans are paid faster than expected, we may have to replace the security with a lower-yielding security, resulting in a decreased return for investors.

Additionally, we may have indirect exposure to covenant lite loans through out investments in CLOs. Covenant lite loans are loans that have fewer financial maintenance and reporting covenants. Such loans may comprise a significant portion of the senior secured loans underlying the CLOs in which we invest. Accordingly, to the extent that the CLOs in which we invest hold covenant lite loans, the CLOs may have fewer rights against a borrower and may have greater risk of loss on such investments as compared to investments in loans with more robust maintenance and reporting covenants.

Our investments are subject to prepayment risk.

Although the Adviser’s valuations and projections take into account certain expected levels of prepayments, the collateral of a CLO may be prepaid more quickly than expected. Prepayment rates are influenced by changes in interest rates and a variety of factors beyond our control and consequently cannot be accurately predicted. Early prepayments give rise to increased reinvestment risk, as a CLO collateral manager might realize excess cash from prepayments earlier than expected. If a CLO collateral manager is unable to reinvest such cash in a new investment with an expected rate of return at least equal to that of the investment repaid, this may reduce our net income and the fair value of that asset.

We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.

We may incur leverage, directly or indirectly, through one or more special purpose vehicles, indebtedness for borrowed money, as well as leverage in the form of Derivative Transactions, preferred stock, debt securities, and other structures and instruments, in significant amounts and on terms that the Adviser and our board of directors deem appropriate, subject to applicable limitations under the 1940 Act. Such leverage may be used for the acquisition and financing of our investments, to pay fees and expenses, and for other purposes. Such leverage may be secured or unsecured. Any such leverage does not include leverage embedded or inherent in the CLO structures in which we invest or derivative instruments in which we may invest.

To the extent that we employ additional leverage, such leverage will have a greater effect on our portfolio. Accordingly, any event that adversely affects the value of an investment would be magnified to the extent leverage is utilized. For instance, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could also negatively affect our ability to make distributions and other payments to our securityholders. Leverage is generally considered a speculative investment technique. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. The cumulative effect of the use of leverage with respect to any investments in a market that moves adversely to such investments could result in a substantial loss that would be greater than if our investments were not leveraged.

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As a registered closed-end management investment company, we will generally be required to meet certain asset coverage requirements, as defined under the 1940 Act, with respect to any senior securities. With respect to senior securities representing indebtedness (i.e., borrowings or deemed borrowings), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness, plus the aggregate liquidation preference of any outstanding shares of preferred stock.

If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred stock, and could be required by law to sell a portion of our investments to repay some debt or redeem shares of preferred stock when it is disadvantageous to do so, which could have a material adverse effect on our operations. In this instance, we might not be able to make certain distributions or pay dividends of an amount necessary to continue to be subject to tax as a RIC or to avoid incurring a Fund level tax. Further, if our asset coverage falls below 200%, we may be prevented from declaring dividends by certain sections of the 1940 Act. The amount of leverage that we employ will depend on the Adviser’s and our board of directors’ assessment of market and other factors at the time of any proposed borrowing. We cannot assure you that we will be able to obtain credit at all or on terms acceptable to us.

In addition, any debt facility into which we may enter would likely impose financial and operating covenants that restrict our business activities, including limitations that could hinder our ability to finance additional loans and investments or to make the distributions required to maintain our ability to be subject to tax as a RIC under Subchapter M of the Code.

The following table is furnished in response to the requirements of the SEC and illustrates the effect of leverage on returns from an investment in our common stock assuming various annual returns, net of expenses. The calculations in the table below are hypothetical and actual returns may be higher or lower than those appearing in the table below.

Assumed Return on Our Portfolio (Net of Expenses)	-10%	-5%	0%	5%	10%
Corresponding Return to Common Stockholder(1)	-15.9%	-9.3%	-2.6%	4.0%	10.7%

(1)

Assumes (i) $167.2 million in total assets as of June 30, 2025; (ii) $41.7 million in total debt as of June 30, 2025; and (iii) an annualized average interest rate on our indebtedness and preferred equity, as of June 30, 2025, of 7.97%.

Based on our assumed leverage described above, our investment portfolio would have been required to experience an annual return of at least 1.977% to cover interest payments on our assumed indebtedness.

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Our investments may be highly subordinated and subject to leveraged securities risk.

Our portfolio includes equity investments in CLOs, which involve a number of significant risks. CLOs are typically very highly levered (with CLO equity securities being leveraged nine to 13 times), and therefore the equity tranches in which we intend to invest will be subject to a higher degree of risk of total loss. In particular, investors in CLO securities indirectly bear risks of the collateral held by such CLOs. We generally have the right to receive payments only from the CLOs, and generally not have direct rights against the underlying borrowers or the entity that sponsored the CLO. While the CLOs we target generally enable an equity investor to acquire interests in a pool of senior secured loans without the expenses associated with directly holding the same investments, we will generally pay a proportionate share of the CLO’s administrative, management, and other expenses if we make a CLO equity investment. In addition, we may have the option in certain CLOs to contribute additional amounts to the CLO issuer for purposes of acquiring additional assets or curing coverage tests, thereby increasing our overall exposure and capital at risk to such CLO. Although it is difficult to predict whether the prices of assets underlying CLOs will rise or fall, these prices (and, therefore, the prices of the CLOs’ securities) will be influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. The interests we intend to acquire in CLOs will likely be thinly traded or have only a limited trading market. CLO securities are typically privately offered and sold, even in the secondary market. As a result, investments in CLO equity securities are illiquid. See “Risks Related to Our Investments — The lack of liquidity in our investments may adversely affect our business.”

We and our investments are subject to risks associated with investing in high-yield and unrated, or “junk,” securities.

We invest primarily in securities that are not rated by a national securities rating service. The primary assets underlying our CLO security investments are senior secured loans, although these transactions may allow for limited exposure to other asset classes including unsecured loans and high yield bonds. CLOs generally invest in lower-rated debt securities that are typically rated below Baa/BBB by Moody’s, S&P or Fitch. In addition, we may obtain direct exposure to such financial assets or instruments. Securities that are not rated or are rated lower than Baa by Moody’s or lower than BBB by S&P or Fitch are sometimes referred to as “high yield” or “junk.” High-yield debt securities have greater credit and liquidity risk than investment grade obligations. High-yield debt securities and loans are generally unsecured and may be subordinated to certain other obligations of the issuer thereof. The lower rating of high-yield debt securities and below-investment grade loans reflects a greater possibility that adverse changes in the financial condition of an issuer, or in general economic conditions, or both, may impair the ability of the issuer to make payments of principal or interest.

The CLO equity securities that we hold and intend to acquire are typically unrated and are therefore considered speculative with respect to timely payment of interest and repayment of principal. The collateral of underlying CLOs are also typically higher-yield, sub-investment grade investments. Investing in CLO equity securities and other high-yield investments involves greater credit and liquidity risk than investment grade obligations, which may adversely impact our performance.

A portion of the loans held by CLOs in which we invest may consist of second lien loans. Second lien loans are secured by liens on the collateral securing the loan that are subordinated to the liens of at least one other class of obligations of the related obligor. Thus, the ability of the CLO issuer to exercise remedies after a second lien loan becomes a defaulted obligation is subordinated to, and limited by, the rights of the senior creditors holding such other classes of obligations. In many circumstances, the CLO issuer may be prevented from foreclosing on the collateral securing a second lien loan until the related first lien loan is paid in full. Moreover, any amounts that might be realized as a result of collection efforts or in connection with a bankruptcy or insolvency proceeding involving a second lien loan must generally be turned over to the first lien secured lender until the first lien secured lender has realized the full value of its own claims. In addition, certain of the second lien loans contain provisions requiring the CLO issuer’s interest in the collateral to be released in certain circumstances. These lien and payment obligation subordination provisions may materially and adversely affect the ability of the CLO issuer to realize value from second lien loans and adversely affect the fair value of and income from our investment in the CLO’s securities.

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An economic downturn or an increase in interest rates could severely disrupt the market for high-yield debt securities and loans and adversely affect the value of such outstanding securities and the ability of the issuers thereof to repay principal and interest.

Issuers of high-yield debt securities and loans may be highly leveraged and may not have available to them more traditional methods of financing. The risk associated with acquiring (directly or indirectly) the securities of such issuers generally is greater than is the case with highly rated securities. For example, during an economic downturn or a sustained period of rising interest rates, issuers of high-yield debt securities and loans may be more likely to experience financial stress, especially if such issuers are highly leveraged. During such periods, timely service of debt obligations also may be adversely affected by specific issuer developments, or the issuer’s inability to meet specific projected business forecasts, or the unavailability of additional financing. The risk of loss due to default by the issuer is significantly greater for the holders of high-yield debt securities and loans because such securities may be unsecured and may be subordinated to obligations owed to other creditors of the issuer of such securities. In addition, the CLO issuer may incur additional expenses to the extent it (or any investment manager) is required to seek recovery upon a default on a high yield bond (or any other debt obligation) or participate in the restructuring of such obligation.

We are subject to risks associated with loan assignments and participations.

The CLOs in which we invest will purchase loan participations and assignments. Loan participations are interests in loans to obligors which are administered by the lending bank or agent for a syndicate of lending banks, and sold by the lending bank, financial institution or syndicate member (“intermediary bank”). In a loan participation, the borrower will be deemed to be the issuer of the participation interest, except to the extent the CLO derives rights from the intermediary bank. Because the intermediary bank does not guarantee a loan participation in any way, a loan participation is subject to the credit risks generally associated with the underlying borrower. In the event of the bankruptcy or insolvency of the borrower, a loan participation may be subject to certain defenses that can be asserted by such borrower as a result of improper conduct by the intermediary bank. In addition, in the event the underlying borrower fails to pay principal and interest when due, the CLO, may be subject to delays, expenses and risks that are greater than those that would have been involved if the CLO had purchased a direct obligation of such borrower. Under the terms of a loan participation, the CLO may be regarded as a creditor of the intermediary bank (rather than of the underlying borrower), so that the CLO may also be subject to the risk that the intermediary bank may become insolvent.

Loan assignments are investments in assignments of all or a portion of certain loans from third parties. When a CLO in which we have invested, purchases assignments from lenders, it will acquire direct rights against the borrower on the loan. Since assignments are arranged through private negotiations between potential assignees and assignors, however, the rights and obligations acquired by a CLO in which we have invested, may differ from, and be more limited than, those held by the assigning lender. Loan participations and assignments may be illiquid investments, which are subject to the risk described below.

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The lack of liquidity in our investments may adversely affect our business.

High-yield investments, including subordinated CLO securities and collateral held by CLOs in which we invest, generally have limited liquidity. As a result, prices of high-yield investments have at times experienced significant and rapid decline when a substantial number of holders (or a few holders of a significantly large “block” of the securities) decided to sell. In addition, we (or the CLOs in which we invest) may have difficulty disposing of certain high-yield investments because there may be a thin trading market for such securities. To the extent that a secondary trading market for non-investment grade high-yield investments does exist, it would not be as liquid as the secondary market for highly rated investments. Reduced secondary market liquidity would have an adverse impact on the fair value of the securities and on our direct or indirect ability to dispose of particular securities in response to a specific economic event, such as deterioration in the creditworthiness of the issuer of such securities.

As secondary market trading volumes increase, new loans frequently contain standardized documentation to facilitate loan trading that may improve market liquidity. There can be no assurance, however, that future levels of supply and demand in loan trading will provide an adequate degree of liquidity or that the current level of liquidity will continue. Because holders of such loans are offered confidential information relating to the borrower, the unique and customized nature of the loan agreement, and the private syndication of the loan, loans are not purchased or sold as easily as publicly traded securities are purchased or sold. Although a secondary market may exist, risks similar to those described above in connection with an investment in high-yield debt investments are also applicable to investments in lower rated loans.

The securities issued by CLOs generally offer less liquidity than other investment grade or high-yield corporate debt, and are subject to certain transfer restrictions that impose certain financial and other eligibility requirements on prospective transferees. Other investments that we may purchase in privately negotiated transactions may also be illiquid or subject to legal restrictions on their transfer. As a result of this illiquidity, our ability to sell certain investments quickly, or at all, in response to changes in economic and other conditions and to receive a fair price when selling such investments, may be limited, which could prevent us from making sales to mitigate losses on such investments. In addition, CLOs are subject to the possibility of liquidation upon an event of default, which could result in full loss of value to the CLO equity and junior debt investors. CLO equity tranches are the most likely tranche to suffer a loss of all of their value in these circumstances.

We may be exposed to counterparty risk.

We may be exposed to counterparty risk, which could make it difficult for us or the CLOs in which we invest to collect on the obligations represented by investments and result in significant losses.

We may hold investments (including synthetic securities) that would expose us to the credit risk of our counterparties or the counterparties of the CLOs in which it invests. In the event of a bankruptcy or insolvency of such a counterparty, we or a CLO in which such an investment is held could suffer significant losses, including the loss of that part of our or the CLO’s portfolio financed through such a transaction, declines in the value of our investment.

We are subject to risks associated with defaults on an underlying asset held by a CLO.

A default and any resulting loss as well as other losses on an underlying asset held by a CLO may reduce the fair value of our corresponding CLO investment. A wide range of factors could adversely affect the ability of the borrower of an underlying asset to make interest or other payments on that asset. To the extent that actual defaults and losses on the collateral of an investment exceed the level of defaults and losses factored into its purchase price, the value of the anticipated return from the investment will be reduced. The more deeply subordinated the tranche of securities in which we invest, the greater the risk of loss upon a default. For example, CLO equity is the most subordinated tranche within a CLO and is therefore subject to the greatest risk of loss resulting from defaults on the CLO’s collateral, whether due to bankruptcy or otherwise. Any defaults and losses in excess of expected default rates and loss model inputs will have a negative impact on the fair value of our investments, will reduce the cashflows that we receive from our investments, adversely affect the fair value of our assets, and could adversely impact our ability to pay dividends. Furthermore, the holders of the equity and junior debt tranches typically have limited rights with respect to decisions made with respect to collateral following an event of default on a CLO. In some cases, the senior-most class of notes can elect to liquidate the collateral even if the expected proceeds are not expected to be able to pay in full all classes of notes. We could experience a complete loss of our investment in such a scenario.

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In addition, the collateral of CLOs may require substantial workout negotiations or restructuring in the event of a default or liquidation. Any such workout or restructuring is likely to lead to a substantial reduction in the interest rate of such asset and/or a substantial write-down or write-off of all or a portion the principal of such asset. Any such reduction in interest rates or principal will negatively affect the fair value of our portfolio.

We are subject to risks associated with CLO Warehouses.

We may invest in in CLO Warehouses provided for the purposes of enabling the borrowers to acquire assets (“Collateral”) which are ultimately intended to be used to collateralize securities to be issued pursuant to a CLO transaction. Our participation in any CLO Warehouse may take the form of notes (“Warehouse Equity”) which are subordinated to the interests of one or more senior lenders under the CLO Warehouse.

If the relevant CLO transaction does not proceed for any reason (which may include a decision on the part of the CLO Manager not to proceed with the closing of such transaction (“closing”)), the realized value of the Collateral may be insufficient to repay any outstanding amounts owed to us in respect of the Warehouse Equity, after payments have been made to the senior lenders under the terms of the CLO Warehouse, with the consequence that we may not receive back all or any of its investment in the CLO Warehouse. This shortfall may be attributable to, amongst other things, a fall in the value of the Collateral between the date of our participation in the CLO Warehouse and the date that the Collateral is realized.

In addition, there are certain circumstances in which the senior lender(s) under a CLO Warehouse may require the sale or liquidation of Collateral prior to closing (for example, in the event that the value of the Collateral falls below a prescribed threshold). In this event, the realized value of the Collateral may be insufficient to repay any outstanding amounts owed to us in respect of the Warehouse Equity, after payments have been made to the senior lenders under the terms of the CLO Warehouse, with the consequence that we may not receive back all or any of its investment in the CLO Warehouse.

If the closing of a CLO transaction occurs, some or all of the Collateral may be re-priced for the purposes of determining the final repayment amount due under the CLO Warehouse, or the rate at which Warehouse Equity converts into securities issued by the relevant CLO vehicle. The effect of such re-pricing may be that any realized and unrealized losses and/or gains on the Collateral at that point are borne by holders of the Warehouse Equity, with the consequence that we may not receive back all or any of its investment in the CLO Warehouse.

We are subject to risks associated with the bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO in which we invest.

In the event of a bankruptcy or insolvency of an issuer or borrower of a loan that we hold or of an underlying asset held by a CLO or other vehicle in which we invest, a court or other governmental entity may determine that our claims or those of the relevant CLO are not valid or not entitled to the treatment we expected when making our initial investment decision.

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Various laws enacted for the protection of debtors may apply to the underlying assets in our investment portfolio. The information in this and the following paragraph represents a brief summary of certain points only, is not intended to be an extensive summary of the relevant issues and is applicable with respect to U.S. issuers and borrowers only. The following is not intended to be a summary of all relevant risks. Similar avoidance provisions to those described below are sometimes available with respect to non-U.S. issuers or borrowers, and there is no assurance that this will be the case which may result in a much greater risk of partial or total loss of value in that underlying asset.

If a court in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer or borrower of underlying assets, such as a trustee in bankruptcy, were to find that such issuer or borrower did not receive fair consideration or reasonably equivalent value for incurring the indebtedness constituting such underlying assets and, after giving effect to such indebtedness, the issuer or borrower (1) was insolvent; (2) was engaged in a business for which the remaining assets of such issuer or borrower constituted unreasonably small capital; or (3) intended to incur, or believed that it would incur, debts beyond our ability to pay such debts as they mature, such court could decide to invalidate, in whole or in part, the indebtedness constituting the underlying assets as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of the issuer or borrower or to recover amounts previously paid by the issuer or borrower in satisfaction of such indebtedness. In addition, in the event of the insolvency of an issuer or borrower of underlying assets, payments made on such underlying assets could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year under U.S. Federal bankruptcy law or even longer under state laws) before insolvency.

Our underlying assets may be subject to various laws for the protection of debtors in other jurisdictions, including the jurisdiction of incorporation of the issuer or borrower of such underlying assets and, if different, the jurisdiction from which it conducts business and in which it holds assets, any of which may adversely affect such issuer’s or borrower’s ability to make, or a creditor’s ability to enforce, payment in full, on a timely basis or at all. These insolvency considerations will differ depending on the jurisdiction in which an issuer or borrower or the related underlying assets are located and may differ depending on the legal status of the issuer or borrower.

We are subject to risks associated with any hedging or Derivative Transactions in which we participate.

We may in the future purchase and sell a variety of derivative instruments. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, currency credit and/or other risks or for other risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. Derivative Transactions may be volatile and involve various risks different from, and in certain cases, greater than the risks presented by other instruments. The primary risks related to Derivative Transactions include counterparty, correlation, illiquidity, leverage, volatility, and OTC trading risks. A small investment in derivatives could have a large potential impact on our performance, imposing a form of investment leverage on our portfolio. In certain types of Derivative Transactions, we could lose the entire amount of our investment. In other types of Derivative Transactions, the potential loss is theoretically unlimited.

The following is a more detailed discussion of primary risk considerations related to the use of Derivative Transactions that investors should understand before investing in shares of our common stock.

Counterparty risk. Counterparty risk is the risk that a counterparty in a Derivative Transaction will be unable to honor its financial obligation to us, or the risk that the reference entity in a credit default swap or similar derivative will not be able to honor its financial obligations. Certain participants in the derivatives market, including larger financial institutions, have experienced significant financial hardship and deteriorating credit conditions. If our counterparty to a Derivative Transaction experiences a loss of capital, or is perceived to lack adequate capital or access to capital, it may experience margin calls or other regulatory requirements to increase equity. Under such circumstances, the risk that a counterparty will be unable to honor its obligations may increase substantially. If a counterparty becomes bankrupt, we may experience significant delays in obtaining recovery (if at all) under the derivative contract in bankruptcy or other reorganization proceeding; if our claim is unsecured, we will be treated as a general creditor of such prime broker or counterparty and will not have any claim with respect to the underlying security. We may obtain only a limited recovery or may obtain no recovery in such circumstances. The counterparty risk for cleared derivatives is generally lower than for uncleared OTC derivatives, since, generally, a clearing organization becomes substituted for each counterparty to a cleared derivative and, in effect, guarantees the parties’ performance under the contract, as each party to a trade looks only to the clearing house for performance of financial obligations. However, there can be no assurance that the clearing house, or its members, will satisfy its obligations to us.

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Correlation risk. When used for hedging purposes, an imperfect or variable degree of correlation between price movements of the derivative instrument and the underlying investment sought to be hedged may prevent us from achieving the intended hedging effect or expose us to the risk of loss. The imperfect correlation between the value of a derivative and our underlying assets may result in losses on the Derivative Transaction that are greater than the gain in the value of the underlying assets in our portfolio. The Adviser may not hedge against a particular risk because it does not regard the probability of the risk occurring to be sufficiently high as to justify the cost of the hedge, or because it does not foresee the occurrence of the risk. These factors may have a significant negative effect on the fair value of our assets and the market value of shares of our common stock.

Liquidity risk. Derivative Transactions, especially when traded in large amounts, may not be liquid in all circumstances, so that in volatile markets we would not be able to close out a position without incurring a loss. Although both OTC and exchange-traded derivatives markets may experience a lack of liquidity, OTC non-standardized derivative transactions are generally less liquid than exchange-traded instruments. The illiquidity of the derivatives markets may be due to various factors, including congestion, disorderly markets, limitations on deliverable supplies, the participation of speculators, government regulation and intervention, and technical and operational or system failures. In addition, daily limits on price fluctuations and speculative position limits on exchanges on which we may conduct transactions in derivative instruments may prevent prompt liquidation of positions, subjecting us to the potential of greater losses.

Leverage risk. Trading in Derivative Transactions can result in significant leverage and risk of loss. Thus, the leverage offered by trading in derivative instruments will magnify the gains and losses we experience and could cause our NAV to be subject to wider fluctuations than would be the case if we did not use the leverage feature in derivative instruments.

Volatility risk. The prices of many derivative instruments, including many options and swaps, are highly volatile. Price movements of options contracts and payments pursuant to swap agreements are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. The value of options and swap agreements also depends upon the price of the securities or currencies underlying them.

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OTC trading risk. Derivative Transactions that may be purchased or sold may include instruments not traded on an organized market. The risk of non-performance by the counterparty to such Derivative Transaction may be greater and the ease with which we can dispose of or enter into closing transactions with respect to such an instrument may be less than in the case of an exchange traded instrument. In addition, significant disparities may exist between “bid” and “ask” prices for certain derivative instruments that are not traded on an exchange. Such instruments are often valued subjectively and may result in difficulties pricing or fair valuing the instrument. Improper valuations can result in increased cash payment requirements to counterparties, or a loss of value, or both. In contrast, cleared derivative transactions benefit from daily marked-to-market pricing and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections; however, certain uncleared derivative transactions are subject to minimum margin requirements which may require us and our counterparties to exchange collateral based on daily mark-to-market pricing. OTC trading generally exposes us to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, causing us to suffer a loss. Such “counterparty risk” is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where we have concentrated our transactions with a single or small group of counterparties.

Investors will bear indirectly the fees and expenses of the CLO equity securities in which we invest.

Investors will bear indirectly the fees and expenses (including management fees and other operating expenses) of the CLO equity securities in which we invest. CLO collateral manager fees are charged on the total assets of a CLO but are assumed to be paid from the residual cashflows after interest payments to the CLO senior debt tranches. Therefore, these CLO collateral manager fees (which generally range from 0.35% to 0.50% of a CLO’s total assets) are effectively much higher when allocated only to the CLO equity tranche. The calculation does not include any other operating expense ratios of the CLOs, as these amounts are not routinely reported to shareholders on a basis consistent with this methodology; however, it is estimated that additional operating expenses of 0.30% to 0.70% could be incurred. In addition, CLO collateral managers may earn fees based on a percentage of the CLO’s equity cashflows after the CLO equity has earned a positive internal rate of return of its capital and achieved a specified “hurdle” rate.

We and our investments are subject to reinvestment risk.

As part of the ordinary management of its portfolio, a CLO will typically generate cash from asset repayments and sales and reinvest those proceeds in substitute assets, subject to compliance with its investment tests and certain other conditions. The earnings with respect to such substitute assets will depend on the quality of reinvestment opportunities available at the time. If the CLO collateral manager causes the CLO to purchase substitute assets at a lower yield than those initially acquired (for example, during periods of loan compression or need to satisfy the CLO’s covenants), or sale proceeds are maintained temporarily in cash, it would reduce the excess interest-related cashflow that the CLO collateral manager is able to achieve. The investment tests may incentivize a CLO collateral manager to cause the CLO to buy riskier assets than it otherwise would, which could result in additional losses. These factors could reduce our return on investment and may have a negative effect on the fair value of our assets and the market value of our securities. In addition, the reinvestment period for a CLO may terminate early, which would cause the holders of the CLO’s securities to receive principal payments earlier than anticipated. In addition, in most CLO transactions, CLO debt investors are subject to the risk that the holders of a majority of the equity tranche will direct a call of a CLO, causing such CLO’s outstanding CLO debt securities to be repaid at par earlier than expected and result in a return of capital to us. There can be no assurance that we will be able to reinvest such amounts in an alternative investment that provides a comparable return relative to the called CLO.

We and our investments are subject to risks associated with non-U.S. investing.

While we invest primarily in CLOs that hold underlying U.S. assets, most of these CLOs are expected to be organized outside the United States and we may also invest in CLOs that hold collateral that are non-U.S. assets.

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Investing in foreign entities may expose us to additional risks not typically associated with investing in U.S. issuers. These risks include changes in exchange control regulations, political and social instability, restrictions on the types or amounts of investment, expropriation, imposition of foreign taxes, less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers, and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards, currency fluctuations, and greater price volatility. Further, we, and the CLOs in which we invest, may have difficulty enforcing creditor’s rights in foreign jurisdictions.

In addition, international trade tensions may arise from time to time which could result in trade tariffs, embargoes, or other restrictions or limitations on trade. The imposition of any actions on trade could trigger a significant reduction in international trade, supply chain disruptions, an oversupply of certain manufactured goods, substantial price reductions of goods, and possible failure of individual companies or industries which could have a negative impact on the value of the CLO securities that we hold.

Foreign markets also have different clearance and settlement procedures, and in certain markets there have been times when settlements have failed to keep pace with the volume of securities transactions, making it difficult to conduct such transactions. Delays in settlement could result in periods when our assets are uninvested. Our inability to make intended investments due to settlement problems or the risk of intermediary counterparty failures could cause it to miss investment opportunities. The inability to dispose of an investment due to settlement problems could result either in losses to the Company due to subsequent declines in the value of such investment or, if we have entered into a contract to sell the security, could result in possible liability to the purchaser. Transaction costs of buying and selling foreign securities also are generally higher than those involved in domestic transactions. Furthermore, foreign financial markets have, for the most part, substantially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable domestic companies.

The economies of individual non-U.S. countries may also differ favorably or unfavorably from the U.S. economy in such respects as growth of gross domestic product, rate of inflation, volatility of currency exchange rates, depreciation, capital reinvestment, resources self-sufficiency, and balance of payments position.

Currency risk. Any of our investments that are denominated in currencies other than U.S. dollars will be subject to the risk that the value of such currency will decrease in relation to the U.S. dollar. Although we will consider hedging any non-U.S. dollar exposures back to U.S. dollars, an increase in the value of the U.S. dollar compared to other currencies in which we make investments would otherwise reduce the effect of increases and magnify the effect of decreases in the prices of our non-U.S. dollar denominated investments in their local markets. Fluctuations in currency exchange rates will similarly affect the U.S. dollar equivalent of any interest, dividends, or other payments made that are denominated in a currency other than U.S. dollars.

Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.

As a registered closed-end management investment company, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith by policies and procedures adopted by our board of directors. Decreases in the market values or fair values of our investments are recorded as unrealized depreciation. Any unrealized losses in our portfolio could be an indication of an issuer’s inability to meet its repayment obligations to us with respect to the affected investments. This could result in realized losses in the future and ultimately in reductions of our income available for distribution or to make payments on our other obligations in future periods.

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If our distributions exceed our taxable income and capital gains realized during a taxable year, all or a portion of the distributions made in the same taxable year may be recharacterized as a return of capital to our common stockholders. A return of capital distribution will generally not be taxable to our stockholders. However, a return of capital distribution will reduce a stockholder’s cost basis in shares of our common stock on which the distribution was received, thereby potentially resulting in a higher reported capital gain or lower reported capital loss when those shares of our common stock are sold or otherwise disposed of.

A portion of our income and fees may not be qualifying income for purposes of the income source requirement.

Some of the income and fees that we may recognize will not satisfy the qualifying income requirement applicable to RICs. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such requirement, we may need to recognize such income and fees indirectly through one or more entities classified as corporations for U.S. federal income tax purposes. Such corporations will be subject to U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

Risks Relating to an Investment in Our Securities

Common stock of closed-end management investment companies frequently trades at discounts to their respective NAVs, and we cannot assure you that the market price of our common stock will not decline below our NAV per share.

Common stock of closed-end management investment companies frequently trades at discounts to their respective NAVs and our common stock may also be discounted in the market. This characteristic of closed-end management investment companies is separate and distinct from the risk that our NAV per share may decline. We cannot predict whether shares of our common stock will trade above, at or below our NAV per share. The risk of loss associated with this characteristic of closed-end management investment companies may be greater for investors expecting to sell common stock purchased in an offering soon after such offering. In addition, if our common stock trades below our NAV per share, we will generally not be able to sell additional common stock to the public at market price except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of the holders of our common stock, (3) upon the conversion of a convertible security in accordance with its terms, or (4) under such circumstances as the SEC may permit. See “Provisions of the DGCL and Our Certificate of Incorporation and ByLaws — Repurchase of Shares and Other Discount Measures.”

Our common stock price may be volatile and may decrease substantially.

The trading price of our common stock may fluctuate substantially. The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you paid to purchase shares of our common stock, depending on many factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	investor demand for shares of our common stock;

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•	significant volatility in the market price and trading volume of securities of registered closed-end management investment companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

•	changes in regulatory policies or tax guidelines with respect to RICs or registered closed-end management investment companies;

•	failure to qualify as a RIC, or the loss of RIC status;

•	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

•	changes, or perceived changes, in the value of our portfolio investments;

•	departures of any members of the Investment Team;

•	operating performance of companies comparable to us; or

•	general economic conditions and trends and other external factors.

We and the Adviser could be the target of litigation.

We or the Adviser could become the target of securities class action litigation or other similar claims if our stock price fluctuates significantly or for other reasons. The outcome of any such proceedings could materially adversely affect our business, financial condition, and/or operating results and could continue without resolution for long periods of time. Any litigation or other similar claims could consume substantial amounts of our management’s time and attention, and that time and attention and the devotion of associated resources could, at times, be disproportionate to the amounts at stake. Litigation and other claims are subject to inherent uncertainties, and a material adverse impact on our financial statements could occur for the period in which the effect of an unfavorable final outcome in litigation or other similar claims becomes probable and reasonably estimable. In addition, we could incur expenses associated with defending ourselves against litigation and other similar claims, and these expenses could be material to our earnings in future periods.

Sales in the public market of substantial amounts of our common stock may have an adverse effect on the market price of our common stock.

Sales of substantial amounts of our common stock, including by selling stockholders, or the availability of such common stock for sale, whether or not actually sold, could adversely affect the prevailing market price of our common stock. If this occurs and continues, it could impair our ability to raise additional capital through the sale of equity securities should we desire to do so. For a discussion of the adverse effect that the concentration of beneficial ownership may have on the market price of our common stock, see “— Risks Related to Our Business and Structure — Significant stockholders may control the outcome of matters submitted to our stockholders or adversely impact the market price or liquidity of our securities.”

Our stockholders will experience dilution in their ownership percentage if they do not participate in our dividend reinvestment plan.

All distributions declared in cash payable to stockholders that are participants in our dividend reinvestment plan are automatically reinvested in shares of our common stock. As a result, our stockholders that do not participate in our dividend reinvestment plan will experience dilution in their ownership percentage of our common stock over time.

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Legislative or regulatory tax changes could adversely affect investors.

At any time, the federal income tax laws governing RICs or the administrative interpretations of those laws or regulations may be amended. Any new laws, regulations or interpretations may take effect retroactively and could adversely affect the taxation of us or our shareholders. Therefore, changes in tax laws, regulations or administrative interpretations or any amendments thereto could diminish the value of an investment in our shares or the value or the resale potential of our investments.

Risks Relating to Our Business and Structure

We have a limited operating history as a closed-end investment company.

We are an externally managed, non-diversified, closed-end management investment company that was formed in April 2023 and commenced operations on July 9, 2024. As a result of our limited operating history, we do not have significant financial information on which you can evaluate an investment in us or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially or become worthless. We currently anticipate that it will take approximately three to six months to invest substantially all of the net proceeds of this offering in our targeted investments, depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. During this period, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities, and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments.

Our investment portfolio is recorded at fair value. As a result, there may be uncertainty as to the value of our portfolio investments.

Under the 1940 Act, we are required to value our portfolio investments at market value or, if there is no readily available market value, at fair value as determined by us in accordance with our written valuation policy. Pursuant to Rule 2a-5, our board has elected to designate the Adviser as “valuation designee” to perform fair value determinations in respect of our portfolio investments that do not have readily available market quotations. Typically, there is no public market for the type of investments we target. As a result, we value these securities at least monthly based on relevant information compiled by the Adviser and third-party pricing services (when available), and with the oversight, review, and acceptance by our board of directors.

The determination of fair value and, consequently, the amount of unrealized gains and losses in our portfolio, are to a certain degree subjective and dependent on a valuation process approved and overseen by our board of directors. Certain factors that may be considered in determining the fair value of our investments include non-binding indicative bids and the number of trades (and the size and timing of each trade) in an investment. Valuation of certain investments is also based, in part, upon third party valuation models that take into account various market inputs. Investors should be aware that the models, information, and/or underlying assumptions utilized by us or such models will not always allow us to correctly capture the fair value of an asset. Because such valuations, and particularly valuations of securities that are not publicly traded like those we hold, are inherently uncertain, they may fluctuate over short periods of time and may be based on estimates. Our determinations of fair value may differ materially from the values that would have been used if an active public market for these securities existed. Our determinations of the fair value of our investments have a material impact on our net earnings through the recording of unrealized appreciation or depreciation of investments, and may cause our NAV on a given date to understate or overstate, possibly materially, the value that we may ultimately realize on one or more of our investments. See “Conflicts of Interest — Valuation.”

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Our financial condition and results of operations depend on the Adviser’s ability to effectively manage and deploy capital.

Our ability to achieve our investment objectives will depend on the Adviser’s ability to effectively manage and deploy capital, which will depend, in turn, on the Adviser’s ability to identify, evaluate, and monitor, and our ability to acquire, investments that meet our investment criteria.

Accomplishing our investment objectives on a cost-effective basis will be largely a function of the Adviser’s handling of the investment process, its ability to provide competent, attentive, and efficient services and our access to investments offering acceptable terms, either in the primary or secondary markets. Even if we are able to grow and build upon our investment operations, any failure to manage our growth effectively could have a material adverse effect on our business, financial condition, results of operations, and prospects. The results of our operations will depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets, and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies as described in this prospectus, it could adversely impact our ability to pay distributions. In addition, because the trading methods employed by the Adviser on our behalf are proprietary, stockholders will not be able to determine details of such methods or whether they are being followed.

We are reliant on the Adviser to carry out our investment strategy.

The Adviser manages our investments. Consequently, our success depends, in large part, upon the services of the Adviser and the skill and expertise of the Adviser’s professional personnel. Incapacity of any key personnel of the Adviser could have a material and adverse effect on our performance. There can be no assurance that the professional personnel of the Adviser will continue to serve in their current positions or continue to be employed by the Adviser. We can offer no assurance that their services will be available for any length of time or that the Adviser will continue indefinitely as our Adviser.

The Adviser and the Administrator each has the right to resign on 90 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

The Adviser has the right, under the Investment Advisory Agreement, and the Administrator has the right under the Services Agreement, to resign at any time upon 90 days’ written notice, whether we have found a replacement or not. If the Adviser or the Administrator resigns, we may not be able to find a new investment adviser or hire internal management, or find a new administrator, as the case may be, with similar expertise and ability to provide the same or equivalent services on acceptable terms within 90 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business, and results of operations, as well as our ability to make distributions to our stockholders and other payments to securityholders, are likely to be adversely affected, and the market price of our securities may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by the Adviser and the Administrator and their affiliates. Even if we are able to retain comparable management and administration, whether internal or external, the integration of such management and their lack of familiarity with our investment objectives and operations would likely result in additional costs and time delays that may adversely affect our financial condition, business, and results of operations.

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Our success will depend on the ability of the Adviser to attract and retain qualified personnel in a competitive environment.

Our growth will require that the Adviser attract and retain new investment and administrative personnel in a competitive market. The Adviser’s ability to attract and retain personnel with the requisite credentials, experience, and skills will depend on several factors including its ability to offer competitive compensation, benefits, and professional growth opportunities. Many of the entities, including investment funds (such as private equity funds, mezzanine funds, and business development companies) and traditional financial services companies with which the Adviser will compete for experienced personnel, have greater resources than the Adviser has.

There are significant actual and potential conflicts of interest which could impact our investment returns.

The professional staff of the Adviser will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement. However, such persons may be committed to providing investment advisory and other services for other clients, and engage in other business ventures in which we have no interest. As a result of these separate business activities, the Adviser has conflicts of interest in allocating management time, services and functions among us, other advisory clients and other business ventures. See “Conflicts of Interest.”

Our incentive fee structure may incentivize the Adviser to pursue speculative investments, use leverage when it may be unwise to do so, or refrain from de-levering when it would otherwise be appropriate to do so.

The incentive fee payable by us to the Adviser may create an incentive for the Adviser to pursue investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangement. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns. The incentive fee payable to the Adviser is based on our Pre-Incentive Fee Net Investment Income, as calculated in accordance with our Investment Advisory Agreement. This may encourage the Adviser to use leverage to increase the return on our investments, even when it may not be appropriate to do so, and to refrain from de-levering when it would otherwise be appropriate to do so. Under certain circumstances, the use of leverage may increase the likelihood of default, which would impair the value of our securities. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.”

A general increase in interest rates may have the effect of making it easier for the Adviser to receive incentive fees, without necessarily resulting in an increase in our net earnings.

Given the structure of our Investment Advisory Agreement, any general increase in interest rates will likely have the effect of making it easier for the Adviser to meet the quarterly hurdle rate for payment of income incentive fees under the Investment Advisory Agreement without any additional increase in relative performance on the part of the Adviser. This risk is more acute in rising rate environment, such as the one we are in now. In addition, in view of the catch-up provision applicable to income incentive fees under the Investment Advisory Agreement, the Adviser could potentially receive a significant portion of the increase in our investment income attributable to such a general increase in interest rates. If that were to occur, our increase in net earnings, if any, would likely be significantly smaller than the relative increase in the Adviser’s income incentive fee resulting from such a general increase in interest rates.

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We may be obligated to pay the Adviser incentive compensation even if we incur a loss or with respect to investment income that we have accrued but not received.

The Adviser is entitled to incentive compensation for each fiscal quarter based, in part, on our Pre-Incentive Fee Net Investment Income, if any, for the immediately preceding calendar quarter above a performance threshold for that quarter. Accordingly, since the performance threshold is based on a percentage of our NAV, decreases in our NAV make it easier to achieve the performance threshold. Our Pre-Incentive Fee Net Investment Income for incentive compensation purposes excludes realized and unrealized capital losses or depreciation that we may incur in the fiscal quarter, even if such capital losses or depreciation result in a net loss on our statement of operations for that quarter. Thus, we may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of our portfolio or we incur a net loss for that quarter. In addition, we accrue an incentive fee on accrued income that we have not yet received in cash. However, the portion of the incentive fee that is attributable to such income will be paid to the Adviser, without interest, only if and to the extent we actually receive such income in cash.

The Adviser’s liability is limited under the Investment Advisory Agreement, and we have agreed to indemnify the Adviser against certain liabilities, which may lead the Adviser to act in a riskier manner on our behalf than it would when acting for its own account.

Under the Investment Advisory Agreement, the Adviser does not assume any responsibility to us other than to render the services called for under the agreement and carries out its obligations subject to the oversight of the board of directors. The Adviser maintains a contractual and fiduciary relationship with us. Under the terms of the Investment Advisory Agreement, the Adviser, its officers, managers, members, agents, employees, and other affiliates are not liable to us for acts or omissions performed in accordance with and pursuant to the Investment Advisory Agreement, except those resulting from acts constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. In addition, we have agreed to indemnify the Adviser and each of its officers, managers, members, agents, employees, and other affiliates from and against all damages, liabilities, costs, and expenses (including reasonable legal fees and other amounts reasonably paid in settlement) incurred by such persons arising out of or based on performance by the Adviser of its obligations under the Investment Advisory Agreement, except where attributable to willful misfeasance, bad faith, gross negligence, or reckless disregard of the Adviser’s duties under the Investment Advisory Agreement. These protections may lead the Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account.

The Adviser may not be able to achieve the same or similar returns as those achieved by other portfolios managed by the Adviser.

Although the Adviser manages other investment portfolios, including accounts using investment objectives, investment strategies, and investment policies similar to ours, we cannot assure you that we will be able to achieve the results realized by any other vehicles managed by the Adviser.

We may experience fluctuations in our NAV and quarterly operating results.

We could experience fluctuations in our NAV from month to month and in our quarterly operating results due to a number of factors, including the timing of distributions to our stockholders, fluctuations in the value of the CLO securities that we hold, our ability or inability to make investments that meet our investment criteria, the interest and other income earned on our investments, the level of our expenses (including the interest or dividend rate payable on the debt securities or preferred stock we may issue), variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets, and general economic conditions. As a result of these factors, our NAV and results for any period should not be relied upon as being indicative of our NAV and results in future periods.

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Our board of directors may change our operating policies and strategies without stockholder approval, the effects of which may be adverse.

Our board of directors has the authority to modify or waive our current operating policies, investment criteria, and strategies, other than those that we have deemed to be fundamental, without prior stockholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria, and strategies would have on our business, NAV, operating results, and value of our securities. However, the effects of any such changes could adversely impact our ability to pay dividends and cause you to lose all or part of your investment.

Our management’s initial estimates of certain metrics relating to our financial performance for a period are subject to revision based on our actual results for such period.

Our management intends to make and publish unaudited estimates of certain metrics indicative of our financial performance, including the NAV per share of our common stock and the range of NAV per share of our common stock on a monthly basis (or more frequently, as appropriate, such as with respect to an offering), and the range of the net investment income and realized gain/loss per share of our common stock on a quarterly basis. While any such estimate will be made in good faith based on our most recently available records as of the date of the estimate, such estimates are subject to financial closing procedures, our board of directors’ final determination of our NAV as of the end of the applicable quarter, and other developments arising between the time such estimate is made and the time that we finalize our quarterly financial results, and may differ materially from the results reported in the audited financial statements and/or the unaudited financial statements included in filings we make with the SEC. As a result, investors are cautioned not to place undue reliance on any management estimates presented in this prospectus or any related amendment to this prospectus and should view such information in the context of our full quarterly or annual results when such results are available.

We will be subject to corporate-level income tax if we are unable to maintain our RIC status for U.S. federal income tax purposes.

Although we have elected to be treated as a RIC under Subchapter M of the Code beginning with our tax year ending December 31, 2024, and intend to qualify as a RIC in each of our succeeding tax years, we can offer no assurance that we will be able to maintain RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet certain annual distribution, qualifying income, and asset diversification requirements.

The annual distribution requirement for a RIC will be satisfied if we distribute dividends to our stockholders each tax year of an amount generally at least equal to 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. Because we use debt financing, we are subject to certain asset coverage requirements under the 1940 Act and may be subject to financial covenants that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

The qualifying income requirement is generally satisfied if we obtain at least 90% of our income for each tax year from dividends, interest, gains from the sale of our securities, or similar sources.

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The asset diversification requirement will be satisfied if we meet certain asset composition requirements at the end of each quarter of our tax year. We intend to take certain positions regarding the qualification of CLO securities under the asset diversification requirement for which there is a lack of guidance. If the Internal Revenue Service, or the “IRS”, disagrees with any of the positions we take regarding the identity of the issuers of these securities or how CLO securities are tested under the asset diversification requirement, it could result in the failure by the Company to diversify its investments in a manner necessary to satisfy the diversification requirement. Failure to meet those requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are expected to be in CLO securities for which there will likely be no active public market, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason and remain or become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

For federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, which may arise if we acquire a debt security at a significant discount to par. We also may be required to include in income certain other amounts that we have not yet, and may not ever, receive in cash.

Since, in certain cases, we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code or entirely eliminate any corporate level tax. In addition, since our incentive fee is payable on our income recognized, rather than cash received, we may be required to pay advisory fees on income before or without receiving cash representing such income. Accordingly, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forego new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Our cash distributions to stockholders may change and a portion of our distributions to stockholders may be a return of capital.

The amount of our cash distributions may increase or decrease at the discretion of our board of directors, based upon its assessment of the amount of cash available to us for this purpose and other factors. Unless we are able to generate sufficient cash through the successful implementation of our investment strategy, we may not be able to sustain a given level of distributions. Further, to the extent that the portion of the cash generated from our investments that is recorded as interest income for financial reporting purposes is less than the amount of our distributions, all or a portion of one or more of our future distributions, if declared, may comprise a return of capital. Accordingly, stockholders should not assume that the sole source of any of our distributions is net investment income. Any reduction in the amount of our distributions would reduce the amount of cash received by our stockholders and could have a material adverse effect on the market price of our shares. See “— Risks Related to Our Investments — Our investments are subject to prepayment risk” and “— Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution or to make payments on our other obligations.”

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Our stockholders may receive shares of our common stock as distributions, which could result in adverse tax consequences to them.

In order to satisfy certain annual distribution requirements to maintain RIC tax treatment under Subchapter M of the Code, we may declare a large portion of a distribution in shares of our common stock instead of in cash even if a stockholder has opted out of participation in the DRIP. As long as at least 20% of such distribution is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder generally would be subject to tax on 100% of the fair market value of the distribution on the date the distribution is received by the stockholder in the same manner as a cash distribution, even though most of the distribution was paid in shares of our common stock.

We will incur significant costs as a result of being a publicly traded company.

Once listed on a national securities exchange, we will incur legal, accounting and other expenses, including costs associated with the periodic reporting requirements applicable to a company whose securities are registered under the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” as well as additional corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC.

Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our stockholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.

In order to maintain our RIC status, we will be required to distribute at least 90% of the sum of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. As a result, these earnings will not be available to fund new investments, and we will need additional capital to fund growth in our investment portfolio. If we fail to obtain additional capital, we could be forced to curtail or cease new investment activities, which could adversely affect our business, operations, and results. Even if available, if we are not able to obtain such capital on favorable terms, it could adversely affect our net investment income.

A disruption or downturn in the capital markets and the credit markets could impair our ability to raise capital and negatively affect our business.

We may be materially affected by market, economic, and political conditions globally and in the jurisdictions and sectors in which we invest or operate, including conditions affecting interest rates and the availability of credit. Unexpected volatility, illiquidity, governmental action, currency devaluation, or other events in the global markets in which we directly or indirectly hold positions could impair our ability to carry out our business and could cause us to incur substantial losses. These factors are outside our control and could adversely affect the liquidity and value of our investments, and may reduce our ability to make attractive new investments.

In particular, economic and financial market conditions significantly deteriorated for a significant part of the past decade as compared to prior periods. Global financial markets experienced considerable declines in the valuations of debt and equity securities, an acute contraction in the availability of credit and the failure of a number of leading financial institutions. As a result, certain government bodies and central banks worldwide, including the U.S. Treasury Department and the U.S. Federal Reserve, undertook unprecedented intervention programs, the effects of which remain uncertain. Although certain financial markets have improved, to the extent economic conditions experienced during the past decade recur, they may adversely impact our investments. Signs of deteriorating sovereign debt conditions in Europe and elsewhere and uncertainty regarding the policies of the current U.S. presidential administration, including with regard to the imposition of trade tariffs, embargoes, or other restrictions or limitations on trade, could lead to further disruption in the global markets. Trends and historical events do not imply, forecast or predict future events, and past performance is not necessarily indicative of future results. There can be no assurance that the assumptions made or the beliefs and expectations currently held by the Adviser will prove correct, and actual events and circumstances may vary significantly.

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We may be subject to risk arising from a default by one of several large institutions that are dependent on one another to meet their liquidity or operational needs, so that a default by one institution may cause a series of defaults by the other institutions. This is sometimes referred to as “systemic risk” and may adversely affect financial intermediaries with which we interact in the conduct of our business.

We also may be subject to risk arising from a broad sell-off or other shift in the credit markets, which may adversely impact our income and NAV. In addition, if the value of our assets declines substantially, we may fail to maintain the minimum asset coverage imposed upon us by the 1940 Act. See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us” and “Regulation as a Closed-End Management Investment Company.” Any such failure would affect our ability to issue preferred stock and other senior securities, including borrowings, and may affect our ability to pay distributions on our capital stock, which could materially impair our business operations. Our liquidity could be impaired further by an inability to access the capital markets or to obtain debt financing. For example, we cannot be certain that we would be able to obtain debt financing on commercially reasonable terms, if at all. See “— If we are unable to obtain, and/or refinance debt capital, our business could be materially adversely affected.” In previous market cycles, many lenders and institutional investors have previously reduced or ceased lending to borrowers. In the event of such type of market turmoil and tightening of credit, increased market volatility and widespread reduction of business activity could occur, thereby limiting our investment opportunities.

Moreover, we are unable to predict when economic and market conditions may be favorable in future periods. Even if market conditions are broadly favorable over the long term, adverse conditions in particular sectors of the financial markets could adversely impact our business.

If we are unable to obtain and/or refinance debt capital, our business could be materially adversely affected.

We currently anticipate obtaining debt financing within 12 months of this offering in order to obtain funds to make additional investments and grow our portfolio of investments. See “— Because we expect to distribute substantially all of our ordinary income and net realized capital gains to our stockholders, we may need additional capital to finance the acquisition of new investments and such capital may not be available on favorable terms, or at all.” Such debt capital may take the form of a term credit facility with a fixed maturity date or other fixed term instruments, and we may be unable to extend, refinance, or replace such debt financings prior to their maturity.

If we are unable to obtain or refinance debt capital on commercially reasonable terms, our liquidity will be lower than it would have been with the benefit of such financings, which would limit our ability to grow our business. In addition, holders of our common stock would not benefit from the potential for increased returns on equity that incurring leverage creates. Any such limitations on our ability to grow and take advantage of leverage may decrease our earnings, if any, and distributions to stockholders, which in turn may lower the trading price of our common stock. In addition, in such event, we may need to liquidate certain of our investments, which may be difficult to sell if required, meaning that we may realize significantly less than the value at which we have recorded our investments. Furthermore, to the extent we are not able to raise capital and are at or near our targeted leverage ratios, we may receive smaller allocations, if any, on new investment opportunities under the Adviser’s allocation policy.

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Any debt capital that is available to us in the future, including upon the refinancing of then-existing debt prior to its maturity, may be at a higher cost and on less favorable terms and conditions than costs and other terms and conditions at which we can currently obtain debt capital. In addition, if we are unable to repay amounts outstanding under any such debt financings and are declared in default or are unable to renew or refinance these debt financings, we may not be able to make new investments or operate our business in the normal course. These situations may arise due to circumstances that we may be unable to control, such as lack of access to the credit markets, a severe decline in the value of the U.S. dollar, an economic downturn, or an operational problem that affects third parties or us, and could materially damage our business.

We may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political, or regulatory occurrence.

We are classified as “non-diversified” under the 1940 Act. As a result, we can invest a greater portion of our assets in obligations of a single issuer than a “diversified” fund. We may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. In particular, because our portfolio of investments may lack diversification among CLO securities and related investments, we are susceptible to a risk of significant loss if one or more of these CLO securities and related investments experience a high level of defaults on the collateral that they hold.

Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.

Under the provisions of the 1940 Act, we are permitted, as a registered closed-end management investment company, to issue senior securities (including debt securities, preferred stock and/or borrowings from banks or other financial institutions), provided we meet certain asset coverage requirements (i.e., 300% for senior securities representing indebtedness and 200% in the case of the issuance of preferred stock under current law). See “— Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us” for details concerning how asset coverage is calculated. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales or redemptions may be disadvantageous. Also, any amounts that we use to service or repay our indebtedness would not be available for distributions to our stockholders.

We are not generally able to issue and sell shares of our common stock at a price below the then current NAV per share (exclusive of any distributing commission or discount). We may, however, sell shares of our common stock at a price below the then current NAV per share (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms, or (4) under such circumstances as the SEC may permit.

Significant stockholders may control the outcome of matters submitted to our stockholders or adversely impact the market price or liquidity of our securities.

To the extent any stockholder, individually or acting together with other stockholders, controls a significant number of our voting securities or any class of voting securities, they may have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets, and may cause actions to be taken that you may not agree with or that are not in your interests or those of other securityholders.

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This concentration of beneficial ownership also might harm the market price of our securities by:

•	delaying, deferring or preventing a change in corporate control;

•	impeding a merger, consolidation, takeover, or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

To the extent that any stockholder that holds a significant number of our securities is subject to temporary restrictions on resale of such securities, including certain lock-up restrictions, such restrictions could adversely affect the liquidity of trading in our securities, which may harm the market price of our securities.

We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest.

Legal and regulatory changes. Legal and regulatory changes could occur and may adversely affect us and our ability to pursue our investment strategies and/or increase the costs of implementing such strategies. New or revised laws or regulations that could adversely affect us may be imposed by the Commodity Futures Trading Commission, or the “CFTC”, the SEC, the U.S. Federal Reserve, other banking regulators, other governmental regulatory authorities, or self-regulatory organizations that supervise the financial markets. In particular, these agencies are empowered to promulgate a variety of new rules pursuant to recently enacted financial reform legislation in the United States. We also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations. Such changes, or uncertainty regarding any such changes, could adversely affect the strategies and plans set forth in this prospectus and may result in our investment focus shifting from the areas of expertise of the Investment Team to other types of investments in which the investment team may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

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Derivative Investments. The derivative investments in which we may invest are subject to comprehensive statutes, regulations and margin requirements. In particular, certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, which was signed into law in July 2010, requires certain standardized derivatives to be executed on a regulated market and cleared through a central counterparty, which may result in increased margin requirements and costs for us. The Dodd-Frank Act also established minimum margin requirements on certain uncleared derivatives which may result in us and our counterparties posting higher margin amounts for uncleared derivatives. In addition, we have claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC No-Action Letter 12-38 issued by the staff of the CFTC Division of Swap Dealer and Intermediary Oversight on November 20, 2012. For us to continue to qualify for this exclusion, (i) the aggregate initial margin and premiums required to establish our positions in derivative instruments subject to the jurisdiction of the U.S. Commodity Exchange Act, as amended, or the “CEA,” and (other than positions entered into for hedging purposes) may not exceed five percent of our liquidation value, (ii) the net notional value of our aggregate investments in CEA-regulated derivative instruments (other than positions entered into for hedging purposes) may not exceed 100% of our liquidation value, or (iii) we must meet an alternative test appropriate for a “fund of funds” as set forth in CFTC No-Action Letter 12-38. In the event we fail to qualify for the exclusion and the Adviser is required to register as a “commodity pool operator” in connection with serving as our investment adviser and becomes subject to additional disclosure, recordkeeping and reporting requirements, our expenses may increase. In October 2020, the SEC adopted Rule 18f-4 under the 1940 Act related to the use of derivatives, short sales, reverse repurchase agreements and certain other transactions by registered investment companies. Rule 18f-4 in effect rescinds and withdraws the guidance of the SEC and its staff regarding asset segregation and cover practices with respect to such transactions. Rule 18f-4 permits us to enter into derivatives and other transactions that create future payment or delivery obligations, including short sales, notwithstanding the senior security provisions of the 1940 Act if we comply with certain value-at-risk (“VaR”) leverage limits and derivatives risk management program and board oversight and reporting requirements or comply with a “limited derivatives users” exception. We intend to elect to rely on the limited derivatives users exception. We may change the election and comply with the other provisions of Rule 18f-4 related to derivatives transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as derivatives transactions for all purposes under Rule 18f-4. In connection with our intention to elect to rely on Rule 18f-4, we will not rely on the previous guidance of the SEC and its staff regarding asset segregation and cover practices in determining how we will comply with Section 18 with respect to our use of derivatives and the other transactions that Rule 18f-4 addresses.

Loan Securitizations. Section 619 of the Dodd-Frank Act, commonly referred to as the “Volcker Rule,” generally prohibits, subject to certain exemptions, covered banking entities from engaging in proprietary trading or sponsoring, or acquiring or retaining an ownership interest in, a hedge fund or private equity fund, or “covered funds,” which have been broadly defined in a way which could include many CLOs. Given the limitations on banking entities investing in CLOs that are covered funds, the Volcker Rule may adversely affect the market value or liquidity of any or all of the investments held by us. Although the Volcker Rule and the implementing rules exempt “loan securitizations” from the definition of covered fund, not all CLOs will qualify for this exemption. For example, CLOs that invest in bonds as well as loans will be treated as covered funds. Accordingly, in an effort to qualify for the “loan securitization” exemption, many current CLOs have amended their transaction documents to restrict the ability of the issuer to acquire bonds and certain other securities, which may reduce the return available to holders of CLO equity securities. Furthermore, the costs associated with such amendments are typically paid out of the cash flow of the CLO, which adversely impacts the return on our investment in any CLO equity. In addition, in order to avoid covered fund status under the Volcker Rule, it is likely that many future CLOs will contain similar restrictions on the acquisition of bonds and certain other securities, which may result in lower returns on CLO equity securities than currently anticipated.

In June 2020, the five federal agencies responsible for implementing the Volcker Rule adopted amendments to the Volcker Rule's implementing regulations, including changes relevant to the treatment of securitizations (the “Volcker Changes”). Among other things, the Volcker Changes ease certain aspects of the "loan securitization" exclusion, and create additional exclusions from the "covered fund" definition, and narrow the definition of "ownership interest" to exclude certain "senior debt interests". Also, under the Volcker Changes, a debt interest would no longer be considered an "ownership interest" solely because the holder has the right to remove or replace the manager following a cause-related default. The Volcker Changes were effective October 1, 2020. Following the effectiveness of the Volker Changes, most CLOs elected to be structured as covered funds and rely on the loan securitization exclusion from the definition of ownership interest allowing CLOS to invest in bonds and other senior debt interests thus having more flexibility in work-out situations.

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Also, in October 2014, six federal agencies (the Federal Deposit Insurance Corporation, or the “FDIC,” the Comptroller of the Currency, the Federal Reserve Board, the SEC, the Department of Housing and Urban Development and the Federal Housing Finance Agency) adopted joint final rules implementing certain credit risk retention requirements contemplated in Section 941 of the Dodd-Frank Act, or the “Final U.S. Risk Retention Rules.” These rules were published in the Federal Register on December 24, 2014. With respect to the regulation of CLOs, the Final U.S. Risk Retention Rules require that the “sponsor” or a “majority owned affiliate” thereof (in each case as defined in the rules), will retain an “eligible vertical interest” or an “eligible horizontal interest” (in each case as defined therein) or any combination thereof in the CLO in the manner required by the Final U.S. Risk Retention Rules.

The Final U.S. Risk Retention Rules became fully effective on December 24, 2016, or the “Final U.S. Risk Retention Effective Date,” and to the extent applicable to CLOs, the Final U.S. Risk Retention Rules contain provisions that may adversely affect the return of our investments. On February 9, 2018, a three judge panel of the United States Court of Appeals for the District of Columbia Circuit, or the “DC Circuit Court,” rendered a decision in The Loan Syndications and Trading Association v. Securities and Exchange Commission and Board of Governors of the Federal Reserve System, No. 1:16-cv-0065, in which the DC Circuit Court held that open market CLO collateral managers are not “securitizers” subject to the requirements of the Final U.S. Risk Retention Rules, or the “DC Circuit Ruling.” Thus, collateral managers of open market CLOs are no longer required to comply with the Final U.S. Risk Retention Rules at this time.

There can be no assurance or representation that any of the transactions, structures or arrangements currently under consideration by or currently used by CLO market participants will comply with the Final U.S. Risk Retention Rules to the extent such rules are reinstated or otherwise become applicable to open market CLOs. The ultimate impact of the Final U.S. Risk Retention Rules on the loan securitization market and the leveraged loan market generally remains uncertain, and any negative impact on secondary market liquidity for securities comprising a CLO may be experienced due to the effects of the Final U.S. Risk Retention Rules on market expectations or uncertainty, the relative appeal of other investments not impacted by the Final U.S. Risk Retention Rules and other factors.

In the European Union, there has also been an increase in political and regulatory scrutiny of the securitization industry. Regulation EU 2017/2402 of the European Parliament and the Council of 12 December 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization (as may be amended from time to time and including any delegated or implementing legislation with respect thereto, the “Securitization Regulation”) became effective on January 17, 2018 and applies to all new securitizations issued on or after January 1, 2019. The Securitization Regulation repealed and replaced the prior EU risk retention requirements with a single regime that applies to European credit institutions, investment firms, insurance and reinsurance companies, alternative investment fund managers that manage and/or market their alternative investment funds in the EU, undertakings for collective investment in transferable securities regulated pursuant to EU Directive 2009/65/EC and the management companies thereof and, subject to some exceptions, institutions for occupational pension provision (“IORPs”), each as set out in the Securitization Regulation (such investors, “EU Affected Investors”). Such EU Affected Investors may be subject to punitive capital requirements and/or other regulatory penalties with respect to investments in securitizations that fail to comply with the Securitization Regulation.

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The Securitization Regulation restricts an EU Affected Investor from investing in securitizations unless, among other things: (a)(i) the originator, sponsor or original lender with respect to the relevant securitization will retain, on an on-going basis, a net economic interest of not less than 5% with respect to certain specified credit risk tranches or securitized exposures and (ii) the risk retention is disclosed to the investor in accordance with the Securitization Regulation; and (b) such investor is able to demonstrate that it has undertaken certain due diligence with respect to various matters, including the risk characteristics of its investment position and the underlying assets, and that procedures are established for such activities to be monitored on an on-going basis. There are material differences between the Securitization Regulation and the prior EU risk retention requirements, particularly with respect to transaction transparency, reporting and diligence requirements and the imposition of a direct compliance obligation on the “sponsor”, “originator” or “original lender” of a securitization where such entity is established in the EU.

CLOs issued in Europe are generally structured in compliance with the Securitization Regulation so that prospective investors subject to the Securitization laws can invest in compliance with such requirements. To the extent a CLO is structured in compliance with the EU Securitization laws, our ability to invest in the residual tranches of such CLOs could be limited, or we could be required to hold our investment for the life of the CLO. If a CLO has not been structured to comply with the Securitization Regulation, it will limit the ability of EEA-regulated institutional investors to purchase CLO securities, which may adversely affect the price and liquidity of the securities (including the residual tranche) in the secondary market. Additionally, the Securitization Regulation and any regulatory uncertainty in relation thereto may reduce the issuance of new CLOs and reduce the liquidity provided by CLOs to the leveraged loan market generally. Reduced liquidity in the loan market could reduce investment opportunities for collateral managers, which could negatively affect the return of our investments. Any reduction in the volume and liquidity provided by CLOs to the leveraged loan market could also reduce opportunities to redeem or refinance the securities comprising a CLO in an optional redemption or refinancing and could negatively affect the ability of obligors to refinance of their collateral obligations, either of which developments could increase defaulted obligations above historic levels.

The SEC staff could modify its position on certain non-traditional investments, including investments in CLO securities.

The staff of the SEC from time to time has undertaken a broad review of the potential risks associated with different asset management activities, focusing on, among other things, liquidity risk and leverage risk. The staff of the Division of Investment Management of the SEC has, in correspondence with registered management investment companies, previously raised questions about the level of, and special risks associated with, investments in CLO securities. While it is not possible to predict what conclusions, if any, the staff may reach in these areas, or what recommendations, if any, the staff might make to the SEC, the imposition of limitations on investments by registered management investment companies in CLO securities could adversely impact our ability to implement our investment strategy and/or our ability to raise capital through public offerings, or could cause us to take certain actions that may result in an adverse impact on our stockholders, our financial condition, and/or our results of operations. We are unable at this time to assess the likelihood or timing of any such regulatory development.

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General Risk Factors

Provisions of the General Corporation Law of the State of Delaware and our certificate of incorporation and bylaws could deter takeover attempts and have an adverse effect on the price of our securities.

The General Corporation Law of the State of Delaware, or the “DGCL”, contains provisions that may discourage, delay, or make more difficult a change in control of us or the removal of our directors. Our certificate of incorporation and bylaws contain provisions that limit liability and provide for indemnification of our directors and officers. These provisions and others also may have the effect of deterring hostile takeovers or delaying changes in control or management. We are subject to Section 203 of the DGCL, the application of which is subject to any applicable requirements of the 1940 Act. This section generally prohibits us from engaging in mergers and other business combinations with stockholders that beneficially own 15% or more of our voting stock, or with their affiliates, unless our directors or stockholders approve the business combination in the prescribed manner. If our board of directors does not approve a business combination, Section 203 of the DGCL may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer.

We have also adopted measures that may make it difficult for a third party to obtain control of us, including provisions of our certificate of incorporation classifying our board of directors in three classes serving staggered three-year terms, and provisions of our certificate of incorporation authorizing our board of directors to classify or reclassify shares of our preferred stock in one or more classes or series, to cause the issuance of additional shares of our capital stock, and to amend our certificate of incorporation, without stockholder approval, in certain instances. These provisions, as well as other provisions of our certificate of incorporation and bylaws, may delay, defer, or prevent a transaction or a change in control that might otherwise be in the best interests of our securityholders. See “Provisions of the DGCL and Our Certificate of Incorporation and Bylaws.”

Our bylaws provide that derivative actions brought in our name, actions against our directors, officers, other employees, or stockholders for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery or the United States District Court for the District of Delaware.

Our bylaws provide that, except for any claims, suits, actions, or proceedings arising under the federal securities laws, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other agent of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any Director or officer or other agent of the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or (d) any action asserting a claim against the Company or any Director or officer or other agent of the Company that is governed by the internal affairs doctrine shall be the Court of Chancery or the United States District Court for the District of Delaware, or, if that Court does not have jurisdiction, the United States District Court for the District of Delaware.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable or convenient for disputes with us or any of our directors, officers, other employees, or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results, and financial condition.

Outbreaks or pandemics, terrorist actions, acts of war or natural disasters may disrupt the market and impact our operations.

Outbreaks or pandemics, terrorist actions, acts of war or natural disasters may disrupt our operations, as well as the operations of the businesses in which we invest. Such acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. To the extent the Company’s underlying investments have exposure to certain countries, regions, companies, industries, or market sectors, such positions will increase the risk of loss from adverse developments affecting those countries, regions, companies, industries or sectors. Further, global economies and financial markets are becoming increasingly interconnected, and conditions and events in one country, region, or financial market may adversely impact issuers in a different country, region, or financial market.

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Beginning in the first quarter of 2020, financial markets in the United States and around the world experienced extreme and, in many cases, unprecedented volatility and severe losses due to the global pandemic caused by COVID-19, a novel coronavirus. The pandemic resulted in a wide range of social and economic disruptions, including closed borders, voluntary or compelled quarantines of large populations, stressed healthcare systems, reduced or prohibited domestic or international travel, and supply chain disruptions affecting the United States and many other countries. Some sectors of the economy and individual issuers experienced particularly large losses as a result of these disruptions. Although the immediate effects of the COVID-19 pandemic have dissipated, global markets and economies continue to contend with the ongoing and long-term impact of the COVID-19 pandemic and the resultant market volatility and economic disruptions. It is unknown how long events related to the pandemic will persist, whether they will reoccur in the future, whether efforts to support the economy and financial markets will be successful, and what additional implications may follow from the pandemic. The impact of these events and other epidemics or pandemics in the future could adversely affect Company performance.

Geopolitical tensions introduce uncertainty into global markets. Russia’s military invasion of Ukraine in February 2022, the resulting responses by the United States and other countries, and the potential for wider conflict could increase volatility and uncertainty in the financial markets and adversely affect regional and global economies. The United States and other countries have imposed broad-ranging economic sanctions on Russia, certain Russian individuals, banking entities and corporations, and Belarus as a response to Russia’s invasion of Ukraine and may impose sanctions on other countries that provide military or economic support to Russia. The extent and duration of Russia’s military actions and the repercussions of such actions (including any retaliatory actions or countermeasures that may be taken by those subject to sanctions, including cyber-attacks) are impossible to predict, but could result in significant market disruptions, including in certain industries or sectors, such as the oil and natural gas markets, and may negatively affect global supply chains, inflation and global growth.

Similarly, escalation beginning in October 2023 of the ongoing Israel-Hamas conflict presents a potential risk for wider conflict that could negatively affect financial markets due to a myriad of interconnected factors. This conflict could disrupt regional trade and supply chains, potentially affecting U.S. businesses with exposure to the region. For example, the Red Sea crisis has led to disruption of international maritime trade and the global supply chain, which has had a direct impact on countries and regions that rely on such routes for the supply of energy and/or food and companies that typically ship goods or receive components by way of the Red Sea. Additionally, the Middle East plays a pivotal role in the global energy sector, and prolonged instability could impact oil prices, leading to increased costs for businesses and consumers. Furthermore, the U.S.’s diplomatic ties and commitments in the region mean that it might become more directly involved, either diplomatically or militarily, diverting attention and resources. These and any related events could significantly impact the Company’s performance and the value of an investment in the Company, even if the Company does not have direct exposure.

In addition, the foreign policy agenda of the new U.S. administration, which includes the imposition of significant tariffs on foreign countries, including China and long-time U.S. allies, may have a substantial impact on both the U.S. and global economy. In particular, the imposition of increased tariffs by the United States could lead to retaliatory tariffs by foreign countries, increased and prolonged market volatility, and sector-specific downturns in industries reliant on international trade. These efforts may adversely affect the growth of the global economy and, in turn, have a negative impact on the Company.

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We are subject to risks related to cybersecurity and other disruptions to information systems.

We are highly dependent on the communications and information systems of the Adviser, the Administrator, and their affiliates as well as certain other third-party service providers. We, and our service providers, are susceptible to operational and information security risks. While we, the Adviser, and the Administrator have procedures in place with respect to information security, technologies may become the target of cyber attacks or information security breaches that could result in the unauthorized gathering, monitoring, release, misuse, loss, or destruction of our and/or our stockholders’ confidential and other information, or otherwise disrupt our operations or those of our service providers. Disruptions or failures in the physical infrastructure or operating systems and cyber attacks or security breaches of the networks, systems, or devices that we and our service providers use to service our operations, or disruption or failures in the movement of information between service providers, could disrupt and impact the service providers’ and our operations, potentially resulting in financial losses, the inability of our stockholders to transact business and of us to process transactions, inability to calculate our NAV, misstated or unreliable financial data, violations of applicable privacy and other laws, regulatory fines, penalties, litigation costs, increased insurance premiums, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Our service providers’ policies and procedures with respect to information security have been established to seek to identify and mitigate the types of risk to which we and our service providers are subject. As with any risk management system, there are inherent limitations to these policies and procedures as there may exist, or develop in the future, risks that have not been anticipated or identified. There can be no assurance that we or our service providers will not suffer losses relating to information security breaches (including cyber attacks) or other disruptions to information systems in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in or incorporated by reference into this prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future operating results, actual and potential conflicts of interest with the Adviser and its affiliates, and the adequacy of our financing sources and working capital, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

•	changes in the economy and the capital markets;

•	risks associated with negotiation and consummation of pending and future transactions;

•	changes in our investment objectives and strategy;

•	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

•	changes in interest rates, exchange rates, regulation or the general economy;

•	changes in governmental regulations, tax rates and similar matters;

•	our ability to exit investments in a timely manner;

•	our ability to maintain our qualification as a RIC;

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•	use of the proceeds of this offering;

•	our ability to sell the common stock in this offering in the amounts and on the terms contemplated, or at all; and

•	those factors described in the “Risk Factors” section of this prospectus.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We have based forward-looking statements on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus, except as otherwise required by applicable law. The forward-looking statements contained in or incorporated by reference into this prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the proceeds from the sale of shares of our common stock pursuant to this prospectus to acquire investments in accordance with our investment objectives and strategies described in this prospectus but may also use proceeds to make distributions to our stockholders and for general working capital purposes. In addition, we may also use all or a portion of the net proceeds from the sale of our securities by us to repay any Preferred Stock or outstanding indebtedness at the time of the offering, including any borrowings from reverse repurchase agreements. We currently anticipate that it will generally take approximately one to three months after the completion of any offering of securities to invest substantially all of the net proceeds of this offering in our targeted investments, although the length of such period may vary depending on the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we will invest in temporary investments, such as cash, cash equivalents, U.S. government securities, and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments in CLO securities and related investments. Investors should expect, therefore, that before we have fully invested the proceeds of this offering in accordance with our investment objectives and policies, assets invested in these instruments would earn interest income at a modest rate, which may not exceed our expenses during this period. To the extent that the net proceeds from an offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our stockholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

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PRICE RANGE OF COMMON STOCK

Our common stock began trading on July 9, 2024 and is currently traded on the NYSE under the symbol “PDCC”. The following table lists the high and low closing sale price for our common stock, the high and low closing sale price as a percentage of NAV and distributions declared per share each quarter since July 9, 2024.

		Closing Sales Price		Premium (Discount) of High Sales Price to	Premium (Discount) of Low Sales Price to	Distributions
Period	NAV(1)	High	Low	NAV(2)	NAV(2)	Declared
Fiscal quarter ended June 30, 2025	$18.18	$20.00	$17.00	10.0%	(6.5)%	$0.66
Fiscal quarter ended March 31, 2025	$18.33	$20.91	$18.82	14.1%	2.7%	$0.66
Fiscal year ended December 31, 2024	$19.89	$20.97	$19.81	5.4%	(0.4)%	$0.66
Fiscal quarter ended September 30, 2024(3)	$20.05	$20.63	$18.90	2.9%	(5.7)%	$0.44

(1)	NAV per share is determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.

(2)	Calculated as of the respective high or low closing sales price divided by the quarter end NAV.

(3)	The Company commenced operations on July 9, 2024.

Shares of closed-end management investment companies may trade at a market price that is less than the NAV that is attributable to those shares. The possibility that the Company’s shares of common stock will trade at a discount to NAV or at a premium that is unsustainable over the long term is separate and distinct from the risk that the Company’s NAV will decrease. It is not possible to predict whether the Company’s shares will trade at, above or below NAV in the future. Our NAV per share was $17.41 as of August 31, 2025. The closing sales price for shares of the Company’s common stock on the NYSE on September 12, 2025 was $17.42, which represented a 0.1% premium to NAV per share. As of September 12, 2025, there was one stockholder of record of the Company’s common stock (which does not reflect holders whose shares are held in street name by a broker, bank or other nominee).

BUSINESS

The Company is a newly organized, externally managed, non-diversified, closed-end management investment company that has registered as an investment company under the 1940 Act.

Our Structure

We were organized as Pearl Diver Credit Company, LLC, a Delaware limited liability company, on April 12, 2023 and, effective July 9, 2024, we converted from a Delaware limited liability company into a Delaware corporation under the name Pearl Diver Credit Company Inc.

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Investment Strategy

Our primary investment objective is to maximize our portfolio’s total return with a secondary objective to generate high current income. CLOs represent an efficient way for investors to access diversified portfolios of broadly syndicated secures loans. We seek to invest in CLO securities that the Adviser believes have the potential to generate attractive risk-adjusted returns and to outperform other similar CLO securities issued within the respective vintage period, in the primary CLO market (i.e., acquiring securities at the inception of a CLO), as well as in the secondary CLO market (i.e., acquiring existing CLO securities). We intend to pursue a differentiated strategy within the CLO equity market premised upon the Adviser’s strong emphasis on assessing the skill of CLO collateral managers, analysis of CLO structure and application of fundamental credit analysis to analyze the collateral loans of each CLO investment. In addition, the Adviser intends to leverage its CLO structuring expertise and deep experience in negotiations of CLO documents in order to optimize for CLO investment returns.

We will seek to achieve our investment objectives by investing primarily in equity and junior debt tranches of CLOs, where underlying corporate debt is primarily senior secured floating-rate debt, issued by US companies. We may also invest in other securities and instruments that are related to these investments or that the Adviser believes are consistent with our investment objectives, including, senior debt tranches of CLOs and CLO Warehouse first loss investments. The amount that we will invest in other securities and instruments will vary from time to time and, as such, may constitute a material part of our portfolio on any given date, based on the Adviser’s assessment of prevailing market conditions.

The Adviser’s Investment Team utilizes a variety of methods to proactively source and analyze investments, including leveraging its Investment Team’s industry experience and extensive network of contacts, performing due diligence on, and engaging in bilateral discussions with CLO collateral managers. The Adviser’s proprietary quantitative techniques and investment opportunity scraping allows Adviser’s Investment Team to benchmark CLO collateral manager performance and relative value of each investment opportunity on an ongoing basis while having fully integrated in-house fundamental credit analysis for each underlying loan. We believe that our highly agile and quantitative approach allows us to quickly react and adapt to emerging market opportunities and effectively seek relative value in CLO equity investing.

The Company has adopted a non-fundamental investment policy in accordance with Rule 35d-1 under the 1940 Act to invest, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in credit instruments. The Company defines “credit instruments” as financial instruments the performance of which is derived from the performance of senior secured loans or pools thereof. Instruments that the company considers to be “credit instruments” include, but is not limited to, senior, mezzanine, and junior debt tranches of CLOs, equity tranches of CLOs, and CLO Warehouses.

The Company may acquire (i) CLO equity positions via primary market transactions, (ii) CLO equity positions via secondary market transactions, and (iii) positions of CLO junior debt in primary and secondary market. In acquiring these investments, the Company may employ leverage. When the Company makes a significant investment in a particular CLO equity tranche, we expect to be generally able to influence the CLO’s key terms and conditions (if acquired in the primary market). Additionally, the Adviser believes that the protective rights associated with holding a substantial position in a CLO equity tranche (such as the ability to call the CLO after the non-call period, to refinance/reprice certain CLO debt tranches after a period of time and to influence potential amendments to the governing documents that may arise) may reduce the risk and enhance returns in these investments. The Company may acquire a substantial position in a CLO tranche directly or we may benefit from the advantages of such a position where both the Company and other accounts managed by the Adviser collectively hold a substantial position, subject to any restrictions on the ability to invest alongside such other accounts. The Company may also transact in derivative or other instruments for the purposes of hedging the portfolio, or to manage risks.

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CLO Overview

CLO Structure

We intend to pursue an investment strategy focused on investing primarily in (i) positions in CLO equity tranches acquired in both primary and secondary market transactions; (ii) CLO debt tranches; and (iii) other related investments. CLOs are securitization vehicles backed by diversified pools of mostly broadly syndicated senior secured corporate loans. Such pools of underlying assets are often referred to as CLO “collateral.” While portfolios of most CLOs consist of broadly syndicated senior secured loans, many CLOs enable the CLO collateral manager to invest up to 10% of the portfolio in second lien loans, unsecured loans, senior secured bonds, and senior unsecured bonds.

CLOs fund the purchase of their portfolios through the issuance of equity and debt securities in the form of multiple, primarily floating rate, debt tranches. The CLO debt tranches typically are rated “AAA” (or its equivalent) at the most senior level down to “BB” or “B” (or its equivalent), which is below-investment grade, at the junior level by a nationally-recognized rating agency. The interest rate on the CLO debt tranches is the lowest at the AAA-level and generally increases at each level down the rating scale. The CLO equity tranche is unrated and typically represents approximately 7% to 10% of a CLO’s capital structure. Below is an illustration to reflect a typical CLO in the market.

CLOs have two priority-of-payment schedules (commonly called “waterfalls”), which are detailed in a CLO’s indenture and which govern how cash generated from a CLO’s underlying collateral is distributed to the CLO’s debt and equity investors. One waterfall (the interest waterfall) applies to interest payments received on a CLO’s underlying collateral. The second waterfall (the principal waterfall) applies to cash generated from principal on the underlying collateral, primarily through loan repayments and the proceeds from loan sales. Through the interest waterfall, any excess interest-related cashflow available — after the required quarterly interest payments to CLO debt investors are made and certain CLO expenses (such as administration and collateral management fees) are paid — is then distributed to the CLO’s equity investors each quarter, subject to compliance with certain tests. The equity tranche represents the first-loss position, but is entitles to all of residual interest and principal collections from the underlying assets and therefore exposes investors to relatively higher risk than the more senior tranches but allows for greater potential upside.

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Underlying Assets of CLOs

CLOs are generally required to hold a portfolio of assets that is highly diversified by underlying borrower and industry and that is subject to a variety of asset concentration limitations. Most CLOs are non-static, revolving structures that allow for reinvestment over a specific period of time (the “reinvestment period”, which is typically up to five years). The terms and covenants of a typical CLO structure are, with certain exceptions, based primarily on the cashflow generated by, and the par value (as opposed to the market price) of — the collateral. These covenants include collateral coverage tests, interest coverage tests, and collateral quality tests.

Broadly syndicated senior secured loans are typically originated and structured by banks on behalf of corporate borrowers with proceeds often used for leveraged buyout transactions, mergers and acquisitions, recapitalizations, refinancings, and financing capital expenditures.

Broadly syndicated senior secured loans are typically distributed by the arranging bank to a diverse group of investors primarily consisting of: CLOs, senior secured loan and high yield bond mutual funds and closed-end funds, hedge funds, banks, insurance companies, and finance companies. CLOs currently represent 50%-75% of the demand for newly issued highly leveraged loans, according to S&P Capital IQ. Senior secured loans are floating rate instruments, typically making quarterly interest payments based on a spread over a benchmark rate, which is generally currently the SOFR. As floating rate instruments, they reduce some of the interest rate risk associated with fixed rate securities, especially in a period of rising rates.

Senior secured loans are secured by a first priority pledge of a company’s assets. Senior secured loans are protected by sitting at the top of a corporate capital structure and cushioned by any subordinated debt or equity issued by the company. Senior secured loans are also prepayable and typically prepay on average 30% per year, per LCD.

We believe that the attractive historical performance of CLO securities is attributable, in part, to the relatively low historical average default rate and relatively high historical average recovery rate on senior secured loans, which comprise the vast majority of most CLO portfolios.

A CLO’s indenture typically requires that the maturity dates of a CLO’s assets (typically five to eight years from the date of issuance of a senior secured loan) be shorter than the maturity date of the CLO’s liabilities (typically 12 to 13 years from the date of issuance). However, CLO investors do face reinvestment risk with respect to a CLO’s underlying portfolio. See “Risk Factors — Risks Related to Our Investments — We and our investments are subject to reinvestment risk.”

Most CLOs generally allow for reinvestment over a specific period of time (the “reinvestment period,” which is typically up to five years). Specifically, CLO collateral managers may, based on their discretion and expertise, adjust a CLO’s portfolio over time, though such discretion is typically constrained by asset eligibility and diversification criteria set out in the CLO’s indenture. We believe that skilled CLO collateral managers can add significant value to both CLO debt and equity investors through a combination of their credit expertise and a strong understanding of how to manage effectively within the rules-based structure of a CLO.

After the CLO’s reinvestment period has ended, in accordance with the CLO’s principal waterfall, cash generated from principal payments or other proceeds are distributed to repay CLO debt investors in order of seniority. That is, the AAA tranche investors are repaid first, the AA tranche investors second, and so on, with any remaining principal being distributed to the equity tranche investors. In limited instances, principal may be reinvested after the end of the reinvestment period.

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CLOs contain structural features and covenants designed to enhance the credit protection of CLO debt investors, including overcollateralization tests and interest coverage tests. The overcollateralization tests require CLOs to maintain certain levels of overcollateralization (measured as par value of assets compared to principal amount of liabilities, subject to certain adjustments). Interest coverage tests require CLOs to maintain certain levels of interest coverage (measured as expected interest revenues on the assets compared to interest payments on the liabilities). If a CLO breaches an overcollateralization test or interest coverage test, excess interest-related cash flow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to prepay CLO debt investors in order of seniority until such time as the covenant breach is cured. If the covenant breach is not or cannot be cured, the CLO equity investors (and potentially other debt tranche investors) may experience a deferral of cashflow, a partial or total loss of their investment and/or the CLO may eventually experience an event of default. For this reason, CLO equity investors are often referred to as being in a first loss position. The Adviser will have no control over whether or not the CLO is able to satisfy its relevant interest coverage tests or overcollateralization tests.

CLOs also typically have interest diversion tests, which also acts to ensure that CLOs maintain adequate overcollateralization. If a CLO breaches an interest diversion test, excess interest-related cashflow that would otherwise be available for distribution to the CLO equity tranche investors is diverted to acquire new loan collateral until the test is satisfied. Such diversion would lead to payments to the equity investors being delayed and/or reduced while the test breach is continuing. Once the breach has been cured, the CLO may have more assets and so the cash flow to the CLO equity tranche may be higher than they were previously.

Cashflow CLOs do not have mark-to-market triggers and, with limited exceptions (such assets rated “CCC+” or lower (or their equivalent) to the extent such assets exceed a specified concentration limit, deeply discounted purchases and defaulted assets), CLO covenants are generally calculated using the par value of collateral, not the market value or purchase price. As a result, a decrease in the market price of a CLO’s performing collateral portfolio does not generally result in a requirement for the CLO collateral manager to sell assets (i.e., no forced sales) or for CLO equity investors to contribute additional capital (i.e., no margin calls).

CLO Market Opportunity

We believe knowledgeable and experienced investors with specialized experienced in CLO securities can earn an attractive risk-adjusted return through investments in CLOs.

The Adviser intends to focus our investments in CLO equity.

We believe that CLO equity has the following attractive fundamental attributes:

•	Potential for strong absolute and risk-adjusted returns: We believe that CLO equity offers a potential total return profile that is attractive on a risk-adjusted basis compared to other asset classes over the long-term.

•	Protection against rising interest rates: A CLO’s asset portfolio typically comprises floating rate loans and the CLO’s liabilities are also predominantly floating rate instruments. CLO equity provides potential protection against rising interest rates. However, our investments are still subject to other forms of interest rate risk. For a discussion of the interest rate risks associated with our investments, see “Risk Factors — Risks Related to Our Investments — We and our investments are subject to interest rate risk” and “— CLO Overview.”

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•	Senior secured nature of the collateral: The primary attributes of senior secured loans typically include a senior position in a company’s capital structure (there is a cushion provided by subordinated equity and debt capital). The holder of a senior secured loan has the first lien security interest in a company’s assets. In general, senior secured loans have a loan-to-value ratio of approximately 40% to 60% at the time of origination based on a borrower’s assessed enterprise value.

CLO securities are also subject to a number of risks as discussed elsewhere in this “Prospectus Summary” section and in more detail in the “Risk Factors” section of this prospectus. Among our primary targeted investments, the risks associated with CLO equity are generally greater than those associated with CLO debt.

Our Competitive Advantages

We believe that we are well positioned to take advantage of investment opportunities in CLO securities and related investments due to the following competitive advantages:

•	Experienced and specialist investors in CLO securities. The Adviser focuses solely on CLO securities and related investments. The Adviser benefits from having a team of investment professionals with more than 140 years of collective experience in analyzing, structuring and trading securitized products. As a “pure play” CLO investor, the Adviser only invests in CLO tranches and does not invest in any other form of securitization such as mortgages, credit card receivables or student loans. Further, in order to mitigate potential conflicts of interest, the Adviser does not serve as the collateral manager for CLOs.

•	Track record. The Adviser began managing CLO focused investment funds in 2008 and, as of the date of this prospectus, provides investment management services to ten funds comprising the Pearl Diver platform. Since 2008, the Adviser has established a track record of selecting profitable investments with default rates in the underlying collateral pool lower than the average rate for the broader loan market.

•	Methodical investment process. The Adviser uses a look-through approach which includes in-depth credit analysis of the corporate debt assets in the collateral pool underlying each CLO as well as a highly automated structural analytics for generating projected CLO cash flows under a variety of stressed scenarios. The precise duration of each CLO is estimated using proprietary duration simulation algorithms. The Adviser employs a proprietary Machine Learning generated data lake that records and benchmarks every CLO manager’s style and alpha creation metrics continually, helping in the construction of balanced and diversified CLO tranche portfolios.

In addition, the Adviser uses a process and model, for ongoing risk management and monitoring of all the portfolio of investments under management. This involves continued credit analysis and monitoring of the underlying collateral portfolios inside CLOs, combined with monitoring and reviews of the structural aspects of each CLO, including the evolution of the various tests and triggers inside CLOs. In essence, the Adviser’s highly differentiated quantitative approach allows for pricing of every single CLO tranche in the market on a daily basis, allowing the Adviser to take a “relative value” approach to all CLO investments.

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•	Identification of investment opportunities. The Adviser has extensive relationships at banks, other funds, brokerage houses and other participants in the securitized products market. Through these relationships, the Adviser is notified of a wide range of investment opportunities in CLOs and other securitized products. These investment opportunities are notified to the Adviser either in the course of particular auction processes or as part of private bilateral negotiations with investors or financial institutions that may hold, or wish to offer or exit, structured credit investments. The Adviser employs a proprietary NLP based Investment Origination Engine that automates origination and selection of investments from the secondary markets via auctions and over-the-counter direct trades. The Investment Origination Engine incorporates a memory of relevant trades and pricing information related to the trades of CLO tranches over time, allowing the Adviser to approach the market in a highly informed manner.

•	Efficient vehicle for gaining exposure to CLO securities. We believe our closed-end fund structure allows the Adviser to take a long-term view from a portfolio management perspective and allows investors to access liquidity through the exchange. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders without the need to liquidate fund assets to meet redemptions.

The Adviser has historically focused considerable time and attention seeking to maximize value within their CLO equity tranche portfolios through CLO refinancings and resets. In a CLO refinancing, typically only the interest rate spread on a CLO’s debt tranches are reduced, and most other terms of the CLO remain unchanged. The reduction of a CLO’s cost of debt accrues to the benefit of the CLO’s equity investors, such as the Company.

In a CLO reset, the CLO’s indenture, which sets forth the terms governing the CLO, is “re-opened” (e.g., the terms of the indenture and the various tranches of the CLO can be re-negotiated). Among other potential benefits, resetting a CLO renews the reinvestment period on the CLO, typically by up to five years. We believe that the ability to lengthen the term of our investments in CLO equity tranches is a key benefit of our permanent structure and we believe many limited-life investment vehicles are not fully able to capture the value of this benefit.

In both resets and refinancings, there are one-time transaction costs (e.g., dealer fees, attorney fees, and related costs) which typically reduce the next scheduled distribution to the CLO’s equity tranche. The Adviser, when deciding whether or not to effect a refinancing or reset of a CLO, performs a cost-benefit analysis that takes these costs into account. In general, a refinancing or reset of a CLO can increase cashflows to the equity positions held by the Company by lowering the cost of the CLO’s liabilities.

•	Long-term investment horizon. We believe in a long-term investment horizon for our portfolio. We seek to maximize the reinvestment periods of our CLOs wherever possible in the primary market. We also plan to extend, wherever appropriate, the reinvestment periods of CLOs we own in the portfolio today. We do not plan to purchase CLOs with the primary goal to “flip,” or trade in the short term, positions that we purchase.

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We believe that the long-term capital structure of our vehicle confers a number of advantages on our core strategy. First, as a result of our permanent, closed-end structure, we are not subject to any mandatory liquidation, dissolution or wind-up requirement and, therefore, the Adviser will never have to involuntarily liquidate a given position to meet a redemption. Involuntary liquidations of positions at inopportune times can often lead to a poor investment outcome for those positions in particular, but also for the portfolio as a whole, disadvantaging certain investors who do not redeem at the same time. Second, the Adviser can take a long-term view to making new investments that may not, in the short term, provide high income relative to their costs. Such CLO investments can often create robust returns through capital appreciation in their underlying loan portfolios rather than through high current income. Finally, our vehicle allows us to manage our portfolio to provide stable yields through market cycles. As we rarely will seek to liquidate positions, the current market value of our portfolio is not of primary concern. Rather, we seek to maximize the dividend yield and ultimate return to our shareholders. In cases where the Adviser believes a position’s future cashflows will provide an appropriate return to our shareholders, even if the current market price of that position is low, the Adviser can retain the position in the portfolio to create yield rather than decide to sell the position to prevent short-term NAV deterioration. Over time, this creates, in our opinion, a better opportunity to create a stable dividend stream for our investors.

•	Efficient tax structure. A closed-end management investment company typically does not incur significant entity-level tax costs, because it is generally entitled to deduct distributions to its stockholders. As a result, a closed-end management investment company will generally not incur any U.S. federal income tax costs, so long as the closed-end management investment company qualifies as a RIC and distributes all of its income to its stockholders on a current basis.

•	Portfolio level monitoring. Our portfolio monitoring comprises a number of methods. The Adviser uses standard industry technology to analyze and monitor our positions. Such technology includes an industry leading CLO database and cashflow “engine,” or generator, and other analytics suites used to compare CLOs across the market and run cashflow projections and other metrics. We also use other proprietary software and databases to evaluate and model investments on a daily basis. The Adviser, on behalf of its clients, also uses its position as a majority equity holder in CLOs to have periodic updates with the various CLO managers, which often take the form of a credit review of the underlying loan portfolio. Finally, the Adviser uses its market relationships to contextualize the performance of a given CLO relative to its vintage, its competitors, and to the leveraged loan market at the time.

The Adviser’s experience and its proprietary, technology driven quantitative investment processes are expected to play a key role in enabling identification and sourcing of appropriate CLO investments in an agile manner while uncovering relative value. The closed-end fund structure will allow the Adviser to take a long-term view from a portfolio management perspective while allowing investors access liquidity through the exchange. As such, the Adviser can focus principally on maximizing long-term risk-adjusted returns for the benefit of stockholders.

Other Investment Techniques

Leverage. We may use leverage to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes, or preferred stock, and leverage attributable to reverse repurchase agreements or similar transactions. Over the long term, management expects us to operate under normal market conditions generally with leverage within a range of 25% to 35% of total assets, although the actual amount of our leverage will vary over time. We currently anticipate incurring leverage through the issuance of preferred stock, including the Series A Term Preferred Stock, or reverse repurchase agreements or similar transactions.

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As of June 30, 2025, we had one series of preferred stock outstanding, the 8.00% Series A Term Preferred Stock Due 2029, and our leverage, which includes the Series A Term Preferred Stock, represented approximately 24.3% of our total assets. As of June 30, 2025, our asset coverage ratio in respect of our outstanding preferred stock, calculated pursuant to Section 18 of the 1940 Act, was 396% and we had no amounts drawn under a credit facility. In the event we fail to meet our applicable asset coverage ratio requirements, we may not be able to incur additional debt and/or issue additional preferred stock, and could be required by law or otherwise to sell a portion of our investments to repay some debt or redeem shares of preferred stock (if any) when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends of an amount necessary to continue to qualify as a RIC for U.S. federal income tax purposes. In addition, we may borrow for temporary or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above.

Certain instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock, including the Series A Term Preferred Stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock.

We may enter into revolving facilities that will allow us to draw capital in the case that current cash available to pay dividends is lower than our anticipated run-rate cash dividend, or in the case that asset values in the CLO market fall in a way as to make new investments attractive. The Adviser will decide whether or not it is beneficial to us to use such leverage at any given time. Such facilities would be committed, but subject to certain restrictions that may not allow us to draw capital even if the Adviser deems it favorable to do so. Such facilities, if drawn, would become senior in priority to our common shares. The facilities would also earn an undrawn commitment fee that we would pay on an ongoing basis, regardless of whether we draw on the facilities or not.

In connection with any credit facility, the lender may impose specific restrictions as a condition to borrowing. The credit facility fees may include upfront structuring fees and ongoing commitment fees (including fees on amounts undrawn on the facility) in addition to the traditional interest expense on amounts borrowed. The credit facility may involve a lien on our assets. Similarly, to the extent we issue shares of preferred stock or notes, we may be subject to fees, covenants, and investment restrictions required by a national securities rating agency, as a result. Such covenants and restrictions imposed by a rating agency or lender may include asset coverage or portfolio composition requirements that are more stringent than those imposed on us by the 1940 Act. While it is not anticipated that these covenants or restrictions will significantly impede the Adviser in managing our portfolio in accordance with our investment objectives and policies, if these covenants or guidelines are more restrictive than those imposed by the 1940 Act, we would not be able to utilize as much leverage as we otherwise could have, which could reduce our investment returns. In addition, we expect that any notes we issue or credit facility we enter into would contain covenants that may impose geographic exposure limitations, credit quality minimums, liquidity minimums, concentration limitations, and currency hedging requirements on us. These covenants would also likely limit our ability to pay distributions in certain circumstances, incur additional debt, change fundamental investment policies, and engage in certain transactions, including mergers and consolidations. Such restrictions could cause the Adviser to make different investment decisions than if there were no such restrictions and could limit the ability of the board of directors and our stockholders to change fundamental investment policies.

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While we cannot control the market value of our investments, the Adviser can determine to draw on our planned leverage facility to purchase new assets at a time of market dislocation. Such purchases, if made, can mitigate price drops in the current portfolio by making new asset purchases at a discount. Further, such purchases can potentially contribute to a higher increase in net asset value of the portfolio upon a market rebound than if the purchases were not made. Our willingness to utilize leverage, and the amount of leverage we incur, will depend on many factors, the most important of which are investment outlook, market conditions, and interest rates. Successful use of a leveraging strategy may depend on our ability to predict correctly interest rates and market movements, and there is no assurance that a leveraging strategy will be successful during any period in which it is employed. Any leveraging cannot be achieved until the proceeds resulting from the use of leverage have been invested in accordance with our investment objectives and policies. See “Risk Factors — Risks Related to Our Investments — We may leverage our portfolio, which would magnify the potential for gain or loss on amounts invested and increase the risk of investing in us.”

Preferred Stock. We are authorized to issue 25,000,000 shares of preferred stock and we may issue preferred stock within our first twelve months following the completion of this offering. If we issue preferred stock, costs of the offering will be borne immediately at such time by holders of our common stock and result in a reduction of the NAV per share of our common stock at that time. Under the requirements of the 1940 Act, we must, immediately after the issuance of any preferred stock, have an “asset coverage” of at least 200%. Asset coverage means the ratio by which the value of our total assets, less all liabilities and indebtedness not represented by senior securities (as defined in the 1940 Act), bears to the aggregate amount of senior securities representing our indebtedness, if any, plus the aggregate liquidation preference of the preferred stock. If we seek a rating of the preferred stock, additional asset coverage requirements, which may be more restrictive than those imposed by the 1940 Act, may be imposed.

Derivative Transactions. We may engage in Derivative Transactions from time to time. To the extent we engage in Derivative Transactions, we expect to do so to hedge against interest rate, credit and/or other risks, or for other investment or risk management purposes. We may use Derivative Transactions for investment purposes to the extent consistent with our investment objectives if the Adviser deems it appropriate to do so. We may purchase and sell a variety of derivative instruments, including exchange-listed and OTC options, futures, forward contracts, options on futures, swaps and similar instruments, various interest rate transactions, such as swaps, caps, floors, or collars, and credit default swaps. We also may purchase and sell derivative instruments that combine features of these instruments. We also may purchase and sell derivative instruments that combine features of these instruments. Collectively, we refer to these financial management techniques as “Derivative Transactions.” Our use of Derivative Transactions, if any, will generally be deemed to create leverage for us and involves significant risks. No assurance can be given that our strategy and use of derivatives will be successful, and our investment performance could diminish compared with what it would have been if Derivative Transactions were not used.

We have claimed an exclusion from the definition of the term “commodity pool operator” pursuant to CFTC No-Action Letter 12-38 issued by the staff of the CFTC Division of Swap Dealer and Intermediary Oversight on November 20, 2012, and we currently intend to operate in a manner that would permit us to continue to claim such exclusion. See “Risk Factors — Risks Relating to Our Business and Structure — We are subject to the risk of legislative and regulatory changes impacting our business or the markets in which we invest” and “Risk Factors — Risks Related to Our Investments — We are subject to risks associated with any hedging or Derivative Transactions in which we participate.”

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Illiquid Transactions. Generally, investments will be purchased or sold by us in private markets, including securities that are not publicly traded or that are otherwise illiquid and securities acquired directly from the issuer.

Temporary Defensive Position. We may take a temporary defensive position and invest all or a substantial portion of our total assets in cash or cash equivalents, government securities, or short-term fixed income securities during periods in which we believe that adverse market, economic, political or other conditions make it advisable to maintain a temporary defensive position. As the CLOs and loan accumulation facilities in which we invest are generally illiquid in nature, we may not be able to dispose of such investments and take a defensive position. To the extent that we invest defensively, we likely will not achieve our investment objectives.

Co-Investment with Affiliates. In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by the Adviser and certain of the Adviser’s affiliates and may do so, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We and the Adviser have obtained exemptive relief from the SEC on January 22, 2025, to permit us and certain of our affiliates to participate in certain negotiated co-investments alongside other accounts managed by the Adviser or certain of its affiliates, subject to certain conditions. A copy of the application for exemptive relief, including all of the conditions, and the related order are available on the SEC’s website at www.sec.gov.

Competition

We intend to compete for investments in CLO securities with other investment funds (including asset managers, business development companies, mutual funds, pension funds, private equity funds, and hedge funds) as well as traditional financial services companies such as commercial banks, investment banks, finance companies, and insurance companies.

Additionally, because competition for higher-yielding investment opportunities generally has increased, many new investors have entered the CLO market over the past few years. As a result of these new entrants, competition for investment opportunities in CLO securities may intensify. We believe we are able to compete with these entities on the basis of the Investment Team’s deep and highly specialized CLO market experience, the Adviser’s relative size and prominence in the CLO market, and the Investment Team’s longstanding relationships with many CLO collateral managers, complemented by the Adviser’s proprietary quantitative infrastructure that helps it identify relative value, price investments precisely and approach the markets in an agile manner.

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THE ADVISER AND THE ADMINISTRATOR

Our board of directors is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. Pursuant to the Investment Advisory Agreement, our board of directors has appointed the Adviser as our investment adviser.

The Adviser

Pearl Diver Capital LLP, the Adviser, is registered as an investment adviser with the SEC. As of August 31, 2025, the Adviser had approximately $3.0 billion of total assets under management for investment in CLO securities, including capital commitments that were undrawn as of such date. The Adviser commenced operations in 2008 and its principal place of business is located at 52 Conduit Street, London, W1S 2YX, United Kingdom. The Adviser is owned by Mr. Indranil (Neil) Basu and Mr. Chandrajit Chakraborty. The Adviser’s senior management team are also shareholders in the Pearl Diver group holding company of which the Adviser is an affiliate.

The Adviser manages our investments subject to the oversight of our board of directors pursuant to an investment advisory agreement, or the “Investment Advisory Agreement.” ALPS Fund Services, Inc. has agreed to perform, or arrange for the performance of, our required administrative services. For a description of the fees and expenses that we will pay to the Adviser and the Administrator, see “The Adviser and the Administrator — Investment Advisory Agreement — Management Fee” and “The Adviser and the Administrator — The Administrator and the Services Agreement.”

The Adviser pursues a differentiated strategy within the CLO market with:

•	a singular focus on investing in CLO equity and debt tranches (The Adviser strategically does not manufacture and manage its own CLOs to avoid conflicts of interest);

•	a 16-year track record (firm inception: Sept 2008) and currently managing $3.0 billion in CLO tranches;

•	a well-respected roster of institutional investors;

•	a focus on identifying relative value; and

•	a unique and highly agile approach to CLO investments that utilizes proprietary Statistical and Machine Learning technologies throughout the investment / research process.

The Adviser’s CLO investment team (the “Investment Team”) is led by Mr. Indranil (Neil) Basu, Mr. Chandrajit Chakraborty, Mr. Matthew Layton, Mr. Kerrill Gaffney, Mr. Michael Brown and Mr. Patrick Chan. The Investment Team is jointly and primarily responsible for our day-to-day investment management and the implementation of our investment strategy and process.

Each member of the Investment Team is a CLO industry specialist who has been directly involved in the CLO market for the majority of his or her career and has built relationships with key market participants, including CLO collateral managers, investment banks, and investors. Members of the Investment Team have been involved in the CLO market as:

•	the head of the CLO business at various investment banks;

•	a lead CLO structurer;

•	a CLO equity and debt investor; and

•	a CLO collateral manager.

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Portfolio Managers

Biographical information on the senior members of the CLO Investment Team is set forth below:

Indranil (Neil) Basu, CEO, Managing Partner

Neil previously worked with Citibank, ABN AMRO and Nomura Securities. Prior to founding Pearl Diver Capital, Neil was Managing Director and Head of Structured/Securitised Credit business at Wachovia Securities (now Wells Fargo) in London and member of Wachovia’s European Fixed Income Operating Committee. Prior to Wachovia, Neil was Managing Director and Head of the Structured Credit business at Nomura Securities. In his several senior leadership positions in sell-side fixed income investment banking, Neil has built and led key securitisation focused businesses and originated and structured numerous transactions in asset classes ranging from ABS, future flow receivables SME Loans, and private equity secondary positions. Neil has a Bachelors degree in Electronics Engineering from the Indian Institute of Technology (IIT), and holds an MBA (Beta Gamma Sigma) from the University of North Carolina.

Chandrajit Chakraborty, CIO, Managing Partner

Chandrajit brings over 25 years of experience as a structured finance banker, structurer and trader, covering stints at Wachovia Securities, Nomura Securities, Deutsche Bank, UBS, Old Mutual, Fitch Ratings and JP Morgan. He was responsible for originating and structuring several innovative transactions ranging from leveraged loan CLOs to Private Equity backed and Hedge Fund backed securitization products. Chandrajit was formerly a bond trader managing a trading book for corporate credit and sovereign debt. He is a graduate in Electronics Engineering from the Indian Institute of Technology (IIT) and holds a Masters in Finance (with Distinction) in Financial Engineering from London Business School (LBS).

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Matthew Layton, Partner

Matthew has over 20 years’ experience of buy-side credit experience in CLOs and leveraged finance. Matthew joined Pearl Diver in 2009, and currently heads Pearl Diver’s European business, is a voting member of the investment committee and is co-head of the credit division. Prior to joining Pearl Diver, Matthew was a Credit Analyst with Alcentra where he covered Publishing, Media, Leisure and Gaming, Restaurants and Environmental Services. His experience covers analyzing and investing in CLOs, investment origination, fundamental company level credit analysis and corporate restructurings. Matthew holds a BSc in Economics from the University of Wales, Swansea.

Kerrill Gaffney, Partner

Kerrill is a Partner at Pearl Diver Capital and has over 14 years of experience in financial markets. Kerrill was formerly a Credit Analyst at Allied Irish Banks where he covered leveraged loan investments across the technology, telecoms, manufacturing, retail, entertainment, services and food sectors. Kerrill holds undergraduate and postgraduate degrees in Economics and Business from the National University of Ireland, Galway.

Michael Brown, Partner

Michael is a Partner at Pearl Diver Capital, responsible for quantitative analytics of CLO’s including structuring, modelling and pricing. Michael joined Pearl Diver in 2011 after graduating from Worcester College, Oxford University with a BA in Mathematics.

Patrick Chan, Partner

Patrick is a Partner at Pearl Diver Capital, assisting with quantitative analytics of CLOs including structuring, modelling and pricing. Patrick joined Pearl Diver Capital in 2015 after graduating from Imperial College, London with an MSc in Mathematics & Finance.

The following table sets forth accounts within each category listed for which members of the Investment Team are jointly and primarily responsible for day-to-day CLO portfolio management as of June 30, 2025. Among the accounts listed below, 10 of the “Other Pooled Investment Vehicles” (with total assets of $2.7 billion) are subject to a performance fee.

	Registered Investment Companies		Other Pooled Investment Vehicles		Other Accounts
Portfolio Manager (CLOs)	Number of Accounts	Total Assets (in billions)	Number of Accounts	Total Assets (in billions)(1)	Number of Accounts	Total Assets (in billions)(1)
Indranil Basu	0	$0	11	$2.9	0	$0
Chandrajit Chakraborty	0	$0	11	$2.9	0	$0
Matthew Layton	0	$0	11	$2.9	0	$0
Kerrill Gaffney	0	$0	11	$2.9	0	$0
Michael Brown	0	$0	11	$2.9	0	$0
Patrick Chan	0	$0	11	$2.9	0	$0
(1)	Total Assets are estimated and unaudited as of June 30, 2025, and may vary from final audited figures. Total Assets exclude amounts invested in other asset classes and managed by the Adviser.

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Compensation of Portfolio Managers. The investment professionals are paid out of the total revenues of the Adviser and certain of its affiliates, including the advisory fees earned with respect to providing advisory services to us. Professional compensation at the Adviser is structured so that key professionals benefit from strong investment performance generated on the accounts that the Adviser and such affiliates manage and from their longevity with the Adviser. Each member of the Investment Team has indirect equity ownership interests in the Adviser and related long-term incentives. Members of the Investment Team also receive a fixed base salary and an annual market and performance-based cash bonus. The bonus is based on both quantitative and qualitative analysis of several factors, including the profitability of the Adviser and the contribution of the individual employee. Many of the factors considered by management in reaching its compensation determinations will be impacted by our long-term performance and the value of our assets as well as the portfolios managed for the Adviser’s and such affiliates’ other clients.

Securities Owned in the Company by Portfolio Managers. The table below sets forth the dollar range of the value of the shares of our Company’s common stock that are owned beneficially by each portfolio manager as of June 30, 2025. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Portfolio Manager	Dollar Range of Equity Securities in the Company(1)
Indranil (Neil) Basu	Over $1,000,000
Chandrajit Chakraborty	Over $1,000,000
Matthew Layton	None
Kerrill Gaffney	None
Michael Brown	None
Patrick Chan	None
(1)	Reflects intended ownership in connection with this offering. Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000 and over $1,000,000.

Investment Process

The Adviser regularly sources and evaluates potential investment opportunities in both the primary and secondary market. We believe the Adviser’s investment analysis and due diligence process, which includes a strong emphasis on assessing the skill of CLO collateral managers and analyzing the structure of a CLO, differentiates our approach to investing in CLO securities. This process, augmented by the first-hand CLO industry experience of the Investment Team, is designed to be repeatable and is focused on key areas for analysis that the Adviser believes are most relevant to potential future performance.

The Adviser seeks to implement its investment process in a methodical and disciplined fashion, as described below.

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Sourcing of Investment Opportunities

The Adviser has extensive relationships at banks, other funds, brokerage houses and other participants in the securitized products market. Through these relationships, the Adviser is notified of a wide range of investment opportunities in CLOs and other securitized products. These investment opportunities are notified to the Adviser either in the course of particular auction processes or as part of private bilateral negotiations with investors or financial institutions that may hold, or wish to offer or exit, structured credit investments. The Adviser also utilized proprietary data driven infrastructure to identify and source investment opportunities in the secondary market.

Investment Analysis and Due Diligence

Initial Analysis. Once the Adviser has identified a potential investment, it will conduct an initial analysis to test the relative trading value of the opportunity. This will involve an initial top- down fundamental analysis and evaluation of underlying portfolio metrics. Model returns are created on conservative, broad-market assumptions and overlying structural protections and cushions are evaluated. The results of the initial analysis of the target investment opportunity are discussed and reviewed by members of the Investment Committee of the Adviser on a daily basis. Only investment opportunities that are approved at this stage are moved to the next stage of the investment process, involving detailed fundamental analysis.

Detailed Fundamental Credit Analysis. A fundamental analysis of the underlying portfolio will follow the initial analysis. This will involve an in-depth analysis of tail-risks or fundamental risks that exist round the weakest elements of the underlying portfolio, including industry, company and structure.

Additionally, at this stage, the Adviser conducts a full re-underwriting of the assets in the underlying collateral pool and applies its proprietary re-rating algorithm tests to adjust and confirm underlying asset pool ratings and analyze the potential investment’s risk parameters and return outlook based on default rate probabilities, delinquency rates, recovery rates and pre-payments on the underlying loans.

Detailed Quantitative Analysis. The Adviser will then conduct a detailed quantitative analysis. This will involve a detailed cash-flow and stress test analysis using portfolio-specific assumptions obtained from fundamental credit analysis and a detailed review of transaction documentation.

Approval Process. The results of the detailed fundamental and quantitative analyses are discussed at a final meeting of the Investment Committee convened to consider the suitability of the proposed investment and whether it meets all the investment criteria set by the Adviser in the light of the different dimensions of the Company’s risk-return metric. If the Adviser decides that an investment opportunity is suitable for the Company, it will purchase the relevant investment on behalf of the Company. To facilitate this, the Adviser then enters into negotiations with market participants for the purchase of the proposed investment.

Monitoring and Risk Management

Active monitoring of our investments is a critical component of the Adviser’s risk management and mitigation objectives. From data sourced from CLO trustee reports (which detail each asset in the CLO portfolio as well as any purchases and sales that the CLO collateral manager made during the period) and third party data sources, the Adviser utilizes its internal systems (which capture and facilitate the analysis of this data) to review key metrics for each CLO security. In addition, based on the Adviser’s screens and general market intelligence, the Adviser focuses discussions from time to time with CLO collateral managers on particular underlying credits. As part of these discussions, the Adviser also reviews portfolio activity with applicable CLO collateral managers as well as loan and CLO market developments. Additional factors that the Adviser actively monitors, which these discussions help to illuminate, include any shifts in investment strategy, personnel changes, or other organizational developments at the CLO collateral manager which may impact future performance.

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Investment Advisory Agreement

Services. Subject to oversight of our board of directors, the Adviser manages the day-to-day operations of, and provides investment advisory and management services to, us. Under the terms of our Investment Advisory Agreement, the Adviser:

•	determines the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;

•	identifies, evaluates, and negotiates the structure of the investments we make (including performing due diligence on our prospective investments);

•	executes, closes, services and monitors the investments we make;

•	determines the securities and other assets that we purchase, retain or sell; and

•	provides us with such other investment advisory, research and related services as we may from time to time reasonably require for the investment of our funds.

The Adviser’s services under the Investment Advisory Agreement are not exclusive, and both it and its members, officers and employees are free to furnish similar services to other persons and entities so long as its services to us are not impaired.

The Investment Advisory Agreement was approved by the board of directors on May 31, 2024. A discussion regarding the basis for the board of directors’ approval of the Investment Advisory Agreement is included in our annual report for the period ending December 31, 2024.

Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect if approved annually (after an initial two-year term) by our board of directors or by the affirmative vote of the holders of a majority of our outstanding voting securities, including, in either case, approval by a majority of our directors who are not “interested persons” of any party to such agreement, as such term is defined in Section 2(a)(19) of the 1940 Act. The Investment Advisory Agreement will automatically terminate in the event of its assignment. The Investment Advisory Agreement may also be terminated by our board of directors or the affirmative vote of a majority of our outstanding securities (as defined in the 1940 Act) without penalty upon written notice to the Adviser and by the Adviser upon not less than 90 days’ written notice to us.

Indemnification. The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Adviser’s services under the Investment Advisory Agreement or otherwise as our investment adviser.

Base Management Fee and Incentive Fee. We pay the Adviser a fee for its services under the Investment Advisory Agreement consisting of two components: a base management fee and an incentive fee. To the extent permitted by applicable law, the Adviser may elect to defer all or a portion of these fees for a specified period of time.

The base management fee equals an annual rate of 1.50% of our Total Equity Base and is calculated and payable quarterly in arrears. “Total Equity Base” means the net asset value attributable to the common stock (prior to the application of the base management fee or incentive fee) and the paid-in or stated capital of the preferred interests in the Company (howsoever called), including the Series A Term Preferred Stock, if any.

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In addition, we pay the Adviser an incentive fee based on our performance. The incentive fee is calculated and payable quarterly in arrears and equals 15% of our “Pre-Incentive Fee Net Investment Income” for the immediately preceding calendar quarter, subject to a hurdle and a “catch up” feature. No incentive fees are payable to our Adviser in respect of any capital gains. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from an investment) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee and any interest expense and/or dividends paid on any issued and outstanding debt or preferred interests, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized or unrealized capital gains or realized or unrealized losses.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, shall be compared to a “hurdle rate” of 2.00% per quarter. The Company shall pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows: (1) no Incentive Fee in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed 2.00%; (2) 100% of the Company’s Pre- Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the hurdle rate of 2.00% but is less than 2.35294% in any calendar quarter; and (3) 15% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.35294% in any calendar quarter.

You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income.

The portion of such incentive fee that is attributable to deferred interest (such as PIK interest or original issue discount) will be paid to the Adviser, without interest, only if and to the extent we actually receive such deferred interest in cash, and any accrual will be reversed if and to the extent such interest is reversed in connection with any write-off or similar treatment of the investment giving rise to any deferred interest accrual. Any reversal of such amounts would reduce net income for the quarter by the net amount of the reversal (after taking into account the reversal of incentive fees payable) and would result in a reduction of the incentive fees for such quarter.

No incentive fee is payable to the Adviser on capital gains, whether realized or unrealized. In addition, the amount of the incentive fee is not affected by any realized or unrealized losses that we may suffer.

The payment of monthly dividends on our preferred stock, if any, (including on any shares of preferred stock that may be held by officers or other affiliates of the Adviser) is not subject to Pre-Incentive Fee Net Investment Income meeting or exceeding any hurdle rate.

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The following is a graphical representation of the calculation of the incentive fee as well as examples of its application.

Quarterly Incentive Fee Based on Net Investment Income

Examples of Quarterly Incentive Fee Calculation (amounts expressed as a percentage of the value of net assets, and are not annualized)*

Alternative 1:

Assumptions

Investment income (including interest, distributions, fees, etc.) = 1.5%

Hurdle rate¹ = 2.00%

Base management fee² = 0.375%

Other expenses (legal, accounting, custodian, transfer agent, etc.)³ = 0.25%

Pre-Incentive Fee Net Investment Income

(investment income – (base management fee + other expenses)) = 0.875%

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no incentive fee.

Alternative 2:

Assumptions

Investment income (including interest, distributions, fees, etc.) = 2.8%

Hurdle rate¹ = 2.00%

Base management fee² = 0.375%

Other expenses (legal, accounting, custodian, transfer agent, etc.)³ = 0.25%

Pre-Incentive Fee Net Investment Income

(investment income – (base management fee + other expenses)) = 2.175%

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Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee.

Incentive fee = (100% × “Catch-Up”) + (the greater of 0% AND (15% × (Pre-Incentive Fee Net Investment Income – 2.353%)))

= (100.0% × (Pre-Incentive Fee Net Investment Income – 2.00%)) + 0%

= 100.0% × (2.175% – 2.00%)

= 100.0% × 0.175%

= 0.175%

Alternative 3:

Assumptions

Investment income (including interest, distributions, fees, etc.) = 3.50%

Hurdle rate¹ = 2.00%

Base management fee² = 0.375%

Other expenses (legal, accounting, custodian, transfer agent, etc.)³ = 0.25%

Pre-Incentive Fee Net Investment Income

(investment income – (base management fee + other expenses)) = 2.875%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, therefore there is an incentive fee.

Incentive fee = (100% × “Catch-Up”) + (the greater of 0% AND (15% × (Pre-Incentive Fee Net Investment Income – 2.353%)))

= (100.0% × (2.353% – 2.00%)) + (15% × (Pre-Incentive Fee Net Investment Income – 2.353%))

= (100.0% × (2.353% – 2.00%)) + (15% × (2.875% – 2.353%))

= 0.353% + 0.0783%

= 0.4313%

*	The hypothetical amount of Pre-Incentive Fee Net Investment Income shown is based on a percentage of net assets.

(1) Represents 8.00% annualized hurdle rate.

(2) Represents 1.50% annualized base management fee.

(3) Excludes organizational and offering expenses.

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Payment of Expenses. The Adviser’s Investment Team, when and to the extent engaged in providing investment advisory and management services, and the compensation and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Adviser. We bear all other costs and expenses of our operations and transactions, including (without limitation): (1) the cost of calculating our net asset value (including the costs and expenses of any independent valuation firm or pricing service); (2) interest payable on debt, if any, incurred to finance our investments; (3) fees and expenses, including legal fees and expenses and travel expenses, incurred by the Adviser or payable to third parties in performing due diligence on prospective investments, monitoring our investments and, if necessary, enforcing our rights; (4) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (5) brokerage fees and commissions; (6) federal and state registration fees; (7) exchange listing fees; (8) federal, state, and local taxes; (9) costs of offerings or repurchases of our common stock and other securities; (10) the management fees and incentive fees payable under the Investment Advisory Agreement; (11) distributions on our common stock and other securities; (12) administration, transfer agent and custody fees and expenses; (13) director fees and expenses; (14) the costs of any reports, proxy statements, or other notices to our stockholders, including printing costs; (15) costs of holding meetings of our stockholders; (16) litigation, indemnification, and other non-recurring or extraordinary expenses; (17) fees and expenses associated with marketing and investor relations efforts; (18) dues, fees, and charges of any trade association of which we are a member; (19) direct costs and expenses of administration and operation, including printing, mailing, telecommunications, and staff, including fees payable in connection with outsourced administration functions; (20) fees and expenses associated with independent audits and outside legal costs; (21) fidelity bond; (22) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (23) costs associated with our reporting and compliance obligations under the 1940 Act and applicable U.S. federal and state securities laws; and (24) all other expenses reasonably incurred by us in connection with administering our business.

The Administrator and the Services Agreement

We have entered into the Services Agreement, pursuant to which the Administrator furnishes us with office facilities, equipment, and clerical, bookkeeping, and record-keeping services at such facilities. Under the Services Agreement, the Administrator performs, or arranges for the performance of, our required administrative services, which include being responsible for the financial records that we are required to maintain and preparing reports to our stockholders. In addition, the Administrator provides us with accounting services, assists us in determining and publishing our NAV, oversees the preparation and filing of our tax returns, monitors our compliance with tax laws and regulations, and prepares any audits by an independent public accounting firm of, our financial statements. The Administrator is also responsible for the printing and dissemination of reports to our stockholders and the maintenance of our website. It provides support for our investor relations, generally oversees the payment of our expenses and the performance of administrative and professional services rendered to us by others, and provides such other administrative services as we may from time to time designate. Payments under the Services Agreement are equal to an amount based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Services Agreement, including rent, the fees and expenses associated with performing compliance functions, and our allocable portion of the compensation of our chief financial officer and chief compliance officer and our allocable portion of the compensation of any administrative support staff. Our allocable portion of such total compensation is based on an allocation of the time spent on us relative to other matters. To the extent the Administrator outsources any of its functions, we pay the fees on a direct basis, without profit to the Administrator. The Services Agreement may be terminated by us without penalty upon at least 90 days’ written notice to the Administrator and by the Administrator upon at least 90 days’ written notice to us. The Services Agreement will remain in effect if approved by the board of directors, including by a majority of our independent directors, on an annual basis. For the fiscal period from July 9, 2024 to December 31, 2024, we incurred approximately $148,468 in administration fees.

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When considering the approval of the Services Agreement, the board of directors considers, among other factors, (i) the reasonableness of the compensation paid by us to the Administrator and any third-party service providers in light of the services provided, the quality of such services, any cost savings to us as a result of the arrangements, and any conflicts of interest, (ii) the methodology employed by the Administrator in determining how certain expenses are allocated to the Company, (iii) the breadth, depth, and quality of such administrative services provided, (iv) certain comparative information on expenses borne by other companies for somewhat similar services known to be available, and (v) the possibility of obtaining such services from a third party.

Limitation on Liability and Indemnification. The Services Agreement provides that the Administrator and its officers, directors, employees, agents, control persons, and affiliates are not liable to us or any of our stockholders for any act or omission by it or its employees in the supervision or management of our investment activities or for any damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) or losses sustained by us or our stockholders, except that the foregoing exculpation does not extend to any act or omission constituting willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations under the Services Agreement. The Services Agreement also provides for indemnification by us of the Administrator’s members, directors, officers, employees, agents, control persons, and affiliates for liabilities incurred by them in connection with their services to us, subject to the same limitations and to certain conditions.

We and our Adviser are not currently subject to any material legal proceedings.

MANAGEMENT

Our board of directors is responsible for the overall management and supervision of our business and affairs, including the appointment of advisers and sub-advisers. Our directors may appoint officers who assist in managing our day-to-day affairs.

The Board of Directors

The board of directors currently consists of five members, four of whom are not “interested persons” (as defined in the 1940 Act) of us. We refer to these directors as our “independent directors.”

Under our certificate of incorporation and bylaws, our board of directors is divided into three classes with staggered three-year terms. The term of only one of the three classes expires at each annual meeting of our stockholders. The classification of our board of directors across staggered terms may prevent replacement of a majority of the directors for up to a two-year period.

The holders of our Series A Term Preferred Stock, voting as a separate class, have the right to elect two Preferred Directors (regardless of the number of directors serving on the Board). Accordingly, stockholders of the Series A Term Preferred Stock will be asked to elect John Everets and Martin Mellish as members of the Board. The holders of outstanding shares of our common stock together with the holders of outstanding shares of our Series A Term Preferred Stock, voting together as a single class, elect the remaining members of the Board.

Duties of Directors; Meetings and Committees

Under our certificate of incorporation, our board of directors is responsible for managing our affairs, including the appointment of advisers and sub-advisers. The board of directors appoints officers who assist in managing our day-to-day affairs.

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The board of directors has appointed Indranil Basu as Chairperson. The Chairperson presides at meetings of the board of directors and may call meetings of the board and any committee whenever he deems necessary. The Chairperson participates in the preparation of the agenda for meetings of the board of directors and the identification of information to be presented to the board of directors with respect to matters to be acted upon by the directors. The Chairperson also acts as a liaison with our management, officers, and attorneys and the other directors generally between meetings. The Chairperson may perform such other functions as may be requested by the board of directors from time to time. Except for any duties specified in this prospectus or pursuant to our certificate of incorporation or bylaws, or as assigned by the board of directors, the designation of a director as Chairperson does not impose on that director any duties, obligations, or liability that are greater than the duties, obligations, or liability imposed on any other director, generally.

The board of directors believes that this leadership structure is appropriate because it allows the board of directors to exercise informed judgment over matters under its purview, and it allocates areas of responsibility among committees or working groups of directors and the full board of directors in a manner that enhances effective oversight. The board of directors also believes that having a majority of independent directors is appropriate and in the best interest of our stockholders. Nevertheless, the board of directors also believes that having an interested person serve on the board of directors brings corporate and financial viewpoints that are, in the board of directors’ view, crucial elements in its decision-making process. In addition, the board of directors believes interested persons provide the board of directors with the Adviser’s perspective in managing and sponsoring us. The leadership structure of the board of directors may be changed, at any time and in the discretion of the board of directors, including in response to changes in circumstances or our characteristics.

Committees of the Board of Directors

The board of directors has established two standing committees: the audit committee and the governance and nominating committee. The current membership of each committee is comprised of each independent director and is set forth below. Interested directors are generally able to attend and participate in any committee meeting, as appropriate.

Audit Committee	Governance and Nominating Committee
John Everets	John Everets
Tarun Jotwani	Tarun Jotwani
Martin Mellish	Martin Mellish

Audit Committee

All of the members of the audit committee are independent directors, and each member is financially literate with at least one having accounting or financial management expertise. The board of directors has adopted a written charter for the audit committee. The audit committee recommends to the full board of directors the independent registered public accounting firm for us, oversees the work of the independent registered public accounting firm in connection with our audit, communicates with the independent registered public accounting firm on a regular basis, and provides a forum for the independent registered public accounting firm to report and discuss any matters it deems appropriate at any time. The audit committee is also responsible for establishing guidelines and making recommendations to our board of directors regarding the valuation of our investments, which are considered when the board of directors determines in accordance with the 1940 Act the value of our investments as described under “Determination of Net Asset Value.” Martin Mellish serves as Chairperson of the audit committee. The audit committee also functions as our qualified legal compliance committee and is responsible for the confidential receipt, retention, and consideration of any report of evidence of (1) a material violation of applicable federal or state securities law, (2) a material breach of fiduciary duty arising under federal or state law, or (3) a similar material violation of any federal or state law by us or any of our officers, directors, employees, or agents that has occurred, is ongoing, or is about to occur. The audit committee met one time during the calendar year ended December 31, 2024.

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Governance and Nominating Committee

All of the members of the governance and nominating committee are independent directors. The governance and nominating committee periodically reviews the committee structure, conducts an annual self-assessment of the board of directors, and makes the final selection and nomination of candidates to serve as independent directors. In addition, the governance and nominating committee makes recommendations regarding the compensation of the Company’s independent directors for approval by the Board as there is no separate compensation committee of the Company. The board of directors nominates and selects our interested directors and the officers. Tarun Jotwani serves as Chairperson of the governance and nominating committee. The governance and nominating committee met one time during the calendar year ended December 31, 2024.

In reviewing a potential nominee and in evaluating the re-nomination of current independent directors, the governance and nominating committee will generally apply the following criteria: (1) the nominee’s reputation for integrity, honesty, and adherence to high ethical standards; (2) the nominee’s business acumen, experience and ability to exercise sound judgment; (3) a commitment to understand the Company and the responsibilities of a director of an investment company; (4) a commitment to regularly attend and participate in meetings of the board of directors and its committees; (5) the ability to understand potential conflicts of interest involving management of the Company and to act in the interests of all stockholders; and (6) the absence of a real or apparent conflict of interest that would impair the nominee’s ability to represent the interests of all the stockholders and to fulfill the responsibilities of an independent director. The governance and nominating committee does not necessarily place the same emphasis on each criteria and each nominee may not have each of these qualities.

As long as an existing independent director continues, in the opinion of the governance and nominating committee, to satisfy these criteria, we anticipate that the governance and nominating committee would favor the re-nomination of an existing independent director rather than nominate a new candidate. Consequently, while the governance and nominating committee will consider nominees recommended by stockholders to serve as independent directors, the governance and nominating committee may only act upon such recommendations if there is a vacancy on the board of directors or a committee and it determines that the selection of a new or additional independent director is in our best interests. In the event that a vacancy arises or a change in membership is determined to be advisable, the governance and nominating committee will, in addition to any stockholder recommendations, consider candidates identified by other means, including candidates proposed by members of the governance and nominating committee. The governance and nominating committee may retain a consultant to assist it in a search for a qualified candidate. The governance and nominating committee has adopted procedures for the selection of independent directors.

The governance and nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying individuals for election as independent directors, but the governance and nominating committee will consider such factors as it may deem are in the best interests of the Company and the stockholders. Such factors may include the individual’s professional experience, education, skills, and other individual qualities or attributes, including gender, race or national origin.

For any stockholder recommendation for independent director to be included in our proxy statement, it must be submitted in compliance with all of the pertinent provisions of Rule 14a-8 under the Exchange Act to be considered by the governance and nominating committee. In evaluating a nominee recommended by a stockholder, the governance and nominating committee, in addition to the criteria discussed above, may consider the objectives of the stockholder in submitting that nomination and whether such objectives are consistent with the interests of all stockholders. If the board of directors determines to include a stockholder’s candidate among the slate of nominees, the candidate’s name will be placed on our proxy card. If the governance and nominating committee or the board of directors determines not to include such candidate among the board of directors’ designated nominees and the stockholder has satisfied the requirements of Rule 14a-8, the stockholder’s candidate will be treated as a nominee of the stockholder who originally nominated the candidate. In that case, the candidate will not be named on the proxy card distributed with our proxy statement.

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A stockholder who is entitled to vote at the applicable annual meeting and who intends to nominate a director must comply with the advance notice procedures in our bylaws. To be timely, a stockholder’s notice must be delivered by a nationally recognized courier service or mailed by first class United States mail, postage or delivery charges prepaid, and received at our principal executive offices addressed to the attention of the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days in advance of the anniversary of the date our proxy statement was released to the stockholders in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received by the Secretary not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the seventh (7th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address, and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of our capital stock that are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act, and (ii) as to the stockholder giving the notice, (a) the name and record address of the stockholder, and (b) the class and number of shares of our capital stock that are beneficially owned by the stockholder. We may require any proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as a director.

Stockholders may communicate with the directors as a group or individually. Any such communication should be sent to the board of directors or an individual director c/o the Secretary of the Company at the following address: 430 West 7th Street,  Suite 219047, Kansas City, MO 64105. The Secretary of the Company may determine not to forward any letter to directors that does not relate to the business of the Company.

Risk Oversight

As a registered investment company, we are subject to a variety of risks, including investment risks, financial risks, compliance risks, and operational risks. As part of its overall activities, the board of directors oversees the management of our risk management structure by various departments of the Adviser and the Administrator, as well as by our chief compliance officer. The responsibility to manage our risk management structure on a day-to-day basis is subsumed within the Adviser’s overall investment management responsibilities.

The board of directors recognizes that it is not possible to identify all of the risks that may affect us or to develop processes and controls to manage them. The board of directors discharges risk oversight as part of its overall activities. In addressing issues regarding our risk management between meetings, appropriate representatives of the Adviser communicate with the Chairperson of the board of directors, the relevant committee chair or our chief compliance officer, who is directly accountable to the board of directors. As appropriate, the Chairperson of the board of directors and the committee chairs confer among themselves, with our chief compliance officer, the Adviser, other service providers, and external fund counsel to identify and review risk management issues that may be placed on the board of director’s agenda and/or that of an appropriate committee for review and discussion with management.

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Compliance Policies and Procedures

We have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The chief compliance officer is responsible for administering the policies and procedures.

Biographical Information about each Director

Information about our directors is as follows:

Name, Address(1) and Date of Birth of Director/Officer	Position(s) held with the Company	Term of Office and Length of Time Served	Number of Portfolios in the Company Complex Overseen by Director	Principal Occupation(s) During the Past 5 Years	Other Directorship(s) Held by Director During Past 5 Years
Interested Director
Indranil Basu(2) (1964)	Director	Term expires in 2027; since inception	1	Chief Executive Officer and Founder of Pearl Diver Capital LLP (2008 – present)	None

Non-Interested Directors

John Everets (1946)	Director	Term expires in 2027; since May 2024	1	Partner, Arcturus Capital (2015 – present)	Director, Medallion Bank (2019 – present); Director, Medallion Financial (2017 – present); Director, The Eastern Company (1993 – present)

Tarun Jotwani (1960)	Director	Term expires in 2026; since May 2024	1	Founding Partner of Sigma Lending LTD (2023 – present); Founding Partner of Naviter Capital (2013 – present)	Director, Sigma Lending LTD (2023 – present) Director, Naviter Capital LLP (2013 – present)

Martin Mellish (1957)	Director	Term expires in 2025 (2028 if re-elected); since May 2024	1	Chairman (2023 – present) and Chief Executive Officer (1994-2023) of Aspen Advisory Services Ltd.	Director, Spectral AI (2021 – present); Director, Levitronix Inc. (2021 – present); Director, Vetsdale Inc (2020 – present); Director, NuCana (2009 – present; Director, Kensington Green (Management) Ltd. (2007 – present)

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Name, Address(1) and Date of Birth of Director/Officer	Position(s) held with the Company	Term of Office and Length of Time Served	Number of Portfolios in the Company Complex Overseen by Director	Principal Occupation(s) During the Past 5 Years	Other Directorship(s) Held by Director During Past 5 Years
Gary Wilder (1962)	Director	Term expires in 2025 (2028 if re-elected); since May 2024	1	Moor Park Capital Partners, Executive Chairman and Founder Partner (2006 – present); KWG, Group Chief Executive Officer (2019 – 2022)	Director, 29-31 Eastways Limited (2024 – present); Director, KW Wealth Group (2021 – present); Director, Gentleaid (23) Limited (2020 – pre-sent); Director, Gentleaid (24) Limited (2020 – present); Director, Kingswood MHC Inc. (2020 – present); Director, Kingswood Corporate Finance Limited (2020 – present); Director, Kingswood Acquisition Corp. (2020 – 2024); Director, Kingswood LLP (2020 – 2023); Director, Kingswood US Holdings, Inc. (2019 – present); Director, Marchant McKechnie Independent Financial Advisers Limited (2019 – 2021) Director, Gentleaid (16) Limited (2018 – present); Director, Kingswood Holdings Limited (2017 – present); Director, Offline Records Limited (2016 – present); Director, KPI Spire (1) Limited (2016 – 2024); Director, KPI Spire (2) Limited (2016 – 2024); Director, KPI Spire (3) Limited (2016 – 2024); Director, KPI Spire (4) Limited (2016 – 2024); Director, KPI Spire (5) Limited (2016 – 2024); Director, Independent International Records Limited (2016 – 2021); Director, Kingswood Investment Partners Limited (2014 – present); Director, KPI (Nominees) Limited (2014 – present); Director, Gentleaid (7) Limited (2006 – pre-sent); Director, Gentleaid (8) Limited (2006 – present); Director, Moor Park Investors Limited (2006 – present); LLP Designated Member, Gamich LLP (2006 – present)

(1) The business address of each of our directors is 747 Third Avenue, Suite 3603, New York, NY 10017.

(2) Mr. Basu is an interested director due to his position as our Chief Executive Officer and his position with, and ownership of, Pearl Diver Capital LLP.

Other than as disclosed in the table above, none of our directors serves, nor have they served during the last five years, on the board of directors of another company registered pursuant to Section 12 of the Exchange Act (or subject to the reporting requirements of Section 15(d) of the Exchange Act) or registered under the 1940 Act (including any other companies in a fund complex with us).

In addition to the description of each director’s “Principal Occupation(s)” set forth above, the following provides further information about each director’s specific experience, qualifications, attributes, or skills that led to the conclusion that they should serve as a director. The information in this section should not be understood to mean that any of the directors is an “expert” within the meaning of the federal securities laws.

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Although the Nominating and Governance Committee has general criteria that guides its choice of candidates to serve on the board of directors (as discussed above under “— Committees of the Board of Directors”), there are no specific required qualifications for membership on the board of directors. The board of directors believes that the different perspectives, viewpoints, professional experience, education, and individual qualities of each director represent a diversity of experiences and a variety of complementary skills. When considering potential nominees to fill vacancies on the board of directors, and as part of its annual self-evaluation, the board of directors reviews the mix of skills and other relevant experiences of the directors.

Interested Directors

Indranil (Neil) Basu

Mr. Basu previously worked with Citibank, ABN AMRO and Nomura Securities. Prior to founding Pearl Diver Capital, he was Managing Director and Head of Structured/Securitised Credit business at Wachovia Securities (now Wells Fargo) in London and member of Wachovia’s European Fixed Income Operating Committee. Prior to Wachovia, Mr. Basu was Managing Director and Head of the Structured Credit business at Nomura Securities. In his several senior leadership positions in sell-side fixed income investment banking, Mr. Basu has built and led key securitisation focused businesses and originated and structured numerous transactions in asset classes ranging from ABS, future flow receivables SME Loans, and private equity secondary positions. He has a Bachelors degree in Electronics Engineering from the Indian Institute of Technology (IIT) and holds an MBA (Beta Gamma Sigma) from the University of North Carolina.

Independent Directors

John Everets

Mr. Everets is currently a partner at Arcturus Capital in Boston, Massachusetts. Prior to joining Arcturus, he was lead investor, Chairman of the Board and Chief Executive Officer of the Bank of Maine from 2010 to 2015, where he led the recapitalization of the bank, helped improve its financial position and eventually joined with Camden National Bank to form the largest bank in northern New England. Before leading the Bank of Maine, Mr. Everets was Chairman of Yorkshire Capital. Prior to that, he was Chairman and CEO of GE HPSC, Inc. before it was acquired by General Electric in 2004. Mr. Everets has served on the Board of Directors of Medallion Bank since September 2019 and Medallion Financial since 2017. Mr. Everets previously served as a director of Financial Security Assurance, Advest Group Inc., and Martin Currie Business Trust. Mr. Everets also previously held several executive positions at Advest, Inc. and is a former Trustee of the Boston Athenaeum. Mr. Everets is currently a director of the Eastern Company, is on the Board of Directors of Newman’s Own Foundation where he chairs the Finance Committee and is a director of the Westminster Kennel Club.

Tarun Jotwani

Mr. Jotwani is a founding partner of Naviter Capital LLP, a London-based investment firm specializing in private debt originated through fintech lending platforms. He also is a founding partner of Sigma Lending LLP, a direct lender. Prior to establishing Naviter in 2013, Mr. Jotwani had a 28-year career in investment banking at Nomura, Lehman and Morgan Stanley based in London, New York and Tokyo. During this time, he served in senior leadership roles as CEO of EMEA and India, and as Global Head of Fixed Income and Equities. Mr. Jotwani has served on various boards in the US, UK, Japan and India. He was formerly a DCI Fellow at Stanford University and currently serves as chairman of Dasra’s Global Council, a leading Indian NGO. Mr. Jotwani attended Delhi University, India and has an MBA from Pace University, New York.

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Martin Mellish

Mr. Mellish has served as founding director and now chairman of Aspen Advisory Services Ltd., a private investment office, since 1994. Mr. Mellish serves as a non-executive director of NuCana Ltd (Nasdaq: NCNA; member, Audit Committee), Spectral AI Inc. (Nasdaq: MDAI, chair, Audit Committee); Levitronix Technologies Inc. (chair, Audit Committee), Alturki Holding (chair, Audit Committee), Saudi Readymix Concrete Company (chair, Audit Committee), and Kensington Green (Management) Limited (chair, Estates Environment & Security Committee). Pro-bono he is a member of the International Advisory Council of the Massachusetts General Hospital. From 1984 to 1992 Mr. Mellish was Financial Controller and Chief Financial Officer of Alturki Holding, an industrial investment company based in Saudi Arabia. Mr. Mellish trained at Price Waterhouse and was registered as a Certified Public Accountant (Mass.) in 1983. He holds an M.Sc. in Health Care Delivery Science from the schools of medicine and business at Dartmouth College, an SM (Management) from the Massachusetts Institute of Technology, and an M.Sc. (Accounting) from Northeastern University.

Gary Wilder

Mr. Wilder served until March 2024 as Executive Chairman and Director of Kingswood Acquisition Corporation when it successfully merged with Binah Capital Group listed on Nasdaq, from January 2019 until December 2022 as Group Chief Executive Officer of KWG, a publicly traded, fully integrated wealth and investment management group, and as Executive Chairman of Kingswood US, KWG’s subsidiary and U.S. holding company. He joined the board of KWG in October 2017 as a non-Executive Director. Mr. Wilder is also a co-founding partner of KPFLP, a private equity family office established in 2006, and alongside his partner, Jonathan Massing, has undertaken a range of long-term private equity investments and financial transactions. In September 2006, Mr. Wilder co-founded Moor Park Capital Partners LLP, a private real estate firm based in London, where he currently serves as the Executive Chairman. Prior to founding Moor Park, Mr. Wilder was a Managing Partner and the Co-Head of European Funds Group at Nomura, a team he created following his role as head of Nomura’s Real Estate Principal Finance Group. He was also a member of Nomura’s Global Fixed Income Committee. Between 1999 and 2002, Mr. Wilder was Partner & Managing Director at Credit Suisse First Boston, responsible for its European Real Estate Investment Banking business. Between 1992 and 1999, Mr. Wilder was a Managing Director at Bankers Trust (now Deutsche Bank) in the Real Estate Group. Mr. Wilder is a Fellow of the Institute of Chartered Accountants in England and Wales and a graduate of the Bayes Business School, University of London, where he attained a Bachelor of Science degree with honors.

Officers

Information regarding our officers is as follows:

Name, Address(1) and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Last Five Years
Indranil Basu (1964)	Chief Executive Officer	No set term; served since 2024	Chief Executive Officer and Founder of Pearl Diver Capital LLP (2008 – present)

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Name, Address(1) and Year of Birth	Position(s) Held with the Company	Term of Office and Length of Time Served	Principal Occupation(s) During the Last Five Years
Chandrajit Chakraborty (1970)	Chief Financial Officer and Secretary	No set term; served since 2024	Chief Investment Officer of Pearl Diver Capital LLP (2008 – present)

Jerald Francis Wirzman (1963)	Chief Compliance Officer	No set term; served since 2024	Compliance Manager (2021 to current) and Compliance Director (2007 to 2021)

(1) The business address of each of our officers is 747 Third Avenue, Suite 3603, New York, NY 10017.

Director Compensation

The following table sets forth certain information with respect to the compensation of each director paid for the fiscal year ending December 31, 2024.

Director	Aggregate Compensation from the Company(1)
Indranil Basu	$0
John Everets	$45,548
Tarun Jotwani	$47,825
Martin Mellish	$50,103
Gary Wilder	$45,548

(1) We do not maintain a pension plan or retirement plan for any of our directors.

As compensation for serving on our board of directors, each of our directors who is not an employee of the Adviser receives an annual fee of $100,000, as well as reasonable out-of-pocket expenses incurred in attending such meetings. The chairman of the audit committee receives an additional annual fee of $10,000 and the chairman of the governance and nominating committee receives an additional annual fee of $5,000 for their additional services in these capacities. No compensation is, or is expected to be, paid by us to directors who are employees of the Adviser, or our officers. We have obtained directors’ and officers’ liability insurance on behalf of our directors and officers.

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Director Ownership of Shares of Our Common Stock

The table below sets forth the dollar range of the value of our common stock that is expected to be owned beneficially by each director immediately after the completion of this offering. For purposes of this table, beneficial ownership is defined to mean a direct or indirect pecuniary interest.

Director	Dollar Range of Equity Securities in the Company(1)(2)	Dollar Range of Equity Securities in the Company Complex(1)
Indranil Basu	Over $100,000	Over $100,000
Tarun Jotwani	Over $100,000	Over $100,000
John Everets	None	None
Martin Mellish	None	None
Gary Wilder	None	None

(1)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000 and over $100,000. There are currently no other registered investment companies included in the Company Complex.

(2)	Reflects intended ownership in connection with this offering.

DETERMINATION OF NET ASSET VALUE

We determine the NAV per share of our common stock by dividing the value of our portfolio investments, cash and other assets (including interest accrued but not collected) less all of our liabilities (including accrued expenses, the aggregate liquidation preference of our preferred stock, borrowings and interest payables) by the total number of outstanding shares of our common stock on a monthly basis (or more frequently, as appropriate, such as with respect to an offering). See “Determinations in Connection with an Offering” below. The most significant estimate inherent in the preparation of our financial statements is the valuation of investments and the related amounts of unrealized appreciation and depreciation of investments recorded. There is no single method for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, our board of directors has elected to designate the Adviser as “valuation designee” to perform fair value determinations in respect of our portfolio investments that do not have readily available market quotations. We account for our investments in accordance with GAAP, and fair value our investment portfolio in accordance with the provisions of the FASB ASC Topic 820 Fair Value Measurements and Disclosures of the Financial Accounting Standards Board’s Accounting Standards Codification, as amended, which defines fair value, establishes a framework for measuring fair value, and requires enhanced disclosures about fair value measurements. Fair value is the estimated amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

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In valuing our investments in CLO debt, CLO equity and loan accumulation facilities, the Adviser considers a variety of relevant factors, including price indications from multiple dealers or, as applicable, a third-party pricing service, recent trading prices for specific investments, recent purchases and sales known to the Adviser in similar securities, and output from a third-party financial model. The third-party financial model contains detailed information on the characteristics of CLOs, including recent information about assets and liabilities, and is used to project future cashflows. Key inputs to the model, including assumptions for future loan default rates, recovery rates, prepayment rates, reinvestment rates, and discount rates are determined by considering both observable and third-party market data and prevailing general market assumptions and conventions as well as those of the Adviser.

Specifically, we utilize a third-party pricing service in connection with the valuation of our investments in CLO debt. However, if pricing from such third-party pricing service is determined to be stale or otherwise not reflective of current market conditions, we may use an average of independent broker quotes to determine fair value. We engage a third-party independent valuation firm as an input to the Company’s valuation of the fair value of its investments in CLO equity. The valuation firm’s advice is only one factor considered in the valuation of such investments, and the board of directors does not rely on such advice in determining the fair value of our investments in accordance with the 1940 Act.

Our investment portfolio is valued at least each month, in accordance with the Adviser’s valuation policies and procedures. Fair valuations are ultimately determined by the Adviser’s valuation committee, which comprises a majority of non-investment personnel. Our board of directors oversees the valuation designee and the process that it uses to determine the fair value of our assets. In this regard, our board of directors receives periodic and, as applicable, prompt reporting regarding certain material valuation matters, as required by Rule 2a-5 under the 1940 Act.

Determinations in Connection with an Offering

We are not generally able to issue and sell shares of our common stock at a price below NAV per share, except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms, or (4) under such circumstances as the SEC may permit. In connection with any offering of shares of our common stock, we are required to make the determination that we are not selling shares of our common stock at a price below the then current NAV of our common stock at the time at which the sale is made. Factors that may be considered in making such determination may include, among others:

•	the NAV of our common stock disclosed in the most recent periodic report that we filed with the SEC;

•	the Adviser’s assessment of whether any material change in the NAV of our common stock has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed NAV of our common stock and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our common stock; and

•	the magnitude of the difference between (i) a value that the Adviser has determined reflects the current (as of a time within 48 hours, excluding Sundays and holidays) NAV of our common stock, which is based upon the NAV of our common stock disclosed in the most recent periodic report that we filed with the SEC, as adjusted to reflect the Adviser’s assessment of any material change in the NAV of our common stock since the date of the most recently disclosed NAV of our common stock, and (ii) the offering price of the shares of our common stock in the proposed offering.

Moreover, to the extent that there is even a remote possibility that we may issue shares of our common stock at a price below the then current net asset value of our common stock at the time at which the sale is made, we will either postpone the offering until such time that there is no longer the possibility of the occurrence of such event or undertake to determine the NAV of our common stock within two days prior to any such sale to ensure that such sale will not be below our then current NAV.

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DISTRIBUTION POLICY

Regular Distributions

We intend to make regular monthly cash distributions of all or a portion of our investment company taxable income to holders of our common stock. We also intend to make at least annual distributions of all or a portion of our “net capital gains” (which is the excess of net long-term capital gains over net short-term capital losses) as described below. Any dividends to our holders of our common stock will be declared out of assets legally available for distribution.

While we anticipate a portion of such distributions, if made, to be paid from income primarily generated by interest income earned on our investment portfolio, and a portion of such distributions may also comprise a return of capital. A return of capital will lower a shareholder’s tax basis in his or her shares, which could result in shareholders having to pay higher taxes in the future when shares are sold, even when shares are sold at a loss from the original investment. No assurance can be given that we will be able to declare such distributions in future periods, and our ability to declare and pay distributions will be subject to a number of factors, including our results of operations.

At times, in order to maintain a stable level of distributions, we may pay out less than all of our investment income or pay out accumulated undistributed income in addition to current net investment income. Our expenses will be accrued each day. To the extent that our net investment income for any year exceeds the total monthly distributions paid during the year, we intend to make a special distribution at or near year-end of such excess amount as may be required. Each taxable year, we expect that all of our investment company taxable income will be distributed.

Capital Gains Distributions

The 1940 Act currently limits the number of times we may distribute long-term capital gains in any tax year, which may increase the variability of our distributions and result in certain distributions being more weighted to long-term capital gains eligible for favorable income tax rates. In the future, the Adviser may seek approval of our board of directors to implement a managed distribution plan for us. The managed distribution plan would be implemented pursuant to an exemptive order that we would intend to obtain from the SEC granting an exemption from Section 19(b) of the 1940 Act and Rule 19b-1 thereunder to permit us to include long-term capital gains as a part of our regular distributions to holders of our common stock more frequently than would otherwise be permitted by the 1940 Act (generally once or twice per year). If we implement a managed distribution plan, we would do so without a vote of holders of our common stock. There can be no assurance that we will implement such a plan, nor can there be any assurance that SEC relief will be obtained.

At least annually, we intend to distribute any net capital gains (which is the excess of net long-term capital gains over net short-term capital loss) or, alternatively, to retain all or a portion of the year’s net capital gains and pay federal income tax on the retained gain. As provided under federal tax law, if we retain all or a portion of such gains and make an election, holders of our common stock of record as of the end of our taxable year will include their attributable share of the retained gain in their income for the year as a long-term capital gain, and will be entitled to a tax credit or refund for the tax deemed paid on their behalf by us.

RIC Tax Qualification

We intend to elect to be treated and to qualify each year as a RIC under the Code. Accordingly, we satisfy certain requirements relating to sources of our income and diversification of our total assets and to satisfy certain distribution requirements, so as to maintain our RIC status and to avoid paying U.S. federal income or excise tax thereon. To the extent we qualify for treatment as a RIC and satisfy the applicable distribution requirements, we will not be subject to U.S. federal income tax on our income to the extent paid to holders of our common stock in the form of dividends or capital gains distributions.

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As a RIC, we are not subject to federal income tax on our investment company taxable income (as that term is defined in the Code, but without regard to the deductions for dividend paid) and net capital gains (the excess of net long-term capital gains over net short-term capital loss), if any, that we timely distribute in each taxable year to holders of our common stock, provided that we distribute an amount at least equal to the sum of 90% of our investment company taxable income and 90% of our net tax-exempt interest income for such taxable year. We intend to distribute to holders of our common stock, at least annually, substantially all of our investment company taxable income, net tax-exempt income, and net capital gains. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that we generally distribute (or be deemed to have distributed) by December 31 of each calendar year an amount at least equal to the sum of (i) 98% of our ordinary income (taking into account certain deferrals and elections) for such year, (ii) 98.2% of our capital gains net income, generally computed on the basis of the one-year period ending on October 31 of such year, and (iii) 100% of any ordinary income and capital gains net income from the prior year (as previously computed) that were not paid out during such year and on which we paid no U.S. federal income tax.

Additional Information

The tax treatment and characterization of our distributions may vary substantially from time to time because of the varied nature of our investments. If our total monthly distributions in any year exceed the amount of our current and accumulated earnings and profits, any such excess would generally be characterized as a return of capital for federal income tax purposes. Under the 1940 Act, for any distribution that includes amounts from sources other than net income (calculated on a book basis), we are required to provide holders of our common stock a written statement regarding the components of such distribution. Such a statement will be provided at the time of any distribution believed to include any such amounts. A return of capital is a distribution to holders of our common stock that is not attributable to our earnings but represents a return of part of the stockholder’s investment. If our distributions exceed our current and accumulated earnings and profits, such excess will be treated first as a tax-free return of capital to the extent of the stockholder’s tax basis in our common stock (thus reducing a stockholders adjusted tax basis in his or her common stock), and thereafter as capital gain assuming our common stock is held as a capital asset. Upon the sale of shares of our common stock, a stockholder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale and the stockholder’s adjusted tax basis in our common stock sold.

DIVIDEND REINVESTMENT PLAN

We have established an automatic DRIP. Each registered holder of at least one full share of our common stock will be automatically enrolled in the DRIP. Under the DRIP, distributions on shares of our common stock are automatically reinvested in additional shares of our common stock by SS&C GIDS, Inc., or the “DRIP Administrator,” unless a stockholder opts out of the DRIP. Holders of our common stock who receive distributions in the form of additional shares of our common stock are nonetheless required to pay applicable federal, state, and local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. Holders of shares of our common stock who opt-out of participation in the DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in the DRIP) generally will receive all distributions in cash.

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Under the DRIP, whenever the market price of the shares of common stock is equal to or exceeds net asset value at the time shares of common stock are valued for purposes of determining the number of shares of common stock equivalent to the cash dividend or capital gains distribution, participants in the DRIP are issued new shares of common stock from the Company, valued at the greater of (i) the net asset value as most recently determined or (ii) 95% of the then-current market price of the shares of common stock. The valuation date is the dividend or distribution payment date or, if that date is not a NYSE trading day, the next preceding trading day. If the net asset value of the shares of common stock at the time of valuation exceeds the market price of the shares of common stock, the DRIP Administrator will buy the shares of common stock for the DRIP in the open market, on the NYSE or elsewhere, for the participants’ accounts, except that the DRIP Administrator will endeavor to terminate purchases in the open market and cause the Company to issue shares of common stock at the greater of net asset value or 95% of market value if, following the commencement of such purchases, the market value of the shares of common stock exceeds net asset value. If the Company should declare a distribution or capital gains distribution payable only in cash, the DRIP Administrator will buy the shares of common stock for the DRIP in the open market, on the NYSE or elsewhere, for the participants’ accounts. There is no charge from the Company for reinvestment of dividends or distributions in shares of common stock pursuant to the DRIP and no brokerage charges will be incurred with respect to shares of common stock issued directly by the Company pursuant to the DRIP; however, all participants will pay a pro rata share of brokerage commissions incurred by the DRIP Administrator when it makes open-market purchases. There are no brokerage charges with respect to shares of common stock issued directly by us. However, whenever shares are purchased or sold on the NYSE or otherwise on the open market, each participant will pay a pro rata portion of brokerage trading fees, currently $0.03 per share purchased or sold. Brokerage trading fees will be deducted from amounts to be invested.

Holders of our common stock can also sell shares held in the DRIP account at any time by contacting the DRIP Administrator in writing at SS&C GIDS, Inc., c/o Pearl Diver Credit Company, P.O. Box 219047, Kansas City, Missouri 64121-9047. The DRIP Administrator will mail a check to such holder (less applicable brokerage trading fees) on the settlement date, which is three business days after the shares have been sold. If a stockholder chooses to sell its shares through a broker, the holder will need to request that the DRIP Administrator electronically transfer their shares to the broker through the Direct Registration System.

Stockholders participating in the DRIP may withdraw from the DRIP at any time by contacting the DRIP Administrator in writing at SS&C GIDS, Inc., c/o Pearl Diver Credit Company, P.O. Box 219047, Kansas City, Missouri 64121-9047. Such termination will be effective immediately if the notice is received by the DRIP Administrator prior to any dividend or distribution record date; otherwise, such termination will be effective on the first trading day after the payment date for such dividend or distribution, with respect to any subsequent dividend or distribution. If a holder of our common stock withdraws, full shares will be credited to their account, and the stockholder will be sent a check for the cash adjustment of any fractional share at the market value per share of our common stock as of the close of business on the day the termination is effective, less any applicable fees. Alternatively, if the stockholder wishes, the DRIP Administrator will sell their full and fractional shares and send them the proceeds, less brokerage trading fees of $0.03 per share. If a stockholder does not maintain at least one whole share of common stock in the DRIP account, the DRIP Administrator may terminate such stockholder’s participation in the DRIP after written notice. Upon termination, stockholders will be sent a check for the cash value of any fractional share in the DRIP account, less any applicable broker commissions and taxes.

Stockholders who are not participants in the DRIP, but hold at least one full share of our common stock, may join the DRIP by notifying the DRIP Administrator in writing at SS&C GIDS, Inc., c/o Pearl Diver Credit Company, P.O. Box 219047, Kansas City, Missouri 64121-9047. If received in proper form by the DRIP Administrator before the record date of a dividend, the election will be effective with respect to all dividends paid after such record date. If a stockholders wishes to participate in the DRIP and their shares are held in the name of a brokerage firm, bank or other nominee, the stockholder should contact their nominee to see if it will participate in the DRIP. If a stockholder wishes to participate in the DRIP, but the brokerage firm, bank or other nominee is unable to participate on their behalf, the stockholder will need to request that their shares be re-registered in their own name, or the stockholder will not be able to participate. The DRIP Administrator will administer the DRIP on the basis of the number of shares certified from time to time by the stockholder as representing the total amount registered in their name and held for their account by their nominee.

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Experience under the DRIP may indicate that changes are desirable. Accordingly, we and the DRIP Administrator reserve the right to amend or terminate the DRIP upon written notice to each participant at least 30 days before the record date for the payment of any dividend or distribution by us.

All correspondence or additional information about the DRIP should be directed to SS&C GIDS, Inc., c/o Pearl Diver Credit Company, P.O. Box 219047, Kansas City, Missouri 64121-9047.

CONFLICTS OF INTEREST

Affiliations of the Adviser and the Administrator

Our executive officers and directors, and the Adviser and its officers and employees, including the Investment Team, have several conflicts of interest as a result of the other activities in which they engage. These other relationships may cause the Adviser’s, the Administrator’s, and certain of their affiliates’ interests, and the interests of their officers and employees, including the Investment Team, to diverge from our interests and may result in conflicts of interest that may not be foreseen or resolved in a manner that is always or exclusively in our best interest. Our executive officers and directors, as well as other current and potential future affiliated persons, officers, and employees of the Adviser and certain of its affiliates, may serve as officers, directors, or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that we intend to pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders. The Adviser has entered into, and may in the future enter into additional, business arrangements with certain of our stockholders. In such cases, such stockholders may have an incentive to vote shares held by them in a manner that takes such arrangements into account. As a result of these relationships and separate business activities, the Adviser has conflicts of interest in allocating management time, services, and functions among us, other advisory clients and other business activities. See “Conflicts of Interest.”

In order to address such conflicts of interest, we have adopted a code of ethics under Rule 17j-1 of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible, and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our directors and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

Pursuant to the Adviser’s investment allocation policies and procedures, the Adviser seeks to allocate investment opportunities among accounts in a manner that is fair and equitable over time. There is no assurance that such opportunities will be allocated to any particular account equitably in the short term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it. See “Conflicts of Interest — Code of Ethics and Compliance Procedures.”

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Other Accounts

The Adviser is responsible for the investment decisions made on our behalf. There are no restrictions on the ability of the Adviser and certain of its affiliates to manage accounts for multiple clients, including accounts for affiliates of the Adviser or their directors, officers or employees, following the same, similar, or different investment objectives, philosophies, and strategies as those used by the Adviser for our account. In those situations, the Adviser and its affiliates may have conflicts of interest in allocating investment opportunities between us and any other account managed by such person. See “— Allocations of Opportunities” below. Such conflicts of interest would be expected to be heightened where the Adviser manages an account for an affiliate or its directors, officers, or employees. In addition, certain of these accounts may provide for higher management fees or have incentive fees or may allow for higher expense reimbursements, all of which may contribute to a conflict of interest and create an incentive for the Adviser to favor such other accounts. Further, accounts managed by the Adviser or certain of its affiliates may hold certain investments in CLOs, such as equity tranches, which conflict with the positions held by other accounts in such CLOs, such as us. In these cases, when exercising the rights of each account with respect to such investments, the Adviser and/or its affiliate will have a conflict of interest, as actions on behalf of one account may have an adverse effect on another account managed by the Adviser or such affiliate, including us.

Our executive officers and directors, as well as other current and potential future affiliated persons, officers, and employees of the Adviser and certain of its affiliates, may serve as officers, directors, or principals of, or manage the accounts for, other entities with investment strategies that substantially or partially overlap with the strategy that we intend to pursue. Accordingly, they may have obligations to investors in those entities, the fulfillment of which obligations may not be in the best interests of us or our stockholders.

Further, the professional staff of the Adviser and Administrator will devote as much time to us as such professionals deem appropriate to perform their duties in accordance with the Investment Advisory Agreement and Services Agreement, respectively. However, such persons may be committed to providing investment advisory and other services for other clients and engage in other business ventures in which we have no interest. See “The Adviser and the Administrator — The Administrator and the Services Agreement” above. As a result of these separate business activities, the Adviser and Administrator may have conflicts of interest in allocating management and administrative time, services, and functions among us and its affiliates and other business ventures or clients.

Allocations of Opportunities

As a fiduciary, the Adviser owes a duty of loyalty to its clients and must treat each client fairly. When the Adviser purchases or sells securities for more than one account, the trades must be allocated in a manner consistent with its fiduciary duties. To this end, the Adviser has adopted policies and procedures pursuant to which they allocate investment opportunities appropriate for more than one client account in a manner deemed appropriate in their sole discretion to achieve a fair and equitable result over time. Pursuant to these policies and procedures, when allocating investment opportunities, the Adviser may take into account regulatory, tax, or legal requirements applicable to an account. In allocating investment opportunities, the Adviser may use rotational, percentage, or other allocation methods provided that doing so is consistent with the Adviser’s internal conflict of interest and allocation policies and the requirements of the Investment Advisers Act of 1940, or the “Advisers Act,” the 1940 Act and other applicable laws. In addition, an account managed by the Adviser, such as us, is expected to be considered for the allocation of investment opportunities together with other accounts managed by affiliates of the Adviser. There is no assurance that such opportunities will be allocated to any particular account equitably in the short-term or that any such account, including us, will be able to participate in all investment opportunities that are suitable for it.

Valuation

The market for CLO securities is more limited than the market for other credit related investments. As a result, we value, and the Adviser reviews and determines, in good faith, in accordance with the 1940 Act, the value of, these securities based on relevant information compiled by the Adviser and third-party pricing services (when available) as described under “Determination of Net Asset Value.” Our interested director is associated with the Adviser and has an interest in the Adviser’s economic success. The participation of the Adviser’s investment professionals in our valuation process, and the interest of our interested director in the Adviser, could result in a conflict of interest as the management fee paid to the Adviser is based, in part, on our net assets.

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Co-Investments and Related Party Transactions

In the ordinary course of business, we may enter into transactions with persons who are affiliated with us by reason of being under common control of the Adviser or its affiliates. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between us, the Adviser and its affiliates and our employees, officers, and directors. We will not enter into any such transactions unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek review and approval of our board of directors or exemptive relief for such transaction. Our affiliations may require us to forgo attractive investment opportunities. For example, we may be limited in our ability to invest in CLOs managed by certain affiliates of the Adviser.

In certain instances, we expect to co-invest on a concurrent basis with other accounts managed by the Adviser or certain of the Adviser’s affiliates, subject to compliance with applicable regulations and regulatory guidance and the Adviser’s written allocation procedures. We and the Adviser have submitted an application for exemptive relief to the SEC to permit us and certain of our affiliates to participate in certain negotiated co-investments alongside other accounts managed by the Adviser, or certain of its affiliates, subject to certain conditions. There can be no assurance when, or if, such relief may be obtained. A copy of our application for exemptive relief, including all of the conditions and the related order, are available on the SEC’s website at www.sec.gov.

Material Non-Public Information

By reason of the advisory and/or other activities of the Adviser and its affiliates, the Adviser and its affiliates may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. The Adviser will not be free to divulge, or to act upon, any such confidential or material non-public information and, due to these restrictions, it may not be able to initiate a transaction for our account that it otherwise might have initiated. As a result, we may be frozen in an investment position that we otherwise might have liquidated or closed out or may not be able to acquire a position that we might otherwise have acquired.

Code of Ethics and Compliance Procedures

In order to address the conflicts of interest described above, we have adopted a code of ethics under Rule 17j-l of the 1940 Act. Similarly, the Adviser has separately adopted the “Adviser Code of Ethics.” The Adviser Code of Ethics requires the officers and employees of the Adviser to act in the best interests of the Adviser and its client accounts (including us), act in good faith and in an ethical manner, avoid conflicts of interests with the client accounts to the extent reasonably possible, and identify and manage conflicts of interest to the extent that they arise. Personnel subject to each code of ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. In addition, each code of ethics is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and is available on the EDGAR Database on the SEC’s website at www.sec.gov.

Our directors and officers, and the officers and employees of the Adviser, are also required to comply with applicable provisions of the U.S. federal securities laws and make prompt reports to supervisory personnel of any actual or suspected violations of law.

In addition, the Adviser has built a professional working environment, firm-wide compliance culture, and compliance procedures and systems designed to protect against potential incentives that may favor one account over another. The Adviser has adopted policies and procedures that address the allocation of investment opportunities, execution of portfolio transactions, personal trading by employees, and other potential conflicts of interest that are designed to ensure that all client accounts are treated equitably over time.

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U.S. FEDERAL INCOME TAX MATTERS

The following is a summary of certain U.S. federal income tax consequences generally applicable to the purchase, ownership and disposition of our common stock, which will be referred to as “stock,” issued as of the date of this prospectus. No attempt is made to present a comprehensive explanation of the federal, state, local or foreign tax treatment of the Company or its shareholders, and the discussion herein is not intended to be a substitute for careful tax planning. Unless otherwise stated, this summary deals only with our securities held as capital assets for U.S. federal tax purposes (generally, property held for investment).

As used herein, a “U.S. holder” means a beneficial owner of the securities that is for U.S. federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or other political subdivision thereof (including the District of Columbia);

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable United States Treasury regulations, or “Treasury Regulations,” to be treated as a United States person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

The term “non-U.S. holder” means a beneficial owner of the securities (other than a partnership or any other entity or other arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.

An individual may, subject to exceptions, be deemed to be a resident of the United States for U.S. federal income tax purposes, as opposed to a non-resident alien, by, among other ways, being present in the United States (i) on at least 31 days in the calendar year, and (ii) for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding calendar year, and one-sixth of the days present in the second preceding calendar year. Individuals who are residents for such purposes are subject to U.S. federal income tax as if they were United States citizens.

This summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you, as a holder of our securities, if you are a person subject to special tax treatment under the U.S. federal income tax laws, including, without limitation:

•	a dealer in securities or currencies;

•	a financial institution;

•	a RIC;

•	a real estate investment trust;

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•	a tax-exempt organization;

•	an insurance company;

•	a person holding the securities as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	a person subject to the special accounting rules under Section 451(b) of the Code;

•	a trader in securities that has elected the mark-to-market method of accounting for their securities;

•	a person subject to alternative minimum tax;

•	a partnership or other pass-through entity for U.S. federal income tax purposes;

•	a U.S. holder whose “functional currency” (as defined in Section 985 of the Code) is not the U.S. dollar;

•	a CFC;

•	a PFIC; or

•	a United States expatriate or foreign persons or entities (except to the extent set forth below).

If a partnership (including any entity classified or arrangement treated as a partnership for U.S. federal income tax purposes) holds the securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our securities, you should consult your own tax advisors regarding the tax consequences of an investment in our securities.

This summary is based on the Code, Treasury Regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the U.S. federal income tax consequences that may be applicable to you in light of your particular circumstances and does not address the effects of any aspects of U.S. estate or gift, or state, local or non-U.S. income, estate, or gift tax laws. It is not intended to be, and should not be construed to be, legal or tax advice to any particular purchaser of our securities. We have not sought and will not seek any ruling from IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. You should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of our securities, as well as the consequences to you arising under the laws or other guidance of any other taxing jurisdiction.

Important U.S. Federal Income Tax Considerations Affecting Us

We intend to elect to be treated, and to qualify each tax year, as a RIC under the Code. Accordingly, we must satisfy certain requirements relating to sources of our income and diversification of our total assets and to satisfy certain distribution requirements, so as to maintain our RIC status and to avoid being subject to U.S. federal income or excise tax on any undistributed taxable income. To the extent we qualify for treatment as a RIC and satisfy the applicable distribution requirements, we will generally not be subject to U.S. federal income tax on income paid to our stockholders in the form of dividends or capital gain dividends.

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To qualify as a RIC for U.S. federal income tax purposes, we must derive at least 90% of our gross income each tax year from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership, or other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to our business of investing in such stock, securities and currencies, or the “Qualifying Income Test.” A “qualified publicly traded partnership” is a publicly traded partnership that meets certain requirements with respect to the nature of its income. To qualify as a RIC, we must also satisfy certain requirements with respect to the diversification of our assets. We must have, at the close of each quarter of the tax year, at least 50% of the value of our total assets represented by cash, cash items, U.S. government securities, securities of other RICs and other securities that, in respect of any one issuer, do not represent more than 5% of the value of our assets nor more than 10% of the outstanding voting securities of such issuer. In addition, at the close of each quarter of the tax year, not more than 25% of the value of our assets may be invested, including though corporations in which we own a 20% or more voting stock interest, in securities (other than U.S. government securities or the securities of other RICs) of any one issuer, or of two or more issuers, which we control and which are engaged in the same or similar trades or businesses or related trades or businesses, or of one or more qualified publicly traded partnerships, or the “Asset Diversification Tests.”

For purposes of meeting the Asset Diversification Tests, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership. Also, for purposes of the Asset Diversification Test, the identification of the issuer (or, in some cases, issuers) of a particular investment can depend on the terms and conditions of that investment. In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to issuer identification for a particular type of investment may adversely affect our ability to meet the Asset Diversification Tests above. We have not received an opinion of counsel or a ruling from the IRS regarding our determination under the applicable Asset Diversification Tests and there can be no assurances that the IRS or the courts will agree with our determination.

If we fail to satisfy Qualifying Income Test, we will nevertheless be considered to have satisfied the test if such failure is due to reasonable cause and not due to willful neglect and if a penalty tax is paid with respect to the failure to satisfy the applicable requirements. If we fail to meet any of the Asset Diversification Tests with respect to any quarter of any tax year, we will nevertheless be considered to have satisfied the requirements for such quarter if we cure such failure within six months and either (i) such failure is de minimis or (ii) (a) such failure is due to reasonable cause and not due to willful neglect and if a penalty tax is paid with respect to the failure to satisfy the applicable requirements. If we fail to qualify as a RIC for more than two consecutive taxable years and then seek to re-qualify as a RIC, we generally would be required to recognize gain to the extent of any unrealized appreciation in our assets unless we elect to pay U.S. corporate income tax on any such unrealized appreciation during the succeeding 5-year period. In addition, if we enter into a “conversion transaction” within the meaning of Treasury Regulation Section 1.337(d)-7(a)(2)(ii) (in this case, the conversion from an LLC taxable as a partnership to a corporation taxable as a RIC) we would be required to recognize any unrealized appreciation allocable to certain corporate members (including certain tax-exempt members subject to the unrelated business income tax on such allocable portion of gain) of Pearl Diver Credit Company, LLC with respect to the assets deemed transferred from the LLC to the RIC if those assets are disposed of during the succeeding 5-year period of the conversion. In such a case, we would be required to pay corporate level tax at the time of the disposition of those assets while we are a RIC. To avoid incurring such corporate level tax while we are a RIC, we may make a deemed sale election in connection with our conversion from an LLC to a corporation taxable as a RIC, such that any tax is borne by certain corporate members in the Pearl Diver Credit Company, LLC prior to the conversion. There can be no assurances we will make such election.

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As a RIC, we generally will not be subject to federal income tax on our investment company taxable income (as that term is defined in the Code) and net capital gains (the excess of net long-term capital gains over net short-term capital loss), if any, that we distribute in each tax year as dividends to stockholders, provided that we distribute dividends of an amount at least equal to the sum of 90% of our investment company taxable income, determined without regard to any deduction for dividends paid, plus 90% of our net tax-exempt interest income for such tax year, or the “Distribution Requirement.” We intend to distribute to our stockholders, at least annually, substantially all of our investment company taxable income, net tax-exempt income and net capital gains. In order to avoid incurring a nondeductible 4% federal excise tax obligation, the Code requires that we distribute (or be deemed to have distributed) by December 31 of each calendar year dividends of an amount generally at least equal to the sum of (i) 98% of our ordinary income (taking into account certain deferrals and elections) for such calendar year, (ii) 98.2% of our capital gain net income, adjusted for certain ordinary losses and generally computed on the basis of the one-year period ending on October 31 of such calendar year) and (iii) 100% of any ordinary income and capital gain net income from prior calendar years (as previously computed) that were not paid out during such calendar years and on which we incurred no U.S. federal income tax, or the “Excise Tax Distribution Requirement.” Any dividends declared by us during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for federal income tax purposes as if it had been paid by us, as well as received by our U.S. stockholders, on December 31 of the calendar year in which the distribution was declared.

We may incur in the future the 4% federal excise tax on a portion of our income and capital gains. While we intend to distribute income and capital gains to minimize our exposure to the 4% federal excise tax, we may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. For example, we may receive delayed or corrected tax reporting statements from our investments that cause us to accrue additional income and gains after we have already made our excise tax distributions for the year. In such a situation, we may incur an excise tax liability resulting from such delayed receipt of such tax information statements. In that event, we generally will be liable for the 4% federal excise tax only on the amount by which we do not meet the excise tax avoidance requirement. If we do not qualify as a RIC or fail to satisfy the Distribution Requirement for any tax year, we would be subject to corporate income tax on our taxable income, and all distributions from earnings and profits, including distributions of net capital gains (if any), will be taxable to the shareholder as ordinary income. Such distributions generally would be eligible (i) to be treated as qualified dividend income in the case of individual and other non-corporate shareholders and (ii) for the dividends received deduction, or the “DRD”, in the case of certain corporate shareholders. In addition, in order to requalify for taxation as a RIC, we may be required to recognize unrealized gains, pay substantial taxes and interest, and make certain distributions.

We may elect to treat part or all of any “qualified late year loss” as if it had been incurred in the succeeding taxable year in determining our taxable income, net capital gain, net short-term capital gain, and earnings and profits. The effect of this election is to treat any such “qualified late year loss” as if it had been incurred in the succeeding taxable year in characterizing our distributions for any calendar year. A “qualified late year loss” generally includes (i) any net capital loss incurred after October 31 of the current taxable year, or, if there is no such loss, any net long-term capital loss or any net short-term capital loss incurred after October 31 of the current taxable year (“post-October capital losses”) and (ii) the sum of (1) the excess, if any, of (a) specified losses incurred after October 31 of the current taxable year, over (b) specified gains incurred after October 31 of the current taxable year and (2) the excess, if any, of (a) ordinary losses incurred after December 31 of the current taxable year, over (b) the ordinary income incurred after December 31 of the current taxable year. The terms “specified losses” and “specified gains” mean ordinary losses and gains from the sale, exchange, or other disposition of property (including the termination of a position with respect to such property) and foreign currency gains and losses. The terms “ordinary losses” and “ordinary income” mean other ordinary losses and income that are not described in the preceding sentence.

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Capital losses in excess of capital gains (“net capital losses”) are not permitted to be deducted against a RIC’s net investment income. Instead, for U.S. federal income tax purposes, potentially subject to certain limitations, we may carry a net capital loss from any taxable year forward indefinitely to offset its capital gains, if any, in years following the year of the loss. To the extent subsequent capital gains are offset by such losses, they will not result in U.S. federal income tax liability to us and may not be distributed as capital gains to shareholders. Generally, we may not carry forward any losses other than net capital losses. The carryover of capital losses may be limited under the general loss limitation rules if we experience an ownership change as defined in the Code.

For purposes of the Qualifying Income Test, income that we earn from equity interests in certain entities that are not treated as corporations or as qualified publicly traded partnerships for U.S. federal income tax purposes (e.g., certain CLOs that are treated as partnerships) will generally have the same character for us as in the hands of such an entity; consequently, we may be required to limit our equity investments in any such entities that earn fee income, rental income, or other nonqualifying income.

Some of the income and fees that we may recognize will not satisfy the Qualifying Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy such test, we may be required to recognize such income and fees indirectly through one or more entities treated as corporations for U.S. federal income tax purposes. Such corporations will be subject to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.

We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having original issue discount (which may arise if we receive warrants in connection with the origination of a loan or possibly in other circumstances), we must include in income each tax year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same tax year. We may also have to include in income other amounts that we have not yet received in cash, such as contractual payment-in-kind interest (which represents contractual interest added to the loan balance and due at the end of the loan term) and deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the tax year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Distribution Requirement or the Excise Tax Distribution Requirement, even though we will not have received any corresponding cash amount.

We may invest (directly or indirectly through an investment in an equity interest in a CLO treated as a partnership for U.S. federal income tax purposes) a portion of our net assets in below-investment grade instruments. Investments in these types of instruments may present special tax issues for us. U.S. federal income tax rules are not entirely clear about issues such as when we may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by us to the extent necessary in order to seek to ensure that we distribute sufficient income that we do not become subject to U.S. federal income or excise tax.

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Some of the CLOs in which we invest may constitute PFICs for U.S. federal income tax purposes. Because we acquire interests treated as equity for U.S. federal income tax purposes in PFICs (including equity tranche investments and certain debt tranche investments in CLOs that are PFICs), we may be subject to federal income tax on a portion of any “excess distribution” or gain from the disposition of such shares even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from any such excess distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a QEF in lieu of the foregoing requirements, we will be required to include in income each tax year our proportionate share of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each tax year (as well as on certain other dates described in the Code) our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as an ordinary loss any decrease in such value to the extent it does not exceed prior increases included in our ordinary income. Under either election, we may be required to recognize in a tax year taxable income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that tax year, and we may be required to distribute such taxable income in order to satisfy the Excise Tax Distribution Requirement or the Distribution Requirement. Applicable Treasury Regulations generally treat our income inclusion with respect to a PFIC with respect to which we have made a qualified electing fund, or “QEF”, election, as qualifying income for purposes of determining our ability to be subject to tax as a RIC if (i) there is a current distribution out of the earnings and profits of the PFIC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in such stock, securities, or currencies.

If we hold 10% or more of the interests treated as equity (by vote or value) for U.S. federal income tax purposes in a foreign corporation that is treated as a CFC (including equity tranche investments and certain debt tranche investments in a CLO treated as CFC), we may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to our pro rata share of the corporation’s income for the tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such tax year. In general, a foreign corporation will be classified as a CFC if more than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) (a) 10% or more of the combined voting power of all classes of shares of a foreign corporation, or (b) 10% or more of the total value of all classes of stock of a foreign corporation. If we are treated as receiving a deemed distribution from a CFC, we will be required to include such deemed distribution in our investment company taxable income regardless of whether we receive any actual distributions from such CFC, and we must distribute such income in order to satisfy the Excise Tax Distribution Requirement and the Distribution Requirement. Applicable Treasury Regulations generally treat our income inclusion with respect to a CFC as qualifying income for purposes of determining our ability to be subject to tax as a RIC either if (i) there is a distribution out of the earnings and profits of the CFC that are attributable to such income inclusion or (ii) such inclusion is derived with respect to our business of investing in stock, securities, or currencies. As such, we may limit and/or manage our holdings in issuers that could be treated as CFCs in order to limit our tax liability or maximize our after-tax return from these investments.

FATCA generally imposes a U.S. federal withholding tax of 30% on U.S. source periodic payments, including interest and dividends to certain non-U.S. entities, including certain non-U.S. financial institutions and investment funds, unless such non-U.S. entity complies with certain reporting requirements regarding its United States account holders and its United States owners. Most CLOs in which we invest will be treated as non-U.S. financial entities for this purpose, and therefore will be required to comply with these reporting requirements to avoid the 30% withholding. If a CLO in which we invest fails to properly comply with these reporting requirements, it could reduce the amounts available to distribute to equity and junior debt holders in such CLO, which could materially and adversely affect our operating results and cash flows.

Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities are generally treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward, futures and options contracts, similar financial instruments as well as upon the disposition of debt securities denominated in a foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, are also treated as ordinary income or loss. The U.S. Treasury Department has authority to issue regulations that would exclude foreign currency gains from the Qualifying Income Test described above if such gains are not directly related to the Company’s business of investing in stock or securities (or options and futures with respect to stock or securities). Accordingly, regulations may be issued in the future that could treat some or all of a Fund’s non-U.S. currency gains as non-qualifying income, thereby potentially jeopardizing the Company’s status as a RIC for all years to which the regulations are applicable.

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We may incur a liability for foreign withholding taxes as a result of investment in stock or securities of foreign corporations. If, at any year-end, more than 50% of our assets are comprised of stock or securities of foreign corporations, we may elect, for U.S. federal income tax purposes, to treat foreign income or withholding taxes paid by us as paid shareholders. For any year that we are eligible for and make such an election, each shareholder will be required to include in income an amount equal to his or her allocable share of qualified foreign income taxes paid by us, and shareholders will be entitled, subject to certain holding period requirements and other limitations, to credit their portions of these amounts against their United States federal income tax due, if any, or to deduct their portions from their United States taxable income, if any. No deductions for foreign taxes paid by us may be claimed, however, by non-corporate shareholders who do not itemize deductions. We will make this election only if we deem the election to be in the best interests of shareholders. If we do not qualify to make this election or qualify, but do not choose to do so, the imposition of such foreign taxes would directly reduce the return to an investor from an investment in the Company. Under certain circumstances, if we receive a refund of foreign taxes paid in respect of a prior year, the value of Fund shares could be affected or any foreign tax credits or deductions passed through to shareholders in respect of our foreign taxes for the current year could be reduced.

Our transactions in futures contracts and options will be subject to special provisions of the Code that, among other things, may affect the character of our realized gains and losses realized (i.e., may affect whether gains or losses are ordinary or capital, or short-term or long-term), may accelerate recognition of income to us and may defer our losses, and may affect our qualification as a RIC. These rules could, therefore, affect the character, amount and timing of distributions to stockholders. These provisions also (a) will require us to mark-to-market certain types of the positions in our portfolio (i.e., treat them as if they were closed out), and (b) may cause us to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the Distribution Requirement for qualifying to be taxed as a RIC or the Excise Tax Distribution Requirement. We intend to monitor our transactions, intent to make the appropriate tax elections and intend to make the appropriate entries in our books and records when we acquire any futures contract, option or hedged investment in order to mitigate the effect of these rules and prevent our disqualification from being taxed as a RIC.

Generally, our hedging transactions (including certain covered call options) may result in “straddles” for U.S. federal income tax purposes. The straddle rules may affect the character of our realized gains (or losses). In addition, our realized losses on positions that are part of a straddle may be deferred under the straddle rules, rather than being taken into account in calculating the taxable income for the taxable year in which the losses are realized. Hedging transactions may increase the amount of our realized short-term capital gain which is taxed as ordinary income when distributed to shareholders.

We may make one or more of the elections available under the Code which are applicable to straddles. If we make any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the election(s) made. The rules applicable under certain of the elections may operate to accelerate the recognition of gains or losses from the affected straddle positions.

Because the straddle rules may affect the character of gains or losses, defer losses and/or accelerate the recognition of gains or losses from the affected straddle positions, the amount which may be distributed to shareholders, and which will be taxed to them as ordinary income or long-term capital gain, may be increased or decreased as compared to a fund that did not engage in such hedging transactions.

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Certain of our investment practices are subject to special and complex U.S. federal income tax provisions that may, among other things, (i) convert dividends that would otherwise constitute qualified dividend income into ordinary income, (ii) treat dividends that would otherwise be eligible for deductions available to certain U.S. corporations under the Code as ineligible for such treatment, (iii) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (iv) convert long-term capital gains into short-term capital gains or ordinary income, (v) convert an ordinary loss or deduction into a capital loss (the deductibility of which is more limited), (vi) cause us to recognize income or gain without a corresponding receipt of cash, (vii) adversely alter the characterization of certain complex financial transactions, and (viii) produce income that will not qualify as good income for purposes of the Qualifying Income Test. While we may not always be successful in doing so, we will seek to avoid or minimize the adverse tax consequences of our investment practices.

We may recognize gain (but not loss) from a constructive sale of certain “appreciated financial positions” if we enter into a short sale, offsetting notional principal contract, or forward contract transaction with respect to the appreciated position or substantially identical property. Appreciated financial positions subject to this constructive sale treatment include interests (including options and forward contracts and short sales) in stock and certain other instruments. Constructive sale treatment does not apply if the transaction is closed out not later than thirty days after the end of the tax year in which the transaction was initiated, and the underlying appreciated securities position is held unhedged for at least the next sixty days after the hedging transaction is closed.

Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in our hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gain on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, “substantially identical property” has been held by us for more than one year. In addition, entering into a short sale may result in suspension of the holding period of “substantially identical property” held by us.

Gain or loss on a short sale will generally not be realized until such time as the short sale is closed. However, as described above in the discussion of constructive sales, if we hold a short sale position with respect to securities that have appreciated in value, and we then acquire property that is the same as or substantially identical to the property sold short, we generally will recognize gain on the date we acquire such property as if the short sale were closed on such date with such property. Similarly, if we hold an appreciated financial position with respect to securities and then enter into a short sale with respect to the same or substantially identical property, we generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date we enter into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

Taxation of Stockholders

Taxation of U.S. Resident Holders of Our Stock. Dividends and distributions on our shares are generally subject to federal income tax as described herein, even though such dividends and distributions may economically represent a return of a particular stockholder’s investment. Such distributions are likely to occur in respect of shares purchased at a time when our NAV reflects gains that are either unrealized, or realized but not distributed. Such realized gains may be required to be distributed even when our NAV also reflects unrealized losses. Certain dividends and distributions declared by us in October, November or December to stockholders of record of such month of a calendar year and paid by us in January of the following calendar year will be treated by stockholders as if received on December 31 of the calendar year in which they were declared. In addition, certain other distributions made after the close of our tax year may be “spilled back” and treated as paid by us (except for purposes of the nondeductible 4% federal excise tax) during such tax year. In such case, stockholders will be treated as having received such dividends in the tax year in which the distributions were actually made.

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Stockholders receiving any distribution from us in the form of additional shares pursuant to the DRIP are expected to be treated as receiving a taxable distribution in an amount generally equal to the cash that would have been received if they had elected to receive the distribution in cash, unless we issue new shares that are trading at or above NAV, in which case such stockholders will be treated as receiving a distribution equal to the fair market value of the shares received, determined as of the reinvestment date.

We will inform stockholders of the source and tax status of all distributions promptly after the close of each calendar year.

For federal income tax purposes, distributions paid out of our current or accumulated earnings and profits will, except in the case of distributions of qualified dividend income and capital gain dividends described below, be taxable as ordinary dividend income. Certain income distributions paid by us (whether paid in cash or reinvested in additional shares of our stock) to individual taxpayers are taxed at rates applicable to net long-term capital gains. This tax treatment applies only if certain holding period requirements and other requirements are satisfied by the stockholder and the dividends are attributable to qualified dividend income received by us, and there can be no assurance as to what portion of our dividend distributions will qualify for favorable treatment. For this purpose, “qualified dividend income” means dividends received from United States corporations and “qualified foreign corporations” (e.g., foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradable on an established securities market in the United States), provided that we satisfy certain holding period and other requirements in respect of the stock of such corporations. The maximum individual rate applicable to qualified dividend income is either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Given our investment strategies, it is not anticipated that a significant portion of our dividends will be eligible to be treated as qualified dividend income.

Dividends distributed from our investment company taxable income which have been designated by us and received by certain of our corporate stockholders will qualify for the DRD to the extent of the amount of qualifying dividends received by us from certain domestic corporations for the tax year. A dividend received us will not be treated as a qualifying dividend (i) to the extent the stock on which the dividend is paid is considered to be “debt-financed” (generally, acquired with borrowed funds), (ii) if we fail to meet certain holding period requirements for the stock on which the dividend is paid or (iii) to the extent we are under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. Moreover, the DRD may be disallowed or reduced if an otherwise eligible corporate stockholder fails to satisfy the foregoing requirements with respect to shares of our stock or by application of the Code. Given our investment strategies, it is not anticipated that a significant portion of our dividends will be eligible for the DRD.

Shareholders who have not held our shares for a full year should be aware that we may report and distribute, as ordinary dividends or capital gain dividends, a percentage of income that is not equal to the percentage of our ordinary income or net capital gain, respectively, actually earned during the applicable shareholder’s period of investment in us. A taxable shareholder may wish to avoid investing in us shortly before a dividend or other distribution, because the distribution will generally be taxable even though it may economically represent a return of a portion of the shareholder’s investment.

A RIC that receives business interest income may pass through its net business interest income for purposes of the tax rules applicable to the interest expense limitations under Section 163(j) of the Code. A RIC’s total “Section 163(j) Interest Dividend” for a tax year is limited to the excess of the RIC’s business interest income over the sum of its business interest expense and its other deductions properly allocable to its business interest income. A RIC may, in its discretion, designate all or a portion of ordinary dividends as Section 163(j) Interest Dividends, which would allow the recipient shareholder to treat the designated portion of such dividends as interest income for purposes of determining such shareholder’s interest expense deduction limitation under Section 163(j). This can potentially increase the amount of a shareholder’s interest expense deductible under Section 163(j). In general, to be eligible to treat a Section 163(j) Interest Dividend as interest income, you must have held your shares in the Company for more than 180 days during the 361-day period beginning on the date that is 180 days before the date on which the share becomes ex-dividend with respect to such dividend. Section 163(j) Interest Dividends, if so designated by the Company, will be reported to your financial intermediary or otherwise in accordance with the requirements specified by the IRS.

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Capital gain dividends distributed to a stockholder are characterized as long-term capital gains, regardless of how long the stockholder has held our shares. A distribution of an amount in excess of our current and accumulated earnings and profits will be treated by a stockholder as a return of capital which is applied against and reduces the stockholder’s tax basis in our shares. To the extent that the amount of any such distribution exceeds a stockholder’s tax basis in our shares, the excess will be treated by the stockholder as gain from a sale or exchange of the shares. Distributions of gains from the sale or other disposition of our investments that we owned for one year or less are characterized as ordinary income.

We may elect to retain our net capital gains or a portion thereof for investment and be subject to tax at corporate rates on the amount retained. In such case, we may designate the retained amount as undistributed net capital gains in a notice to our stockholders who will be treated as if each received a distribution of the pro rata share of such net capital gain, with the result that each stockholder will: (i) be required to report the pro rata share of such net capital gain on the applicable tax return as long-term capital gains; (ii) receive a refundable tax credit for the pro rata share of tax paid by us on the net capital gain; and (iii) increase the tax basis for the shares of our stock held by an amount equal to the deemed distribution less the tax credit.

Selling stockholders will generally recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the stockholder’s adjusted tax basis in the shares sold assuming they hold shares as capital assets. The gain or loss will generally be a capital gain or loss. The current maximum tax rate applicable to net capital gains recognized by individuals and other non-corporate taxpayers is: (i) the same as the maximum ordinary income tax rate for gain recognized on the sale of capital assets held for one year or less; or (ii) currently set at a maximum rate of 20% (depending on whether the stockholder’s income exceeds certain threshold amounts) for gains recognized on the sale of capital assets held for more than one year (as well as certain capital gain dividends).

Any loss realized upon the sale or exchange of shares of our stock with a holding period of six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (or amounts designated as undistributed capital gains) with respect to such shares. In addition, all or a portion of a loss realized by a stockholder on a sale or other disposition of shares of our stock may be disallowed under the “wash sales” rule to the extent the stockholder acquires other shares of our stock (whether through the reinvestment of distributions or otherwise) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of our shares. Any disallowed loss will result in an adjustment to the stockholder’s tax basis in some or all of the other shares of our stock acquired.

Certain commissions or other sales charges paid upon a purchase of our shares cannot be taken into account for purposes of determining gain or loss on a sale of the shares before the 91st day after their purchase to the extent a sales charge is reduced or eliminated in a subsequent acquisition of our shares, during the period beginning on the date of such sale and ending on January 31 of the calendar year following the calendar year in which the sale is made, pursuant to a reinvestment right. Any disregarded amounts will result in an adjustment to a stockholder’s tax basis in some or all of any other shares of our stock acquired.

Tax on Net Investment Income. U.S. individuals with adjusted gross income (subject to certain adjustments) exceeding certain threshold amounts ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases) are subject to a 3.8% Net Investment Income tax on all or a portion of their “net investment income,” which includes taxable interest, dividends, and certain capital gains (generally including capital gain distributions and capital gains realized on the sale of our stock). This 3.8% Net Investment Income tax also applies to all or a portion of the undistributed net investment income of certain Shareholders that are estates and trusts. Prospective investors in our securities should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our stock.

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Taxation of Non-U.S. Holders of Our Stock. Whether an investment in the shares of our stock is appropriate for a non-U.S. holder will depend upon that person’s particular circumstances. An investment in the shares by a non-U.S. holder may have adverse tax consequences. Non-U.S. holders should consult their tax advisors before investing in our stock.

Subject to the discussions below, distributions of our “investment company taxable income” to non-U.S. holders (including interest income and net short-term capital gain) are generally expected to be subject to withholding of U.S. federal taxes at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. holder, we will not be required to withhold U.S. federal tax if the non-U.S. holder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. holder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors. Backup withholding will not be applied to payments that have been subject to the 30% (or lower applicable treaty rate) withholding tax described in this paragraph.

In addition, with respect to certain distributions made by RICs to non-U.S. holders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly reported in a notice timely delivered to our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. Depending on the circumstances, we may report all, some or none of our potentially eligible dividends as derived from such qualified net interest income or as qualified short-term capital gain, and a portion of our distributions, which may be significant (e.g., interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of shares of our stock held through an intermediary, the intermediary may have withheld U.S. federal income tax even if we designated the payment as derived from such qualified net interest income or qualified short-term capital gain. Hence, no assurance can be provided as to whether any amount of our dividends or distributions will be eligible for this exemption from withholding or if eligible, will be reported as such by us.

Actual or deemed distributions of our net long-term capital gains to a non-U.S. holder, and gains realized by a non-U.S. holder upon the sale of our stock, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless, (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. holder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States or (ii) in the case of an individual stockholder, the stockholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.

If we distribute our net capital gains in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. holder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. holder would be required to obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. holder, distributions (both actual and deemed), and gains realized upon the sale of our stock that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the shares may not be appropriate for a non-U.S. holder.

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A non-U.S. holder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on distributions unless the non-U.S. holder provides us or the distribution paying agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form, or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. holder or otherwise establishes an exemption from backup withholding.

Non-U.S. holders may also be subject to U.S. estate tax with respect to their investment in our shares.

Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

Tax Shelter Reporting Regulations. Under applicable Treasury Regulations, if a U.S. holder recognizes a loss with respect to our securities of $2 million or more for a non-corporate U.S. holder or $10 million or more for a corporate U.S. holder in any single tax year (or a greater loss over a combination of tax years), the U.S. holder may be required to file with the IRS a disclosure statement on IRS Form 8886. Direct U.S. holders of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, U.S. holders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. holders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. holders of our stock should consult their own tax advisors to determine the applicability of these Treasury Regulations in light of their individual circumstances.

Information Reporting and Backup Withholding. A U.S. holder (other than an “exempt recipient,” including a “C” corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding at the current rate of 24% on, and will be subject to information reporting requirements with respect to, payments of principal or interest (including Original Issue Discount (OID), if any) on, and proceeds from the sale, exchange, redemption or retirement of, our securities. In general, if a non-corporate U.S. holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply.

You should consult your own tax advisor regarding the application of information reporting and backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding on Payments to Certain Foreign Entities. FATCA requires the Company to withhold 30% of certain ordinary dividends it pays to shareholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. person or non-U.S. person that timely provides the certifications required by the Company or its agent on a valid IRS Form W-9 or applicable series of IRS Form W-8, respectively. Shareholders potentially subject to withholding include foreign financial institutions (“FFIs”), such as non-U.S. investment funds, and non-financial foreign entities (“NFFEs”). To avoid withholding under FATCA, an FFI generally must enter into an information sharing agreement with the IRS in which it agrees to report certain identifying information (including name, address, and taxpayer identification number) with respect to its U.S. account holders (which, in the case of an entity shareholder, may include its direct and indirect U.S. owners), and an NFFE generally must identify and provide other required information to a Fund or other withholding agent regarding its U.S. owners, if any. Such non-U.S. shareholders also may fall into certain exempt, excepted or deemed compliant categories as established by regulations and other guidance. A non-U.S. shareholder resident or doing business in a country that has entered into an intergovernmental agreement with the U.S. to implement FATCA will be exempt from FATCA withholding provided that the shareholder and the applicable foreign government comply with the terms of the agreement.

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A non-U.S. entity that invests in the Company will need to provide the Company with documentation properly certifying the entity’s status under FATCA in order to avoid FATCA withholding. Non-U.S. investors in the Company should consult their tax advisors in this regard.

The preceding discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. We urge you to consult your own tax advisor with respect to the particular tax consequences to you of an investment in our securities, including the possible effect of any pending legislation or proposed regulations.

DESCRIPTION OF OUR CAPITAL STOCK

This prospectus contains a summary of our common stock, Preferred Stock, subscription rights and debt securities. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security being offered thereby.

The following are our authorized classes of securities as of September 16, 2025:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under (3)
Common stock, par value $0.001 per share	200,000,000	0	6,796,473
Preferred stock, par value $0.001 per share	25,000,000	0	1,380,000

Common Stock

All shares of our common stock have equal rights as to earnings, assets, dividends, and voting and, when they are issued, will be duly authorized, validly issued, fully paid, and nonassessable. Distributions may be paid to holders of our common stock if, as and when authorized by the board of directors and declared by us out of funds legally available therefrom. Shares of our common stock have no preemptive, exchange, conversion, or redemption rights and are freely transferable, except when their transfer is restricted by U.S. federal and state securities laws or by contract. In the event of our liquidation, dissolution, or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors.

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Preferred Stock

Our certificate of incorporation authorizes our board of directors to classify and reclassify any unissued shares of preferred stock into other classes or series of preferred stock without stockholder approval. If we issue preferred stock, costs of the offering will be borne immediately at such time by the holders of our common stock and result in a reduction of the NAV per share of our common stock at that time. We may issue preferred stock within the first twelve months following the completion of this offering. Prior to issuance of shares of each class or series, our board of directors is required by the DGCL and by our certificate of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

For any series of preferred stock that we may issue, our board of directors will determine and the certificate of designation and the offering documents relating to such series will describe:

•	the designation and number of shares of such series;

•	the rate and time at which, and the preferences and conditions under which, any dividends or other distributions will be paid on shares of such series, as well as whether such dividends or other distributions are participating or non-participating;

•	any provisions relating to convertibility or exchange ability of the shares of such series, including adjustments to the conversion price of such series;

•	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

•	the voting powers, if any, of the holders of shares of such series;

•	any provisions relating to the redemption of the shares of such series;

•	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

•	any conditions or restrictions on our ability to issue additional shares of such series or other securities;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other relative powers, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

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All shares of preferred stock that we may issue will be of equal rank and identical except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each series of preferred stock will be identical except as to the dates from which dividends or other distributions, if any, thereon will be cumulative. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires that (1) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of our common stock is made, we maintain an asset coverage ratio of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock, after deducting the amount of such dividend, distribution or purchase price, as the case may be, (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more, and (3) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends or other distributions, which shall be cumulative. Some matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

BOOK-ENTRY ISSUANCE

Unless otherwise indicated in the applicable prospectus supplement, securities will be issued in the form of one or more global certificates, or “global securities”, registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or “DTC”. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person's interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants, or “Direct Participants”, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or “DTCC”.

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or “Indirect Participants”. DTC has a S&P rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

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Purchases of securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner”, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the securities, except in the event that use of the book-entry system for the securities is discontinued.

To facilitate subsequent transfers, all securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts the securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC's receipt of funds and corresponding detail information from us or the applicable trustee or depositary on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such Participant and not of DTC nor its nominee, the applicable trustee or depositary, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the applicable trustee or depositary. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or to the applicable trustee or depositary. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository) .. In that event, certificates will be printed and delivered to DTC.

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The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

None of the Company, the Adviser, any registrar and transfer agent, trustee, any depositary, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which case secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may offer, from time to time, up to $100,000,000 of our common stock in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods.

We may sell securities directly or through agents we designate from time to time. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds, if any, we will receive from the sale; any overallotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

The distribution of the securities by us may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the NAV per share of our common stock at the time of the offering except (1) in connection with a rights offering to our existing stockholders, (2) with the consent of the majority of our common stockholders, (3) upon the conversion of a convertible security in accordance with its terms or (4) under such circumstances as the Securities and Exchange Commission, or the “SEC”, may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

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In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Our common stockholders will indirectly bear such fees and expenses as well as any other fees and expenses incurred by us in connection with any sale of securities. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of the Financial Industry Regulatory Authority or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the overallotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE may engage in passive market making transactions in our common stock on NYSE in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Unless otherwise specified in the applicable prospectus supplement, each series of securities will be a new issue with no trading market, other than our common stock, which is traded on the NYSE. We may elect to list any other series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

We may enter into Derivative Transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses. The indemnification of our officers and directors is governed by Section 145 of the DGCL, our certificate of incorporation and bylaws. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if (1) such person acted in good faith, (2) acted in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper.

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DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. DGCL Section 102(b)(7) provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock, or (4) for any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation provides for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended. In addition, we have entered into indemnification agreements with each of our directors and officers in order to effect the foregoing.

Delaware Anti-Takeover Law. The DGCL and our certificate of incorporation and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest, or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. These measures may delay, defer, or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging a third party from seeking to obtain control over us. Such attempts could have the effect of increasing our expenses and disrupting our normal operations. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms. Our board of directors has considered these provisions and has determined that the provisions are in the best interests of us and our stockholders generally.

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We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•	on or after the date the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Election of Directors. Our bylaws provide that the affirmative vote of a plurality of all votes cast by stockholders present in person or by proxy at an annual or special meeting of the stockholders and entitled to vote thereat will be sufficient to elect a director. Under our certificate of incorporation, our board of directors may amend the bylaws to alter the vote required to elect directors.

For so long as any series of our preferred stock are outstanding, the holders of our preferred stock, voting as a class, will be entitled to elect two of our directors.

Classified Board of Directors. Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

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Number of Directors; Removal; Vacancies. Our certificate of incorporation provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors.

However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board such as our board of directors may be removed only for cause, by the affirmative vote of stockholders. Under our certificate of incorporation and bylaws and subject to applicable stockholder election requirements of the 1940 Act, any vacancy on the board of directors, including a vacancy resulting from an enlargement of the board of directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders. Under our certificate of incorporation, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals. Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the board of directors, (2) pursuant to our notice of meeting, or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. Nominations of persons for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Stockholder Meetings. Our bylaws provide that any action required or permitted to be taken by stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. In addition, our certificate of incorporation provides that, in lieu of a meeting, any such action may be taken by unanimous written consent of our stockholders. In addition, our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to the secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

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Calling of Special Meetings of Stockholders. Our bylaws provide that, except as required by law, special meetings of stockholders may be called by the secretary at the request of our board of directors, the chairperson of the board and our chief executive officer.

Conflict with the 1940 Act. Our bylaws provide that, if and to the extent that any provision of the DGCL or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum. Our bylaws provide that, except for any claims, suits, actions, or proceedings arising under the federal securities laws. unless the Company consents to the selection of an alternative forum in writing, the Court of Chancery, or if that court does not have jurisdiction, the United States District Court for the District of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of any duty owed by any director or officer or other agent of the Company to the Company or to the stockholders of the Company, (c) any action asserting a claim against the Company or any Director or officer or other agent of the Company arising pursuant to any provision of the DGCL or our certificate of incorporation or our bylaws, or (d) any action asserting a claim against the Company or any Director or officer or other agent of the Company that is governed by the internal affairs doctrine.

Potential Conversion to Open-End Fund

We may be converted to an open-end management investment company at any time if approved by each of the following: (i) a majority of our directors then in office, (ii) the holders of not less than 75% of our outstanding shares entitled to vote thereon, and (iii) such vote or votes of the holders of any class or classes or series of shares as may be required by the 1940 Act. The composition of our portfolio likely could prohibit us from complying with regulations of the SEC applicable to open-end management investment companies. Accordingly, conversion likely would require significant changes in our investment policies and may require liquidation of a substantial portion of relatively illiquid portions of its portfolio, to the extent such positions are held. In the event of conversion, the shares of our common stock would cease to be listed on the NYSE or other national securities exchange or market system. Any outstanding shares of our preferred stock would be redeemed by us prior to such conversion. Our board of directors believes, however, that the closed-end structure is desirable, given our investment objectives and policies. Investors should assume, therefore, that it is unlikely that the board of directors would vote to convert us to an open-end management investment company. Stockholders of an open-end management investment company may require the open-end management investment company to redeem their shares at any time (except in certain circumstances as authorized by or under the 1940 Act) at their NAV, less such redemption charge, if any, as might be in effect at the time of a redemption. We would expect to pay all such redemption requests in cash, but intends to reserve the right to pay redemption requests in a combination of cash or securities. If such partial payment in securities were made, investors may incur brokerage costs in converting such securities to cash. If we were converted to an open-end fund, it is likely that new shares of our common stock would be sold at NAV plus a sales load.

The Board may propose a conversion to an open-end company based on its judgement as to the advisability of such action with respect to the best interests of the shareholders in light of the market, trading, interest rate, and economic circumstances then prevailing. The Board may consider any such factors that it deems material to its determination to propose a conversion to an open-end company.

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Repurchase of Shares and Other Discount Measures

In recognition of the possibility that shares of our common stock might trade at a discount to the NAV of such shares and that any such discount may not be in the interest of the holders of our common stock, the board of directors, in consultation with the Adviser, from time to time will review possible actions to reduce any such discount, including open market repurchases and/or tender offers for shares our common stock. In this respect, if, after two years from the date shares of our common stock are first listed on the NYSE, shares of our common stock trade at an average discount to NAV of more than 7.5% based on the average daily closing stock price over any six month period, subject to (1) approval of the board of directors, and (2) compliance with any applicable 1940 Act restrictions (including any applicable asset coverage requirement), and with contractual obligations under any applicable debt financing, including any credit facilities which we may have at such time, we currently intend to announce a stock repurchase program pursuant to which we would repurchase in the open market a specified percentage (up to 10%) of our then-outstanding shares of common stock over a three-month period. We refer to such a program in this prospectus as a “Repurchase Program”. If initiated, we currently expect that we would halt a Repurchase Program once shares of our common stock cease to trade at a discount to NAV of more than 7.5% based on the average daily stock price over any two week period during the operation of such Repurchase Program. We expect that repurchases of shares of our common stock pursuant to a Repurchase Program will be funded with our available cash or proceeds from asset liquidations. If we announce a Repurchase Program during a calendar year as described above, we do not currently intend to announce a subsequent Repurchase Program in the same calendar year or within the following six months.

While it is our current intention to implement a Repurchase Program in the circumstances described above, there are no assurances that the board of directors will approve any Repurchase Program or that, if initiated, a Repurchase Program will reduce or eliminate any discount to NAV per share. The factors that the board of directors may consider in determining whether to approve a Repurchase Program or any other action intended to reduce a discount in the trading price of our common stock include, but are not limited to, the market price of shares of our common stock, the NAV per share of our common stock, the liquidity of our assets, the effect on our expenses, whether such transactions would impair our status as a RIC or result in a failure to comply with applicable asset coverage requirements, whether the use of cash or sale of portfolio securities is desirable under current market conditions, any restrictions in or other impacts on our contractual arrangements, compliance with applicable law, any potential other courses of action, any applicable conflicts of interest, general economic conditions, and such other events or conditions that which may have a material effect on our ability to consummate such transactions.

REGULATION AS A CLOSED-END MANAGEMENT INVESTMENT COMPANY

General

As a registered closed-end management investment company, we are subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of our outstanding voting securities, we may not:

•	change our classification to an open-end management investment company;

•	alter any of our fundamental policies, which are set forth below in “— Investment Restrictions”; or

•	change the nature of our business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not “interested persons” of us, as that term is defined in the 1940 Act. We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect the closed-end management investment company. Furthermore, as a registered closed-end management investment company, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such person’s office. We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates absent exemptive relief or other prior approval by the SEC.

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We will generally not be able to issue and sell shares of our common stock at a price below the then current NAV per share (exclusive of any distributing commission or discount). See “Risk Factors — Risks Relating to Our Business and Structure — Regulations governing our operation as a registered closed-end management investment company affect our ability to raise additional capital and the way in which we do so. The raising of debt capital may expose us to risks, including the typical risks associated with leverage.” We may, however, sell shares of our common stock at a price below the then-current NAV per share if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and the holders of a majority of the shares of our common stock, approves such sale. In addition, we may generally issue new shares of our common stock at a price below NAV in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

As a registered closed-end management investment company, we may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes, or preferred stock and leverage attributable to reverse repurchase agreements or similar transactions. Instruments that create leverage are generally considered to be senior securities under the 1940 Act. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness. With respect to senior securities that are stocks (i.e., shares of preferred stock, including the preferred stock), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such shares of preferred stock and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding shares of preferred stock. If our asset coverage declines below 300% (or 200%, as applicable), we would not be able to incur additional debt or issue additional preferred stock, and could be required by law to sell a portion of our investments to repay some debt or redeem preferred stock when it is disadvantageous to do so, which could have a material adverse effect on our operations, and we may not be able to make certain distributions or pay dividends. In addition, we may borrow for temporary or other purposes as permitted under the 1940 Act, which indebtedness would be in addition to the asset coverage requirements described above.

Leveraged Transactions. Certain portfolio management techniques, such as entering into certain Derivative Transactions, or purchasing securities on a when-issued or delayed-delivery basis, that may be considered senior securities under the 1940 Act. We intend to elect to rely on the limited derivatives user exception under Rule 18f-4 and otherwise comply with Rule 18f-4 with respect to such transactions and therefore may enter into such transactions notwithstanding certain requirements of Section 18 subject to the conditions under the rule as follows. We may change the election and comply with the other provisions of Rule 18f-4 related to derivatives transactions at any time and without notice. To satisfy the limited derivatives users exception, we have adopted and implemented written policies and procedures reasonably designed to manage our derivatives risk and limit our derivatives exposure in accordance with Rule 18f-4. Rule 18f-4 also permits us to enter into reverse repurchase agreements or similar financing transactions notwithstanding the senior security provisions of the 1940 Act if we aggregate the amount of indebtedness associated with our reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating our asset coverage ratios as discussed above or treat all such transactions as derivatives transactions for all purposes under Rule 18f-4. However, these transactions may represent a form of economic leverage and will create risks. The potential loss on such instruments may be substantial relative to the initial investment therein and compliance with Rule 18f-4 will not limit or offset losses on related positions.

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INCORPORATION BY REFERENCE

As noted above, this prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

We incorporate by reference any future filings (including those made after the date of the filing of the registration statement of which this prospectus is a part) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act including any filings on or after the date of this prospectus from the date of filing (excluding any information furnished, rather than filed), until we have sold all of the offered securities to which this prospectus and any accompanying prospectus supplement relates or the offering is otherwise terminated. The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be automatically modified or superseded to the extent a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. The documents incorporated by reference herein include:

•	The Fund’s Statement of Additional Information, dated September 19, 2025.

•	Our Annual Report on Form N-CSR for the period from July 9, 2024 (date of reorganization) to December 31, 2024, filed with the SEC on March 11, 2025.

•	Our Semi-Annual Report on Form N-CSRS for the period from January 1, 2025 to June 30, 2025 (unaudited), filed with the SEC on September 3, 2025.

•	Our Current Reports filed on Form 8-K filed with the SEC on September 8, 2025, August 8, 2025, July 11, 2025, June 9, 2025, May 7, 2025, April 9, 2025, March 12, 2025, February 14, 2025, January 10, 2025, December 6, 2024, November 7, 2024, October 10, 2024, September 6, 2024, August 8, 2024, and August 5, 2024.

The Fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus or the accompanying prospectus supplement.

All filings filed by the Company pursuant to the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act after the date of filing of the registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

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PEARL DIVER CREDIT COMPANY INC.

STATEMENT OF ADDITIONAL INFORMATION

September 19, 2025

This Statement of Additional Information (the “SAI”) provides additional information to the Prospectus for Pearl Diver Credit Company Inc. (the “Company”) dated September 19, 2025 as it may be amended from time to time. This SAI is not a prospectus and should only be read in conjunction with the Prospectus. You may obtain the Prospectus without charge by writing us at Pearl Diver Credit Company Inc., 430 West 7th Street, Suite 219047, Kansas City, MO 64195, Attention: Investor Relations, by telephone at (833) 736-6777, or by visiting our website at www.pearldivercreditcompany.com/pdcc.

Investors in the Company will be informed of the Company’s progress through periodic reports. Financial statements certified by an independent registered public accounting firm will be submitted to Shareholders at least annually. Copies of the Annual Report to Shareholders may be obtained upon request, without charge, by contacting the Company at the address, telephone number or website listed above.

GENERAL INFORMATION AND HISTORY

Pearl Diver Credit Company Inc.

We were organized as Pearl Diver Credit Company, LLC, a Delaware limited liability company, on April 12, 2023 and, effective July 9, 2024, we converted from a Delaware limited liability company into a Delaware corporation under the name Pearl Diver Credit Company Inc. Pearl Diver Capital LLP, or the “Adviser,” is our adviser and manages our investments subject to the supervision of our board of directors (the “Board”).

Investment Restrictions

Our investment objectives and our investment policies and strategies described in the Prospectus and this Statement of Additional Information, except for the seven investment restrictions designated as fundamental policies under this caption, are not fundamental and may be changed by the Board without stockholder approval.

As referred to above, the following seven investment restrictions are designated as fundamental policies and, as such, cannot be changed without the approval of the holders of a majority of our outstanding voting securities:

(1)	We may not borrow money, except as permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction;

(2)	We may not engage in the business of underwriting securities issued by others, except to the extent that we may be deemed to be an underwriter in connection with the disposition of portfolio securities;

(3)	We may not purchase or sell physical commodities or contracts for the purchase or sale of physical commodities. Physical commodities do not include futures contracts with respect to securities, securities indices, currency or other financial instruments;

(4)	We may not purchase or sell real estate, which term does not include securities of companies which deal in real estate or mortgages or investments secured by real estate or interests therein, except that we reserve freedom of action to hold and to sell real estate acquired as a result of our ownership of securities;

(5)	We may not make loans, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, SEC staff, or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff, or other authority with appropriate jurisdiction. For purposes of this investment restriction, the purchase of debt obligations (including acquisitions of loans, loan participations, or other forms of debt instruments) shall not constitute loans by us;

(6)	We may not issue senior securities, except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff, or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff, or other authority with appropriate jurisdiction; and

(7)	We may not invest in any security if as a result of such investment, 25% or more of the value of our total assets, taken at market value at the time of each investment, are in the securities of issuers in any particular industry or group of industries except (a) securities issued or guaranteed by the U.S. government and its agencies and instrumentalities or tax-exempt securities of state and municipal governments or their political subdivisions (however, not including private purpose industrial development bonds issued on behalf of non-government issuers), or (b) as otherwise provided by the 1940 Act, as amended from time to time, and as modified or supplemented from time to time by (i) the rules and regulations promulgated by the SEC under the 1940 Act, as amended from time to time, and (ii) any exemption or other relief applicable to us from the provisions of the 1940 Act, as amended from time to time. For purposes of this restriction, in the case of investments in loan participations between us and a bank or other lending institution participating out the loan, we will treat both the lending bank or other lending institution and the borrower as “issuers.” For purposes of this restriction, an investment in a CLO, collateralized bond obligation, CDO, or a swap or other derivative will be considered to be an investment in the industry or group of industries (if any) of the underlying or reference security, instrument, or asset.

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The latter part of certain of our fundamental investment restrictions (i.e., the references to “except to the extent permitted by (i) the 1940 Act, or interpretations or modifications by the SEC, the SEC staff or other authority with appropriate jurisdiction, or (ii) exemptive or other relief or permission from the SEC, SEC staff or other authority with appropriate jurisdiction”) provides us with flexibility to change our limitations in connection with changes in applicable law, rules, regulations, or exemptive relief. The language used in these restrictions provides the necessary flexibility to allow our Board to respond efficiently to these kinds of developments without the delay and expense of a stockholder meeting.

Whenever an investment policy or investment restriction set forth in this Statement of Additional Information states a maximum percentage of assets that may be invested in any security or other asset or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of our acquisition of such security or asset. Accordingly, any later increase or decrease resulting from a change in values, assets, or other circumstances or any subsequent rating change made by a rating agency (or as determined by the Adviser if the security is not rated by a rating agency) will not compel us to dispose of such security or other asset. Notwithstanding the foregoing, we must always be in compliance with the borrowing policies set forth above.

Proxy Voting Policies and Procedures

 We have delegated our proxy voting responsibility to the Adviser. The Proxy Voting Policies and Procedures of the Adviser are set forth below. The guidelines will be reviewed periodically by the Adviser and our independent directors, and, accordingly, are subject to change. For purposes of these Proxy Voting Policies and Procedures described below, “we,” “our” and “us” refers to the Adviser.

Introduction

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, we recognize that we must vote client securities in a timely manner free of conflicts of interest and in the best interests of our clients.

These policies and procedures for voting proxies for our investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Proxy Policies

Based on the nature of our investment strategy, we do not expect to receive proxy proposals but may from time to time receive amendments, consents or resolutions applicable to investments held by us. It is our general policy to exercise our voting or consent authority in a manner that serves the interests of the Company’s stockholders. We may occasionally be subject to material conflicts of interest in voting proxies due to business or personal relationships we maintain with persons having an interest in the outcome of certain votes. If at any time we becomes aware of a material conflict of interest relating to a particular proxy proposal, our chief compliance officer will review the proposal and determine how to vote the proxy in a manner consistent with interests of the Company’s stockholders.

Proxy Voting Records

Information regarding how we voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available, without charge: (1) upon request, by calling toll free (844) 810-6501; and (2) on the SEC’s website at http://www.sec.gov. You may also obtain information about how we voted proxies by making a written request for proxy voting information to 430 West 7th Street, Suite 219047, Kansas City, MO 64195.

Privacy Policy

We are committed to protecting your privacy. This privacy notice explains our privacy policies and those of our affiliated companies. The terms of this notice apply to both current and former stockholders. We are committed to safeguarding all non-public personal information we receive about you. With regard to this information, we have developed policies that are designed to protect this information, while allowing stockholder needs to be served.

When you purchase shares of our common stock and in the course of providing you with products and services, we and certain of our service providers, such as a transfer agent, may collect non-public personal information about you, such as your name, address, social security number or tax identification number. This information may come from sources such as account applications and other forms, from other written, electronic or verbal correspondence, from your transactions, from your brokerage or financial advisory firm, financial adviser or consultant, and/or information captured on applicable websites.

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We do not disclose any non-public personal information provided by you or gathered by us to non-affiliated third parties, except as permitted or required by law or for our everyday business purposes, such as to process transactions or service your account. For example, we may share your personal information in order to send you annual and semiannual reports, proxy statements and other information required by law. We may disclose your non-public personal information to unaffiliated third-party financial service providers (which may include a custodian, transfer agent, accountant or financial printer) who need to know that information in order to provide services to you or to us. These companies are required to protect your information and use it solely for the purpose for which they received it or as otherwise permitted by law. We may also provide your non-public personal information to your brokerage or financial advisory firm and/or to your financial adviser or consultant, as well as to professional advisors, such as accountants, lawyers and consultants.

We reserve the right to disclose or report personal or account information to non-affiliated third parties in limited circumstances where we believe in good faith that disclosure is required by law, such as in accordance with a court order or at the request of government regulators or law enforcement authorities or to protect our rights or property. We may also disclose your personal information to a non-affiliated third party at your request or if you consent in writing to the disclosure.

ADDITIONAL INVESTMENTS AND TECHNIQUES

The Company invests primarily in a portfolio comprised of collateralized loan obligations (“CLOs”), and may also invest in structured notes, warehousing facilities, cash, cash equivalents, and securities of money market funds and other investment companies. The investment objective and principal investment strategies of the Company, as well as the principal risks associated with the Company’s principal investment strategies, are set forth in the Prospectus. Certain additional non-principal investment strategies and techniques which the Company may use, as well as their attendant risks, are set forth below.

Non-Principal Investment Strategies and Techniques and Related Risks

The Company may utilize derivative instruments, such as forwards, futures, options, and swaps, repurchase agreements, reverse repurchase agreements and sale-buybacks, and a variety of special investment instruments and techniques, to hedge against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue the Company’s investment objectives, including to indirectly invest in or gain exposure to certain asset classes. Certain of the special investment instruments and techniques that the Company may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives. In an attempt to reduce systemic and counterparty risks associated with over-the-counter (“OTC”) derivatives transactions, the Dodd-Frank Wall Street Reform and Consumer protections Act (“Dodd-Frank Act”) requires that a substantial portion of OTC derivatives be executed in regulated markets and submitted for clearing to regulated clearinghouses. The Commodities Futures Trading Commission (“CFTC”) also requires a substantial portion of derivative transactions that have historically been executed on a bilateral basis in the OTC markets to be executed through a regulated swap execution facility or designated contract market. The SEC is expected to eventually impose a similar requirement with respect to security-based swaps. Such requirements could limit the ability of the Company to invest or remain invested in derivatives and may make it more difficult and costly for investment funds, including the Company, to enter into highly tailored or customized transactions. They may also render certain strategies in which the Company might otherwise engage impossible or so costly that they will no longer be economical to implement.

OTC trades submitted for clearing will be subject to minimum initial and variation margin requirements set by the relevant clearinghouse, as may be adjusted to a higher amount by the Company's Futures Commission Merchant, as well as possible SEC- or CFTC-mandated margin requirements. With respect to uncleared swaps, swap dealers are required to collect variation margin from the Company and may be required to collect initial margin from the Company pursuant to the CFTC's or the Prudential Regulators' uncleared swap margin rules. Both initial and variation margin must be in the form of eligible collateral, and may be composed of cash and/or securities, subject to applicable regulatory haircuts. These rules also mandate that collateral in the form of initial margin be posted to cover potential future exposure attributable to uncleared swap transactions for certain entities, which may include the Company. In the event the Company is required to post collateral in the form of initial margin in respect of its uncleared swap transactions, all such collateral will be posted with a third-party custodian pursuant to a triparty custody agreement between the Company, its dealer counterparty and an unaffiliated custodian.

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Although the Dodd-Frank Act requires many OTC derivative transactions previously entered into on a principal-to-principal basis to be submitted for clearing by a regulated clearinghouse, certain of the derivatives that may be traded by the Company may remain principal-to-principal or OTC contracts between the Company and third parties. The risk of counterparty non-performance can be significant in the case of these OTC instruments, and "bid-ask" spreads may be unusually wide in these markets. To the extent not mitigated by implementation of the Dodd-Frank Act, if at all, the risks posed by such instruments and techniques, which can be complex, may include: (1) credit risks (the exposure to the possibility of loss resulting from a counterparty's failure to meet its financial obligations), as further discussed below; (2) market risk (adverse movements in the price of a financial asset or commodity); (3) legal risks (the characterization of a transaction or a party's legal capacity to enter into it could render the transaction unenforceable, and the insolvency or bankruptcy of a counterparty could pre-empt otherwise enforceable contract rights); (4) operational risk (inadequate controls, deficient procedures, human error, system failure or fraud); (5) documentation risk (exposure to losses resulting from inadequate documentation); (6) liquidity risk (exposure to losses created by inability to prematurely terminate derivative transactions); (7) systemic risk (the risk that financial difficulties in one institution or a major market disruption will cause uncontrollable financial harm to the financial system); (8) concentration risk (exposure to losses from the concentration of closely related risks such as exposure to a particular industry or exposure linked to a particular entity); and (9) settlement risk (the risk faced when one party to a transaction has performed its obligations under a contract but has not yet received value from its counterparty).

Swap dealers and major swap participants that are registered with the CFTC and with whom the Company may trade are subject to minimum capital and margin requirements. These requirements may apply irrespective of whether the OTC derivatives in question are traded bilaterally or cleared. OTC derivatives dealers are subject to business conduct standards, disclosure requirements, reporting and recordkeeping requirements, transparency requirements, position limits, limitations on conflicts of interest, and other regulatory burdens. These requirements may increase the overall costs for OTC derivative dealers, which are likely to be passed along, at least partially, to market participants in the form of higher fees or less advantageous dealer marks. The full impact of the Dodd-Frank Act on the Company remains uncertain, and it is unclear how the OTC derivatives markets will ultimately adapt to this new regulatory regime.

Rule 18f-4 under the 1940 Act governs the Company’s use of derivative instruments and certain other transactions that create future payment and/or delivery obligations by the Company. Rule 18f-4 permits the Company to enter into Derivative Transactions (as defined below) and certain other transactions notwithstanding the restrictions on the issuance of “senior securities” under Section 18 of the 1940 Act. Section 18 of the 1940 Act prohibits closed-end funds, such as the Company, from issuing or selling any “senior security,” unless certain asset coverage (and other) requirements are met. In connection with the adoption of Rule 18f-4, the SEC eliminated the asset segregation framework arising from prior SEC guidance for covering Derivatives Transactions and certain financial instruments.

Under Rule 18f-4, “Derivative Transactions” include the following: (1) any swap, security-based swap (including a contract for differences), futures contract, forward contract, option (excluding purchased options), any combination of the foregoing, or any similar instrument, under which the Company is or may be required to make any payment or delivery of cash or other assets during the life of the instrument or at maturity or early termination, whether as margin or settlement payment or otherwise; (2) any short sale borrowing; (3) reverse repurchase agreements and similar financing transactions, if the Company elects to treat these transactions as Derivatives Transactions under Rule 18f-4; and (4) when-issued or forward-settling securities (e.g., firm and standby commitments, including to-be-announced (“TBA”) commitments, and dollar rolls) and non-standard settlement cycle securities, unless the Company intends to physically settle the transactions and the transaction will settle within 35 days of its trade date.

Rule 18f-4 requires that a registered investment company that invests in Derivative Transactions above a specified amount adopt and implement a derivatives risk management program administered by a derivatives risk manager that is appointed by and overseen by the fund’s board, and comply with an outer limit on fund leverage risk based on value at risk. A fund that uses Derivative Transactions in a limited amount is considered a “limited derivatives user,” as defined in Rule 18f-4 and is not be subject to the full requirements of Rule 18f-4, but does have to adopt and implement policies and procedures reasonably designed to manage the fund’s derivatives risk. A fund is subject to reporting and recordkeeping requirements regarding its use of Derivative Transactions.

The requirements of Rule 18f-4 may limit the Company’s ability to engage in Derivative Transactions as part of its investment strategies. These requirements may also increase the cost of the Company’s investments and cost of doing business, which could adversely affect the value of the Company’s investments and/or the performance of the Company. The rule also may not be effective to limit the Company’s risk of loss. In particular, measurements of VaR rely on historical data and may not accurately measure the degree of risk reflected in a Company’s derivatives or other investments. There may be additional regulation of the use of Derivative Transactions by registered investment companies, which could significantly affect their use. The ultimate impact of the regulations remains unclear. Additional regulation of Derivative Transactions may make them more costly, limit their availability or utility, otherwise adversely affect their performance or disrupt markets.

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Forward Foreign Currency Contracts. A forward foreign currency contract involves a negotiated obligation to purchase or sell a specific currency at a future date or range of future dates (with or without delivery required), which may be any fixed number of days from the date of the contract agreed upon by the parties, at a price set at the time of the contract. These contracts are generally traded in the interbank market conducted directly between currency traders (usually large, commercial banks) and their customers. A forward foreign currency contract generally has no deposit requirement, and no commissions are charged at any stage for trades.

Forward contracts generally may not be liquidated prior to the stated maturity date, although the parties to a contract may agree to enter into a second offsetting transaction with the same maturity, thereby fixing each party’s profit or loss on the two transactions. Nevertheless, each position must still be maintained to maturity unless the parties separately agree on an earlier settlement date. As a result, a party to a forward contract must be prepared to perform its obligations under each such contract in full. Parties to a forward contract may also separately agree to extend the contract by “rolling” it over prior to the originally scheduled settlement date. The Company may use forward contracts for cash equitization purposes, which allows the Company to invest consistent with its investment strategy while managing daily cash flows, including significant client inflows and outflows.

The Company may use currency instruments as part of a hedging strategy, as described below.

Transaction Hedging. Transaction hedging is entering into a currency transaction with respect to specific assets or liabilities of the Company, which will generally arise in connection with the purchase or sale of its portfolio securities or the receipt of income therefrom. The Company may enter into transaction hedging out of a desire to preserve the U.S. dollar price of a security when it enters into a contract for the purchase or sale of a security denominated in a foreign currency. The Company may be able to protect itself against possible losses resulting from changes in the relationship between the U.S. dollar and foreign currencies during the period between the date the security is purchased or sold and the date on which payment is made or received by entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of the foreign currency involved in the underlying security transactions.

Position Hedging. The Company may sell a non-U.S. currency and purchase U.S. currency to reduce exposure to the non-U.S. currency (called “position hedging”). The Company may use position hedging when the Adviser reasonably believes that the currency of a particular foreign country may suffer a substantial decline against the U.S. dollar. The Company may enter into a forward foreign currency contract to sell, for a fixed amount of U.S. dollars, the amount of foreign currency approximating the value of some or all of its portfolio securities denominated in such foreign currency. The forward foreign currency contract amount and the value of the portfolio securities involved may not have a perfect correlation because the future value of the securities hedged will change as a consequence of the market between the date the forward contract is entered into and the date it matures.

Cross Hedges. The Company may also cross-hedge currencies by entering into transactions to purchase or sell one or more currencies that are expected to decline in value relative to other currencies to which the Company has, or in which the Company expects to have, portfolio exposure.

Proxy Hedges. Proxy hedging is often used when the currency to which the Company’s portfolio is exposed is difficult to hedge or to hedge against the U.S. dollar. Proxy hedging entails entering into a forward contract to sell a currency whose changes in value are generally considered to be linked to a currency or currencies in which some or all of the Company’s portfolio securities are, or are expected to be denominated, and to buy U.S. dollars. The amount of the contract would not exceed the value of the Company’s securities denominated in linked currencies.

In addition to the hedging transactions described above, the Company may also engage in currency transactions in an attempt to take advantage of certain inefficiencies in the currency exchange market, to increase their exposure to a foreign currency or to shift exposure to foreign currency fluctuations from one currency to another.

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Unless consistent with and permitted by its stated investment policies, the Company will not enter into a transaction to hedge currency exposure to an extent greater, after netting all transactions intended wholly or partially to offset other transactions, than the aggregate market value (at the time of entering into the transaction) of the securities held in its portfolio that are denominated or generally quoted in or currently convertible into such currency, other than with respect to proxy hedging, described above. If consistent with and permitted by its stated investment policies, the Company may take long and short positions in foreign currencies in excess of the value of the Company’s assets denominated in a particular currency or when the Company does not own assets denominated in that currency. The Company may engage in currency transactions for hedging purposes as well as to enhance the Company’s returns.

A non-deliverable forward transaction is a transaction that represents an agreement between the Company and a counterparty (usually a commercial bank) to buy or sell a specified (notional) amount of a particular currency at an agreed-upon foreign exchange rate on an agreed upon future date. The non-deliverable forward transaction position is closed using a fixing rate, as defined by the central bank in the country of the currency being traded, that is generally publicly stated within one or two days prior to the settlement date. Unlike other currency transactions, there is no physical delivery of the currency on the settlement of a non-deliverable forward transaction. Rather, the Company and the counterparty agree to net the settlement by making a payment in U.S. dollars or another fully convertible currency that represents any differential between the foreign exchange rate agreed upon at the inception of the non-deliverable forward agreement and the actual exchange rate on the agreed-upon future date. Thus, the actual gain or loss of a given non-deliverable forward transaction is calculated by multiplying the transaction’s notional amount by the difference between the agreed-upon forward exchange rate and the actual exchange rate when the transaction is completed. Although forward foreign currency transactions are exempt from the definition of “swap” under the Commodity Exchange Act, non-deliverable forward transactions are not, and, thus, are subject to the CFTC's regulatory framework applicable to swaps.

The ability to establish and close out positions on currency futures contracts is subject to the maintenance of a liquid market, which may not always be available. An option on a currency provides the purchaser, or “holder,” with the right, but not the obligation, to purchase, in the case of a “call” option, or sell, in the case of a “put” option, a stated quantity of the underlying currency at a fixed exchange rate up to a stated expiration date (or, in the case of certain options, on such date). The holder generally pays a nonrefundable fee for the option, referred to as the “premium,” but cannot lose more than this amount, plus related transaction costs. Thus, where the Company is a holder of options contracts, such losses will be limited in absolute amount. In contrast to a forward contract, an option imposes a binding obligation only on the seller, or “writer.” If the holder exercises the option, the writer is obligated to complete the transaction in the underlying currency. An option generally becomes worthless to the holder when it expires. In addition, in the context of an exchange-traded option, the writer is often required to deposit initial margin and may be required to increase the margin on deposit if the market moves against the writer’s position. Options on currencies may be purchased in the OTC market between commercial entities dealing directly with each other as principals. In purchasing an OTC currency option, the holder is subject to the risk of default by the writer and, for this reason, purchasers of options on currencies may require writers to post collateral or other forms of performance assurance.

Buyers and sellers of currency futures contracts are subject to the same risks that apply to the use of futures contracts generally, which are described elsewhere in this SAI. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation, which may subject the Company to additional risk.

Risks. Currency transactions are subject to risks that are different from those of other portfolio transactions. Currency exchange rates may fluctuate based on factors extrinsic to that country's economy. Although forward foreign currency contracts and currency futures tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they may limit any potential gain which might result should the value of such currency increase. Because currency control is of great importance to the issuing governments and influences economic planning and policy, purchase and sales of currency and related instruments can be negatively affected by government exchange controls, blockages, and manipulations or exchange restrictions imposed by governments. These can result in losses to the Company if it is unable to deliver or receive currency or funds in the settlement of obligations and could also cause hedges it has entered into to be rendered useless, resulting in full currency exposure as well as incurring transaction costs. Buyers and sellers of currency futures are subject to the same risks that apply to the use of futures generally. Further, settlement of a currency futures contract for the purchase of most currencies must occur at a bank based in the issuing nation. The ability to establish and close out positions on currency futures contracts is subject to the maintenance of a liquid market, which may not always be available.

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The Company may take active positions in currencies, which involve different techniques and risk analyses than the Company’s purchase of securities. Active investment in currencies may subject the Company to additional risks, and the value of the Company’s investments may fluctuate in response to broader macroeconomic risks than if the Company invested only in fixed income securities. The Company may take long and short positions in foreign currencies in excess of the value of the Company’s assets denominated in a particular currency or when the Company does not own assets denominated in that currency. If the Company enters into currency transactions when it does not own assets denominated in that currency, the Company's volatility may increase and losses on such transactions will not be offset by increases in the value of the Company's assets.

Currency hedging involves some of the same risks and considerations as other transactions with similar instruments. Currency transactions can result in losses to the Company if the currency being hedged fluctuates in value to a degree in a direction that is not anticipated. Furthermore, there is a risk that the perceived linkage between various currencies may not be present or may not be present during the particular time that the Company is engaging in proxy hedging. Suitable hedging transactions may not be available in all circumstances. Hedging transactions may also eliminate any chance for the Company to benefit from favorable fluctuations in relevant foreign currencies.

Risks associated with entering into forward foreign currency contracts include the possibility that the market for forward foreign currency contracts may be limited with respect to certain currencies and, upon a contract's maturity, the inability of the Company to negotiate with the dealer to enter into an offsetting transaction. As mentioned above, forward foreign currency contracts may be closed out only by the parties entering into an offsetting contract. This creates settlement risk in forward foreign currency contracts, which is the risk of loss when one party to the forward foreign currency contract delivers the currency it sold but does not receive the corresponding amount of the currency it bought. Settlement risk arises in deliverable forward foreign currency contracts where the parties have not arranged to use a mechanism for payment-versus-payment settlement, such as an escrow arrangement. In addition, the correlation between movements in the prices of those contracts and movements in the price of the currency hedged or used for cover will not be perfect. There is no assurance an active forward foreign currency contract market will always exist. These factors will restrict the Company's ability to hedge against the risk of devaluation of currencies in which the Company holds a substantial quantity of securities and are unrelated to the qualitative rating that may be assigned to any particular security. In addition, if a currency devaluation is generally anticipated, the Company may not be able to contract to sell currency at a price above the devaluation level it anticipates. The successful use of forward foreign currency contracts as a hedging technique draws upon special skills and experience with respect to these instruments and usually depends on the ability of the Adviser to forecast interest rate and currency exchange rate movements correctly. Should interest or exchange rates move in an unexpected manner, the Company may not achieve the anticipated benefits of forward foreign currency contracts or may realize losses and thus be in a worse position than if those strategies had not been used. Many forward foreign currency contracts are subject to no daily price fluctuation limits so adverse market movements could continue with respect to those contracts to an unlimited extent over a period of time.

Futures Contracts and Options on Futures Contracts. Futures contracts (also called “futures”) provide for the future sale by one party and purchase by another party of a specified amount of a specific security at a specified future time and at a specified price. An option on a futures contract gives the purchaser the right, in exchange for a premium, to assume a position in a futures contract at a specified exercise price during the term of the option. An index futures contract is a bilateral agreement pursuant to which two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value at the close of trading of the contract and the price at which the futures contract is originally struck. No physical delivery of the securities comprising the index is made, and generally contracts are closed out prior to the expiration date of the contract.

The Company may also invest in Treasury futures, interest rate futures, interest rate swaps, and interest rate swap futures. A Treasury futures contract involves an obligation to purchase or sell Treasury securities at a future date at a price set at the time of the contract. The sale of a Treasury futures contract creates an obligation by the Company to deliver the amount of certain types of Treasury securities called for in the contract at a specified future time for a specified price. A purchase of a Treasury futures contract creates an obligation by the Company to take delivery of an amount of securities at a specified future time at a specific price. Interest rate futures can be sold as an offset against the effect of expected interest rate increases and purchased as an offset against the effect of expected interest rate declines. Interest rate swaps are an agreement between two parties where one stream of future interest rate payments is exchanged for another based on a specified principal amount. Interest rate swaps often exchange a fixed payment for a floating payment that is linked to a particular interest rate. Interest rate swap futures are instruments that provide a way to gain swap exposure and the structure features of a futures contract in a single instrument. Swap futures are futures contracts on interest rate swaps that enable purchasers to cash settle at a future date at the price determined by the benchmark rate at the end of a fixed period.

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The Company will reduce the risk that it will be unable to close out a futures contract by only entering into futures contracts that are traded on national futures exchanges regulated by the CFTC (generally, futures must be traded on such exchanges). The Company may use futures contracts and related options for either hedging purposes or risk management purposes, or to gain exposure to currencies, as well as to enhance the Company’s returns. Instances in which the Company may use futures contracts and related options for risk management purposes include: (i) attempting to offset changes in the value of securities held or expected to be acquired or be disposed of; (ii) attempting to minimize fluctuations in foreign currencies; (iii) attempting to gain exposure to a particular market, index or instrument; or (iv) other risk management purposes. The Company may use futures contracts for cash equitization purposes, which allows the Company to invest consistent with its investment strategy while managing daily cash flows, including significant client inflows and outflows.

There are significant risks associated with the Company’s use of futures contracts and options on futures contracts, including: (i) the success of a hedging strategy may depend on the Adviser’s ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect or no correlation between the changes in market value of the securities held by the Company and the prices of futures and options on futures; (iii) there may not be a liquid secondary market for a futures contract or option; (iv) trading restrictions or limitations may be imposed by an exchange; and (v) government regulations or exchange requirements may restrict trading in futures contracts and options on futures contracts. In addition, some strategies reduce the Company’s exposure to price fluctuations, while others tend to increase its market exposure.

Options. The Company may purchase and write put and call options on indexes and enter into related closing transactions. A put option on a security gives the purchaser of the option the right to sell, and the writer of the option the obligation to buy, the underlying security at any time during the option period, or for certain types of options, at the conclusion of the option period or only at certain times during the option period. A call option on a security gives the purchaser of the option the right to buy, and the writer of the option the obligation to sell, the underlying security at any time during the option period, or for certain types of options, at the conclusion of the option period or only at certain times during the option period. The premium paid to the writer is the consideration for undertaking the obligations under the option contract.

The Company may purchase and write put and call options on foreign currencies (traded on U.S. and foreign exchanges or OTC markets) to manage its exposure to exchange rates.

Put and call options on indexes are similar to options on securities except that options on an index give the holder the right to receive, upon exercise of the option, an amount of cash if the closing level of the underlying index is greater than (or less than, in the case of puts) the exercise price of the option. This amount of cash is equal to the difference between the closing price of the index and the exercise price of the option, expressed in dollars multiplied by a specified number. Thus, unlike options on individual securities, all settlements are in cash, and gain or loss depends on price movements in the particular market represented by the index generally rather than the price movements in individual securities. Options on indexes may, depending on circumstances, involve greater risk than options on securities. Because stock index options are settled in cash, when the Company writes a call on an index it may not be able to provide in advance for its potential settlement obligations by acquiring and holding the underlying securities.

The Company may trade put and call options on securities, securities indexes and currencies, as the Adviser determines is appropriate in seeking to achieve the Company’s investment objective, unless otherwise restricted by the Company’s investment limitations.

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The initial purchase (sale) of an option contract is an “opening transaction.” In order to close out an option position, the Company may enter into a “closing transaction,” which is simply the sale (purchase) of an option contract on the same security with the same exercise price and expiration date as the option contract originally opened. If the Company is unable to effect a closing purchase transaction with respect to an option it has written, it will not be able to sell the underlying security until the option expires or the Company delivers the security upon exercise.

The Company may purchase put and call options on securities for any lawful purpose, including to protect against a decline in the market value of the securities in its portfolio or to anticipate an increase in the market value of securities that the Company may seek to purchase in the future. When purchasing put and call options, the Company pays a premium for such options. If price movements in the underlying securities are such that exercise of the options would not be profitable for the Company, loss of the premium paid may be offset by an increase in the value of the Company’s securities or by a decrease in the cost of the acquisition of securities by the Company.

The Company may write (i.e., sell) “covered” call options on securities for any lawful purpose, including as a means of increasing the yield on its assets and as a means of providing limited protection against decreases in its market value. The Company may engage in a covered call option writing (selling) program in an attempt to generate additional income or provide a partial hedge to another position of the Company. A call option is “covered” if the Company either owns the underlying instrument or has an absolute and immediate right (such as a call with the same or a later expiration date) to acquire that instrument. The underlying instruments of such covered call options may consist of individual equity securities, pools of equity securities, ETFs or indexes.

The writing of covered call options is a more conservative investment technique than writing of naked or uncovered options, but capable of enhancing the Company’s total return. When the Company writes a covered call option, it profits from the premium paid by the buyer but gives up the opportunity to profit from an increase in the value of the underlying security above the exercise price. At the same time, the Company retains the risk of loss from a decline in the value of the underlying security during the option period. Although the Company may terminate its obligation by executing a closing purchase transaction, the cost of effecting such a transaction may be greater than the premium received upon its sale, resulting in a loss to the Company. If such an option expires unexercised, the Company realizes a gain equal to the premium received. Such a gain may be offset or exceeded by a decline in the market value of the underlying security during the option period. If an option is exercised, the exercise price, the premium received and the market value of the underlying security determine the gain or loss realized by the Company.

When the Company writes an option, if the underlying securities do not increase or decrease, as applicable, to a price level that would make the exercise of the option profitable to the holder thereof, the option will generally expire without being exercised and the Company will realize as profit the premium received for such option. When a call option of which the Company is the writer is exercised, the Company will be required to sell the underlying securities to the option holder at the strike price and will not participate in any increase in the price of such securities above the strike price. When a put option of which the Company is the writer is exercised, the Company will be required to purchase the underlying securities at a price in excess of the market value of such securities.

The Company may purchase and write options on an exchange or OTC. OTC options differ from exchange-traded options in several respects. They are transacted directly with dealers and not with a clearing corporation or futures commission merchant, and therefore entail the risk of non-performance by the dealer. OTC options are available for a greater variety of securities and for a wider range of expiration dates and exercise prices than are available for exchange-traded options. Because OTC options are not traded on an exchange, pricing is normally done by reference to information from a market maker. It is the SEC’s position that OTC options are generally illiquid. The market value of an option generally reflects the market price of an underlying security. Other principal factors affecting market value include supply and demand, interest rates, the pricing volatility of the underlying security and the time remaining until the expiration date.

Risks. Risks associated with options transactions include: (i) the success of a hedging strategy may depend on an ability to predict movements in the prices of individual securities, fluctuations in markets and movements in interest rates; (ii) there may be an imperfect correlation between the movement in prices of options and the securities underlying them; (iii) there may not be a liquid secondary market for options; and (iv) though the Company will receive a premium when it writes covered call options, it may not participate fully in a rise in the market value of the underlying security.

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Swaps, Caps, Floors, Collars and Swaptions. Swaps are centrally-cleared or OTC derivative products in which two parties agree to exchange payment streams calculated by reference to an underlying asset, such as a rate, index, instrument or securities (referred to as the “underlying”) and a predetermined amount (referred to as the “notional amount”). The underlying for a swap may be an interest rate (fixed or floating), a currency exchange rate, a commodity price index, a security, group of securities or a securities index, a combination of any of these, or various other rates, securities, instruments, assets or indexes. Swap agreements generally do not involve the delivery of the underlying or principal, and a party’s obligations are generally equal to only the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the swap agreement.

A great deal of flexibility is possible in the way swaps may be structured. For example, in a simple fixed-to-floating interest rate swap, one party makes payments equivalent to a fixed interest rate, and the other party makes payments calculated with reference to a specified floating interest rate, such as LIBOR or the prime rate. In a currency swap, the parties generally enter into an agreement to pay interest streams in one currency based on a specified rate in exchange for receiving interest streams denominated in another currency. Currency swaps may involve initial and final exchanges of the currency that correspond to the agreed upon notional amount. The use of currency swaps is a highly specialized activity which involves special investment techniques and risks, including settlement risk, non-business day risk, the risk that trading hours may not align, and the risk of market disruptions and restrictions due to government action or other factors.

The Company may engage in simple or more complex swap transactions involving a wide variety of underlying assets for various reasons. For example, the Company may enter into a swap (i) to gain exposure to investments (such as an index of securities in a market) or currencies without actually purchasing those stocks or currencies; (ii) to make an investment without owning or taking physical custody of securities or currencies in circumstances in which direct investment is restricted for legal reasons or is otherwise impracticable; (iii) to hedge an existing position; (iv) to obtain a particular desired return at a lower cost to the Company than if it had invested directly in an instrument that yielded the desired return; or (v) for various other reasons.

The Company may enter into credit default swaps as a buyer or a seller. The buyer in a credit default contract is obligated to pay the seller a periodic stream of payments over the term of the contract provided no event of default has occurred. If an event of default occurs, the seller must pay the buyer the full notional value (“par value”) of the underlying in exchange for the underlying. If the Company is a buyer and no event of default occurs, the Company will have made a stream of payments to the seller without having benefited from the default protection it purchased. However, if an event of default occurs, the Company, as a buyer, will receive the full notional value of the underlying that may have little or no value following default. As a seller, the Company receives a fixed rate of income throughout the term of the contract, provided there is no default. If an event of default occurs, the Company would be obligated to pay the notional value of the underlying in return for the receipt of the underlying. The value of the underlying received by the Company, coupled with the periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the Company. Credit default swaps involve different risks than if the Company invests in the underlying directly. For example, credit default swaps would increase credit risk by providing the Company with exposure to both the issuer of the referenced obligation (typically a debt obligation) and the counterparty to the credit default swap. Credit default swaps may in some cases be illiquid. Furthermore, the definition of a “credit event” triggering the seller’s payment obligations under a credit default swap may not encompass all of the circumstances in which the buyer may suffer credit-related losses on an obligation of a referenced entity.

The Company may enter into total return swap agreements. Total return swap agreements are contracts in which one party agrees to make periodic payments based on the change in market value of underlying assets, which may include a specified security, basket of securities, defined portfolios of bonds, loans and mortgages, or securities indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate or the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market.

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Total return swap agreements may effectively add leverage to the Company’s portfolio because, in addition to its total net assets, the Company would be subject to investment exposure on the notional amount of the swap. Total return swaps are a mechanism for the user to accept the economic benefits of asset ownership without utilizing the balance sheet. The other leg of the swap, is spread to reflect the non-balance sheet nature of the product. Total return swaps can be designed with any underlying asset agreed between two parties. Typically, no notional amounts are exchanged with total return swaps. Total return swap agreements entail the risk that a party will default on its payment obligations to the Company thereunder. Swap agreements also entail the risk that the Company will not be able to meet its obligation to the counterparty. Generally, the Company will enter into total return swaps on a net basis (i.e., the two payment streams are netted out with the Company receiving or paying, as the case may be, only the net amount of the two payments). Fully funded total return swaps have economic and risk characteristics similar to credit-linked notes, which are described above.

Caps, floors, collars and swaptions are privately-negotiated option-based derivative products. Like a put or call option, the buyer of a cap or floor pays a premium to the writer. In exchange for that premium, the buyer receives the right to a payment equal to the differential if the specified index or rate rises above (in the case of a cap) or falls below (in the case of a floor) a pre-determined strike level. Like swaps, obligations under caps and floors are calculated based upon an agreed notional amount, and, like most swaps (other than foreign currency swaps), the entire notional amount is not exchanged. A collar is a combination product in which one party buys a cap from and sells a floor to another party. Swaptions give the holder the right to enter into a swap. The Company may use one or more of these derivative products in addition to or in lieu of a swap involving a similar rate or index.

Under current market practice, swaps, caps, collars and floors between the same two parties are generally documented under a “master agreement.” In some cases, options and forward contracts between the parties may also be governed by the same master agreement. In the event of a default, amounts owed under all transactions entered into under, or covered by, the same master agreement would be netted, and only a single payment would be made.

Generally, the Company would calculate the obligations of the swap agreements’ counterparties on a “net basis.” Consequently, the Company’s current obligation (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each counterparty to the swap agreement (the “net amount”). The Company’s current obligation under a swap agreement will be accrued daily (offset against any amounts owed to the Company).

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents using standardized swap agreements. As a result, the use of swaps has become more prevalent in comparison with the markets for other similar instruments that are also traded in OTC markets.

Swaps and other derivatives involve risks. One significant risk in a swap, cap, floor, collar or swaption is the volatility of the specific interest rate, currency or other underlying that determines the amount of payments due to and from the Company. This is true whether these derivative products are used to create additional risk exposure for the Company or to hedge, or manage, existing risk exposure. If under a swap, cap, floor, collar or swaption agreement the Company is obligated to make a payment to the counterparty, the Company must be prepared to make the payment when due. The Company could suffer losses with respect to such an agreement if the Company is unable to terminate the agreement or reduce its exposure through offsetting transactions. Further, the risks of caps, floors and collars, like put and call options, may be unlimited for the seller if the cap or floor is not hedged or covered, but is limited for the buyer.

Because under swap, cap, floor, collar and swaption agreements a counterparty may be obligated to make payments to the Company, these derivative products are subject to risks related to the counterparty’s creditworthiness, in addition to other risks discussed in this SAI. If a counterparty defaults, the Company’s risk of loss will consist of any payments that the Company is entitled to receive from the counterparty under the agreement (this may not be true for currency swaps that require the delivery of the entire notional amount of one designated currency in exchange for the other). Upon default by a counterparty, however, the Company may have contractual remedies under the swap agreement.

The Company will enter into swaps only with counterparties that the Adviser believes to be creditworthy.

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The swap market is a relatively new market for which regulations are still being developed. The Dodd-Frank Act has substantially altered and increased the regulation of swaps. Swaps are broadly defined in the Dodd-Frank Act, CFTC rules and SEC rules, and also include commodity options and non-deliverable forwards. Additionally, the Dodd-Frank Act divided the regulation of swaps between commodity swaps (such as swaps on interest rates, currencies, physical commodities, broad based stock indexes, and broad based credit default swap indexes), regulated by the CFTC, and security based swaps (such as equity swaps and single name credit default swaps), regulated by the SEC. The CFTC will determine which categories of swaps will be required to be traded on regulated exchange-like platforms, such as swap execution facilities, and which will be required to be centrally cleared. Cleared swaps must be cleared through futures commission merchants registered with the CFTC, and such futures commission merchants will be required to collect margin from customers for such cleared swaps. Additionally, all swaps are subject to reporting to a swap data repository. Dealers in swaps are required to register with the CFTC as swap dealers and are required to comply with extensive regulations regarding their external and internal business conduct practices, regulatory capital requirements, and rules regarding the holding of counterparty collateral.

Highly Volatile Markets. The prices of derivative instruments, including swaps, futures and options, can be highly volatile. Price movements of swaps, forward, futures and other derivative contracts in which the Company’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Securities or commodities exchanges typically have the right to suspend or limit trading in any instrument traded on the exchanges. A suspension could render it impossible for the Adviser to liquidate positions and could thereby expose the Company to losses.

Repurchase Agreements. Repurchase agreements are agreements under which the Company purchases securities from a bank that is a member of the Federal Reserve System, a foreign bank or a securities dealer that agrees to repurchase the securities from the Company at a higher price on a designated future date. If the seller under a repurchase agreement becomes insolvent or otherwise fails to repurchase the securities, the Company would have the right to sell the securities. This right, however, may be restricted, or the value of the securities may decline before the securities can be liquidated. In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the securities before the repurchase of the securities under a repurchase agreement is accomplished, the Company might encounter a delay and incur costs, including a decline in the value of the securities, before being able to sell the securities. Repurchase agreements that are subject to foreign law may not enjoy protections comparable to those provided to certain repurchase agreements under U.S. bankruptcy law, and they therefore may involve greater risks.

Reverse Repurchase Agreements and Sale-Buybacks. Reverse repurchase agreements are transactions in which the Company sells portfolio securities to financial institutions, such as banks and broker-dealers, and agrees to repurchase them at a mutually agreed-upon date and price that is higher than the original sale price. Reverse repurchase agreements are similar to a fully collateralized borrowing by the Company. Reverse repurchase agreements involve risks. Reverse repurchase agreements are a form of leverage, and the use of reverse repurchase agreements by the Company may increase the Company's volatility. Reverse repurchase agreements are also subject to the risk that the other party to the reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Company. Reverse repurchase agreements also involve the risk that the market value of the securities sold by the Company may decline below the price at which it is obligated to repurchase the securities. In addition, when the Company invests the proceeds it receives in a reverse repurchase transaction, there is a risk that those investments may decline in value. In this circumstance, the Company could be required to sell other investments in order to meet its obligations to repurchase the securities.

In a sale-buyback transaction, the Company sells an underlying security for settlement at a later date. A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback the counterparty who purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Company's repurchase of the underlying security.

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CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

A control person is a person who beneficially owns, either directly or through one or more controlled companies, more than 25% of the voting securities of a company. The following table sets forth certain ownership information with respect to shares of our common stock held by (1) those persons who directly or indirectly own, control or hold with the power to vote, 5% or more of the outstanding shares of our common stock, and (2) all of our officers and directors, as a group. The table shows such ownership as of September 16, 2025, unless otherwise indicated below.

	Common Stock Beneficially Owned(1)
Name and Address	Number	%

Isthmus Capital, LLC(2)	4,266,473	62.8%
University of Wisconsin Foundation(3)	1,459,021	21.5%
All officers and directors as a group(4)	*	*

*	Represents less than 1.0%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

(2)	The address of the principal executive office of Isthmus Capital, LLC (“Isthmus Capital”) is 1209 Orange Street, Wilmington, Delaware, 19801. Isthmus Capital, a Delaware limited liability company, has shared voting power and shared dispositive power with respect to 4,266,473 common shares of the Fund, representing a majority voting interest in the Fund.

(3)	As per Schedule 13D filed on July 26, 2024, and Form 4 filed on April 22, 2025, both of which are available on the SEC’s EDGAR website. The address of University of Wisconsin Foundation (“UWF”) is 1848 University Avenue, Madison, Wisconsin 53726. Although UWF owns 21.5% of the Fund’s common shares, and UWF owns a majority of the outstanding interests of Isthmus Capital, UWF has delegated certain of its voting authority with respect to its interests in Isthmus Capital such that it does not control Isthmus Capital and, therefore, will not be a control person with respect to either Isthmus Capital or the Fund.

(4)	The address of each of our officers and directors is c/o Pearl Diver Credit Company Inc., 747 Third Avenue, Suite 3603, New York, New York. In the aggregate, all officers and directors as a group own less than one percent of our common stock.

BROKERAGE ALLOCATION

Since we expect to acquire and dispose of most of our investments in privately negotiated transactions or in the over-the-counter markets, we will generally not be required to pay a stated brokerage commission. However, to the extent a broker-dealer is involved in a transaction, the price we pay or receive, as applicable, may reflect a mark-up or mark-down. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the Exchange Act, the Adviser may select a broker based upon brokerage or research services provided. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP. Morgan, Lewis & Bockius LLP is located at 2222 Market Street, Philadelphia, PA 19103, and also represents the Adviser.

CUSTODIAN AND TRANSFER AGENT

Our portfolio securities are held pursuant to a custodian agreement between us and US Bank National Association (“US Bank”). The principal place of business of US Bank is 425 Walnut Street, Cincinnati, Ohio.

SS&C GIDS, Inc. serves as our transfer agent, registrar, dividend disbursement agent, stockholder servicing agent and redemption and paying agent, as well as administrator for our dividend reinvestment plan, or the “DRIP.” The principal business address of SS&C GIDS, Inc. is 333 West 11th Street, Kansas City, MO 64105.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP (“Deloitte”), an independent registered public accounting firm located at 695 Town Center Drive, Suite 1000, Costa Mesa, California, has been appointed as our independent registered public accounting firm.

FINANCIAL STATEMENTS

The Fund’s financial statements for the fiscal period from July 9, 2024 (date of reorganization) to December 31, 2024, are incorporated by reference herein to our annual report on Form N-CSR, which was filed with the SEC on March 11, 2025. In addition, the Fund’s unaudited financial statements for the fiscal period from January 1, 2025 to June 30, 2025, are incorporated by reference herein to our semi-annual report on Form N-CSRS, which was filed with the SEC on September 3, 2025.

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form N-2 (file numbers 333-288772 and 811-23912), together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. Our registration statement may be obtained from the SEC at www.sec.gov.

We will file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by writing to us at Pearl Diver Credit Company Inc., P.O. Box 219047, Kansas City, Missouri 64121-9047, Attention: Investor Relations, by telephone at (833) 736-6777, or by visiting the Fund’s website at www.pearldivercreditcompany.com/pdcc.

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Pearl Diver Credit Company, Inc.

$15,000,000 in Common Stock

PROSPECTUS SUPPLEMENT

September 18, 2025

Lucid Capital Markets